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                                                                   EXHIBIT 10.19

                                    SUBLEASE

This Sublease dated 12/15, 1999, (this "Sublease") is entered into by and between Associates Information Services, Inc., a Delaware corporation, as ("Sublessor"), and Inflow, Inc., a Delaware corporation, as ("Sublessee").

WHEREAS, Sunset Park West Limited Partnership, a Massachusetts limited partnership, as lessor ("Lessor") and AVCO Financial Services, Inc., a Delaware Corporation ("AVCO") as lessee entered into a Lease dated September 8, 1993 ("Master Lease") for the premises known as 17770 Cartwright Road, Irvine, California; and,

WHEREAS, Sublessor became the successor in interest to AVCO in and to the Master Lease by Assignment dated May 12, 1999 (the "Assignment"); and,

WHEREAS; Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor, the Premises as herein defined in Section 2.1;

NOW THEREFORE;

                                    ARTICLE I

                            BASIC SUBLEASE PROVISIONS

     Each reference in this Sublease to the "Basic Sublease Provisions" shall mean and refer to the following terms, the application of which shall be governed by the provisions in the remaining Articles of this Sublease:

1.   Address of Sublessor:    Associates Information Services, Inc.
                              c/o Associates Corporation of North America
                              250 E. John Carpenter Freeway
                              Irving, Texas 75062
                              Attn: Corporate Properties Dept.-6Wgn

2.   Address of Lessor:       Ms. Beverly Birdman
                              c/o Sunset Park West Limited Partnership
                              State Street Bank and Trust Company
                              Boston, Massachusetts 02110

3.   Premises Address:        17770 Cartwright Road, Suite 120
                              Irvine, California 92614

4.   Address of Sublessee:

     (a)  Notices:            Inflow, Inc.
                              17770 Cartwright Road, Suite 120
                              Irvine, California 92614
                              Attention: General Manager

                              with a copy to:
                              Inflow, Inc.
                              1860 Lincoln Street, Suite 305
                              Denver, Colorado 80295
                              Attention: Legal Department


5.   Sublessee's Trade Name:  Inflow

6.   Sublessee's Contact      Prior to Commencement Date: John Coons
     & Phone #:               (303) 824-3522
                              After Commencement Date: General Manager, Irvine
                              (t/b/d)

7.   Premises Square Footage:  35,147 RSF
     Must Take Space            1,463 RSF
     Building Square Footage: 136,180 RSF
     (subject to re-measurement pursuant to Exhibit "I")

8.   Anticipated Commencement Date: 1/1/2000

                                       1


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9.   Term:                    Ten (10) Years (subject to Section 3.8 and
                              Articles XXI and XXII)

10.  Monthly Rent:            $65,022.58
     (subject to adjustment per Exhibit E)

11.  Security Deposit:        $97,886.68

12. Permitted Uses: General office and installation, operation and maintenance of equipment in connection with Sublessee's telecommunication business (including, without limitation, collocation services to its customers) only, all in accordance with Applicable Laws (as herein defined), including, without limitation, the Restrictions (as hereinafter defined), and pursuant to approvals to be obtained by Sublessee from all relevant city, county and other required governmental agencies and authorities.

13.  Sublessor's Broker:      Staubach

14.  Sublessee's Broker:      Node Com, Inc.

15.  Sublessor's Architect:   Robert Borders & Associates

16.  Guarantor:               None

17.  Vehicle Parking Spaces:  I per 1000 RSF :35 spaces (37 spaces after incorporation of Must Take Space.)

18.  Additional Insureds:     Lessor, Sublessor, Cushman & Wakefield of
                              California, Inc.

19.  Sublessee's Liability Insurance Limits:

                              $2,000,000 per person
                              $5,000,000 per occurrence for personal injury $2,000,000 per occurrence for property damage

20.  Sublessee's Share:       25.366% (subject to adjustment in accordance with
                              Exhibit "I".)

21.  Base Year for Operating  2000
     Expenses:

EXHIBITS:
                                       G    Sign Specifications
A    Premises/Area Calculation         H    Restrictions
B    Legal Description                 I    Calculation of Sublessee's Share
C    Work Letter                       J    Release And Waiver Form
D    Commencement Date Memorandum      K    Master Lease and Assignment
E    Adjustments to Monthly Rent       L    Intentionally Deleted
F    Rules & Regulations               M    Must Take Space


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                                  ARTICLE II

                                  DEFINITIONS

     2.1. Certain Definitions. The capitalized terms set forth below, unless the context clearly requires otherwise, shall have the following meanings in this
Sublease:

     "Additional Rent" means any and all sums (whether or not specifically called "Additional Rent" in this Sublease) other than Monthly Rent which Sublessee is or becomes obligated to pay to Sublessor under this Sublease. See also "Rent".

     "Alterations" means any alterations, decorations (other than decorations not visible outside the Premises), modifications, additions or improvements made in, on, about, under or contiguous to the Building or the Premises, including, but not limited to, lighting, HVAC and electrical fixtures, pipes and conduits, transfer, storage and disposal facilities, partitions, drapery, wall coverings, shelves, cabinetwork, carpeting and other floor coverings, ceiling tiles, fixtures and carpentry installations. The equipment, systems and alterations defined as Sublessee's Special Systems, and Sublessee's Improvements as set forth in Exhibits C-1 and C-2 shall not constitute "Alterations" hereunder.

     "Anticipated Commencement Date" is defined in Section 3.2.

     "Applicable Laws" means the laws, rules, regulations, ordinances, restrictions, and practices described in Section 5.2

     "Applicable Rate" means the rate set forth in the Master Lease, the maximum rate permitted by applicable usury law, or 18% per annum, whichever is less.

     "At all times" (whether or not capitalized) means twenty-four hours per day, seven days per week throughout the Term.

     "At the end of the Term" (and variations thereof, whether or not capitalized) means upon the expiration of the Term or termination of this Sublease for any reason.

     "Broker" means the person or entity identified in Items 13 & 14 of the Basic Sublease Provisions.

     "Building" means that certain building located on the land described in Exhibit "B" and identified as the building located at 17770 Cartwright Road, Irvine, California, containing 136,180 RSF within which the Premises are located.

     "Building Costs" are defined in Section 7.3.

     "Casualty" is defined in Section 12.1.

     "City" means the city in which the Premises are located.

     "Collocation License" is defined in Section 14.9.

     "Collocation Licensee" is defined in Section 14.9.

     "Commencement Date" means the commencement date of the Term, described in
Section 3.2.

     "Common Area" means all areas and facilities within or around the Building for the common use of the tenants of the Building, exclusive of the Premises, and other portions of the Building leased (or to be leased) exclusively to other tenants. The Common Area includes, but is not limited to, lobbies, hallways, common bathrooms, elevators, risers, the loading dock and similar areas and facilities within the Building and parking areas, access and perimeter roads, sidewalks, landscaped areas and similar areas and facilities around the Building, but on the land described in Exhibit "B". Sublessee's use of the Common Area, and its rights and obligations with respect thereto, are more particularly described in Article X.

     "County" means the county in which the Premises are located.

     "Event of Default" is defined in Section 15.1.

     "Exercise Date" is defined in Section 22.3.

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     "Guarantor" means the person(s) or entity, if any, identified in Item 16 of the Basic Sublease Provisions.

     "HVAC" means the heating, ventilating and air conditioning systems serving the Building or portions thereof.

     "Hazardous Materials" is defined in Section 6.1.

     "Master Lease" means the lease dated September 8, 1983, a true, complete (except for the rent provisions) and correct copy of which is attached hereto as Exhibit K.

     "Monthly Rent" means the monthly rental which Sublessee is to pay to Sublessor pursuant to Section 4.1, as the same may be adjusted from time to time as set forth in this Sublease. See also Rent.

     "Mortgage" means any mortgage, deed of trust, or similar lien on or covering the Building or any part thereof.

     "Mortgagee" means any mortgagee, beneficiary of a deed of trust or lender having a lien on or covering the Building or any part thereof.

     "Must Have Common Area" means the Common Area necessary for the operation of Sublessee's business in the Premises and include, the parking areas and reasonable means of access thereto at all times; reasonable means of access to the Building and the Premises at all times; the generators, the fuel tank(s) therefor, all appurtenances necessary for the operation of the generators and reasonable means of access thereto at all times; and reasonable means of access at all times to all of Sublessee's Special Systems and other of Sublessee's Property, including, without limitation, all conduits, cables and lines, except that in order to preserve the access rights of other tenants, Sublessor may impose reasonable access conditions on conduits, cables and lines within Common Areas or the premises of other tenants.

     "Notice" means each and every notice, communication, request, demand, reply or advice, or duplicate thereof, in this Sublease provided or permitted to be given, made or accepted by either party to any other party, which shall be in writing and given in accordance with the provisions of Section 21.6.

     "Operating Expenses" means, collectively, Building Costs and Real Property Taxes.

     "Operating Expense Base" means the allowance for Operating Expenses that Sublessor will credit to Sublessee's Share of Operating Expenses under Article VII, which allowance amount is set forth under Item 21 of the Basic Sublease Provisions.

     "Option Rent" is defined in Section 22.2.

     "Option Rent Notice" is defined in Section 22.3.

     "Option Term" is defined in Section 22.1.

     "Permitted Transferee" is defined in Section 14.1.

     "Plans" means the final Working Drawings for the construction of Sublessee Improvements to be prepared and approved as set forth in the Work Letter.

     "Premises" means the premises shown in Exhibit A, and all appurtenances thereto, if any, for the exclusive use of Sublessee. The Premises are located within and constitute a portion of the Building at the address set forth in Item 3 of the Basic Sublease Provisions.

     "Premises Square Footage" means the entire Usable Area included within the Premises and dedicated electrical areas, as set forth in Exhibit A-1 and multiplied by a factor of 1.14 representing Sublessee's Share of the lobby areas, stairwells, corridors, restrooms, mechanical room, janitorial room, electrical room and telephone closets in the Building. The Premises Square Footage as of the execution of this Sublease is set forth in Item 7 of the Basic Sublease Provisions.

     "Real Property Taxes" is defined in Section 7.4.

     "Rent" means Monthly Rent and Additional Rent, collectively.

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     "Restrictions" means any covenants, conditions, easements or restrictions affecting the Premises or any portion thereof attached as Exhibit "H" hereto or hereafter filed of record, and any changes, amendments or modifications thereof; provided, however, no such changes, amendments or modifications within Sublessor's control shall unreasonably interfere with Sublessee's use, occupancy and enjoyment of the Building, the Common Area or the Premises or unreasonably interfere with the conduct of the Sublessee's business therein.

     "RSF" means rentable square footage for purposes of expressing the Premises Square Footage or otherwise expressing the rentable square footage of the Premises or any portion thereof, determined by measuring the "Usable Area" in accordance with ANSI/BOMA Standard Z65.l-1996 and multiplying such Usable Area by 1.14.

     "Rules and Regulations" means the rules and regulations attached hereto as Exhibit "F" and any reasonable modifications thereto promulgated by Sublessor or Sublessor's Agents from time to time; provided, however, the Rules and Regulations shall be subject to the other provisions of the Sublease, and in the event of any conflict between any of the Rules and Regulations and the other terms and conditions of the Sublease, the other terms and conditions of the Sublease shall govern.

     "Security Deposit" means the amount set forth in Item 11 of the Basic Sublease Provisions, which shall be paid to Sublessor by Sublessee pursuant to
Section 4.6.

     "Substantial" and "substantially complete" means that the Sublessee Improvements or repair of the Premises following a Casualty, have been fully completed except for minor details of construction, mechanical adjustments or decoration which do not materially inteffere with Sublessee's use, occupancy and enjoyment of the Premises or the conduct of its business therein (items normally referred to as "punch list" items).

     "Sublease" means this instrument with all exhibits, amendments, addenda and riders attached hereto and made a part hereof.

     "Sublessee Delays" means (i) any and all delays in the construction of the Sublessee Improvements due to the fault of the Sublessee as defined and specified in the Work Letter, and (ii) Sublessee's failure to deliver to Sublessor prior to the Anticipated Commencement Date, executed copies of policies of insurance or certificates thereof as required under Section 11.8.

     "Sublessee's Improvements" or "Sublessee Improvements" means those certain improvements to be constructed by Sublessee as provided in the Work Letter (Exhibit C-l).

     "Sublessee's Agents" means Sublessee's agents, representatives, consultants, contractors, affiliates, subsidiaries, officers, directors, employees, Collocation Licensees and guests.

     "Sublessee's Exercise Notice" is defined in Section 22.3.

     "Sublessee's Property" means Sublessee's, furniture, fixtures, equipment and other personal property located in or on the Premises (including, without limitation, Sublessee's Special Systems, and any and all furniture, fixtures, equipment and other personal property of any Collocation Licensee) that may or must be removed from the Building at the expiration or earlier termination of this Sublease pursuant to this Sublease, including, without limitation, pursuant to and in conformance with the conditions set forth in Exhibits "C-I" and "C-2".

     "Sublessor's Agents" means Sublessor's authorized agents, representatives, property managers (whether as agents or independent contractors), consultants, contractors, partners, subsidiaries, affiliates, directors, officers and employees, including without limitation the Additional Insureds named in Item 18 of the Basic Sublease Provisions.

     "Sublessor's Architect" means the architect or architectural firm, duly licensed in the State of California, from time to time designated by Sublessor to perform the function of Sublessor's Architect set forth in this Sublease. Sublessor's Architect initially shall be the architect or architectural firm designated in Item 15 of the Basic Sublease Provisions.

     "Sublessee's Special Systems" means the systems and equipment described in Exhibit

     "Tenant" (whether or not capitalized) means any occupant of the Building, including but not limited to Sublessee, any other sublessee of Sublessor, any tenant of Lessor (other than Sublessor under the Master Lease) or any assignee, sub-sublessee or subtenant of any of the foregoing, from time to time.

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     "Term" means the term of this Sublease, as provided in Section 3.2, including any Option Term as to which Sublessee has exercised its option and which has been consummated and become effective pursuant to Article XXII.

     "Unavoidable Delay" means any delays which are beyond a party's reasonable control, including, but not limited to, delays due to inclement weather, strikes, acts of God, inability to obtain labor or materials, inability to secure governmental approvals or permits, governmental restrictions, civil commotion, fire, earthquake, explosion, flood, hurricane, the elements, or the public enemy action or interference of governments authorities or events, war, invasion, insurrection, rebellion, riots, lockouts or any other cause whether similar or dissimilar to the foregoing which is beyond a party's reasonable control; provided however, that in no event shall any of the foregoing ever apply with respect to the payment of any monetary obligation.

     "Usable Area" means usable square feet as determined by ANSI/BOMA Standard Z65.l-1996.

     "Work Letter" means the work letter between Sublessor and Sublessee regarding construction of the Sublessee Improvements by Sublessee, in the form of Exhibit "C".

     2.2. Other Definitions. Terms defined elsewhere in this Sublease, unless the context clearly requires otherwise, shall have the meaning as there given.

                                   ARTICLE III

                                PREMISES AND TERM

     3.1. Sublease of Premises. Subject to and upon the terms and conditions set forth herein, Sublessor hereby subleases the Premises to Sublessee and Sublessee hereby subleases the Premises from Sublessor.

     3.2. Term and Commencement. Unless sooner terminated as provided herein, the Term of this Sublease shall be for that period of years and months set forth in Item 9 of the Basic Sublease Provisions, as the same may be extended in accordance with any option or options to extend the Term granted herein, and shall commence on the date (the "Commencement Date") that is the earlier of (i) the date Sublessee commences occupancy of (other than for construction of the Sublessee Improvements), or the conduct of business in, the Premises, or (ii) January 1, 2000.

When the actual Commencement Date has occurred, Sublessor and Sublessee shall execute a Commencement Date Memorandum in substantially the form shown in Exhibit "D". Sublessor and Sublessee anticipate that the Term will commence on the "Anticipated Commencement Date" set forth in Item 8 of the Basic Sublease Provisions, but the Anticipated Commencement Date shall in no event affect the actual Commencement Date, which shall be determined as set forth in this Section 3.2.

     3.3. Early Entry. Sublessee and its authorized agents, contractors, subcontractors and employees shall be granted a license by Sublessor to enter upon the Premises at Sublessee's sole risk and expense at any time after the execution of this Sublease, for the sole purpose of constructing Sublessee's Improvements and installing Sublessee's Property in the Premises; provided, however, that (i) the provisions of this Sublease, other than with respect to the payment of Monthly Rent, shall apply during such early entry, including, but not limited to, the provisions of Article XI relating to Sublessee's indemnification of Sublessor, (ii) prior to any such entry, Sublessee shall pay for and provide evidence of the insurance to be provided by Sublessee pursuant to the provisions of Article XI, (iii) Sublessee shall pay all utility, service and maintenance charges for the Premises attributable to Sublessee's early entry and use of the Premises as reasonably determined by Sublessor, and (iv) Sublessee shall complete the construction of the Sublessee Improvements in accordance with and to the extent required by the Work Letter. Upon Sublessee's breach of any of the foregoing conditions, Sublessor may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon Notice to Sublessee, provided, however, Sublessor shall not revoke this license for any other reason. Early entry of by Sublessee in accordance with this Section 3.3 shall not constitute occupancy of the Premises for purposes of establishing the Commencement Date.

     3.4. Delay in Possession. If for any reason Sublessor cannot deliver the Premises to Sublessee on or before January 1, 2000, Sublessor shall not be subject to any liability therefor, and such failure shall not affect the validity of this Sublease or the obligations of Sublessee hereunder, but in such case, Sublessee shall not be obligated to pay Monthly Rent or Additional Rent other than as provided in Section 3.3 and Section 3.5 until the Commencement Date has occurred and the date set forth in Section 3.2(ii) above shall be extended by a time period equal to the delay in delivery of the Premises. Sublessee understands that, notwithstanding anything to the contrary contained in this Sublease, Sublessor shall have no obligation to deliver possession of the Premises to Sublessee for so long as Sublessee fails to deliver to Sublessor executed copies of policies of insurance or certificates thereof as required under Section 11.8 and in such event the Commencement Date shall not be delayed.

     3.5. Sublessee Delays. The Commencement Date shall not be delayed or postponed due to Sublessee Delays, and the Term, Sublessee's obligations to pay Rent and all of Sublessee's other obligations under this Sublease shall commence upon the date which would have been the Commencement Date but for Sublessee Delays.

     3.6. Condition of Premises. Sublessor's sole construction obligations, if any, regarding Sublessee Improvements for the Premises are set forth in Article
XX. The taking of possession or use of the Premises by Sublessee for any purpose other than as provided in Section 3.3 shall conclusively establish that Sublessee has inspected the Premises and accepts them as being in good and sanitary order, condition and repair, latent defects excepted; provided, however, Sublessee shall have a period of thirty (30) days after taking possession of the Premises in which to give Notice to Sublessor of any construction deficiencies or defects and, except as hereafter provided, Sublessor will repair, replace or complete at its expense all items referenced in such Notice within thirty (30) days after receipt of such Notice, subject to Unavoidable Delay, or as soon thereafter as Sublessor, acting to good faith, can repair, replace or complete the same. If Sublessor reasonably contends that a particular item in such Notice is not justified, the parties will resolve the issue as set forth in Section 12.7 and the Third Architect's determination shall be final and binding upon the parties

     3.7. No Representations. Except as otherwise expressly provided in this Sublease, Sublessee acknowledges that neither Sublessor nor any of Sublessor's Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Sublessee's business, including, but not limited to, any representations or warranties regarding zoning or other land use matters, or for any other purpose Sublessee acknowledges and agrees that it is accepting the Premises "as is", except for hidden or latent defects and that neither Sublessor nor any of Sublessor's Agents has agreed to undertake any Alterations or construct any Sublessee Improvements to the Premises.

     3.8. Termination by Sublessee. If (a) the Lessor does not execute documents with respect to this Sublease satisfactory to both the Sublessor and Sublessee on or before the date which is 10 days after execution of this Sublease by Sublessor and Sublessee; or (b) Sublessee has not received or is not satisfied with the title documents regarding the Premises, including Restrictions, the plat and the estate for years on or before the date which is 10 days after execution of this Sublease by Sublessor and Sublessee; or (c) Sublessor does not deliver possession of the Premises to Sublessee on or before January 1, 2000 for any reason other than a delay caused by Sublessee, its agents or contractors; then Sublessee may terminate this Sublease by Notice to Sublessor given no later than ten (10) business days after the relevant deadline, Sublessor shall refund to Sublessee the Security Deposit and Rent, if any, paid by Sublessee and, thereupon, this Sublease shall be of no further force or effect and neither party shall have any further rights or obligations hereunder except with respect to any obligations hereunder which by the express terms hereof survive termination of this Sublease. If Lessor does not execute documents with respect to this Sublease satisfactory to both the Sublessor and Sublessee and Sublessee does not give Notice of termination as provided in this Section 3.8 above, this Sublease shall remain in full force and effect in accordance with the terms hereof, except that the Term shall expire on September 30, 2008 and Article XXII shall not apply; provided, however, Sublessor shall continue to use commercially reasonable efforts to obtain from Lessor documents satisfactory to both the Sublessor and. Sublessee with respect to this Sublease, and if such documents are obtained, the Term shall be extended for the period stated in Item 9 of the Basic Sublease Provision and Article XXII shall be in full force and effect.

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                                   ARTICLE IV

                              RENT AND ADJUSTMENTS

     4.1 Monthly Rent. From and after the Commencement Date, Sublessee shall pay to the Sublessor, for each calendar month of the Term, the Monthly Rent set forth in Item 10 of the Basic Sublease Provisions, as the same may be adjusted from time to time as provided in Section 4.2. Monthly Rent shall be due and payable to Sublessor in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset and without prior notice, invoice or demand, at Sublessor's address set forth in Item 1 of the Basic Sublease Provisions or at such place as Sublessor may from time to time designate. Sublessee's payment of Monthly Rent for the first (1st) month of the Term shall be delivered to Sublessor within two (2) business days after Sublessor's Notice to Sublessee that Sublessee may take possession of the Premises.

     4.2. Adjustments. Monthly Rent shall be adjusted from time to time as provided in Exhibit "E" and "M".

     4.3 Additional Rent. Additional Rent shall be due and payable to Sublessor in lawful money of the United States, at Sublessor's address set forth in Item I of the Basic Sublease Provisions or at such other place as Sublessor may from time to time designate, without abatement, deduction, claim or offset, within thirty (30) days of receipt of Sublessor's invoice or statement for same, or, if this Sublease provides another time for the payment of certain items of Additional Rent, then at such other time.

     4.4 Prorations. If the Commencement Date is not the first (1st) day of a month, or if the expiration of the Term is not the last day of a month, a prorated installment of Monthly Rent based on the number of days in such month shall be paid for the fractional month during which the Term commences or terminates.

     4.5 Late Payment Charges. Sublessee acknowledges that late payment by Sublessee to Sublessor of Rent under this Sublease will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which is extremely difficult or impracticable to determine. Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Sublessor by the terms of any Mortgage, and late charges and penalties that may be imposed due to late payment of Real Property Taxes. Therefore, if any installment of Monthly Rent or any payment of Additional Rent due from Sublessee is not received by Sublessor in good funds by the fifth (5th) day from Sublessee's receipt of Notice that such amount is overdue, Sublessee shall pay to Sublessor an additional sum equal to three percent (3%) of the amount overdue as a late charge for every month or portion thereof that such amount remains unpaid. The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Sublessor will incur by reason of the late payment by Sublessee. Acceptance of any late Rent and late charge therefor shall not prevent Sublessor from exercising any of the other rights and remedies available to Sublessor for any other Event of Default under this Sublease. Sublessor shall charge Sublessee $25.00 for each returned check.

     4.6 Security Deposit. Sublessee has deposited with Sublessor the sum set forth in Item 11 of the Basic Sublease Provisions as a Security Deposit for the full and faithful performance of every provision of this Sublease to be performed by Sublessee. Upon an Event of Default, without further Notice to Sublessee, Sublessor may apply the Security Deposit, without waiver of any other rights Sublessor may have under this Sublease or at law or in equity as a result of such Event of Default, to the payment of any Rent not paid when due, the repair of damage to the Premises or the payment of any other amount which Sublessor may be entitled under this Sublease. If any portion of the Security Deposit is so applied, Sublessee shall, within thirty (30) days after written demand therefor, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount. Sublessor shall not be required to keep the Security Deposit separate from its general funds. The Security Deposit, or balance thereof not applied in accordance with this Sublease, shall be returned to Sublessee within thirty (30) days after the expiration of the Term, provided, however, that Sublessor may retain the Security Deposit until such later time as any amounts of Additional Rent due from Sublessee to Sublessor have been determined and paid in full. Sublessee hereby waives the provisions of
Section 1950.7C of the California Civil Code and any present or future laws otherwise governing the return of the Security Deposit to Sublessee to the extent of reasonably anticipated Additional Rent retained by Sublessor pursuant to the previous sentence. Provided there exists no Event of Default by Sublessee, Sublessee shall have the right from time to time to substitute a letter of credit for the cash Security Deposit, in form and pursuant to terms reasonably acceptable to Sublessor.

                                    ARTICLE V

                                       USE

     5.1 Sublessee's Use. Sublessee shall use the Premises solely for the purposes set forth in Item 12 of the Basic Sublease Provisions and shall use the Premises for no other purpose. Sublessee's use of the Premises shall be subject to all of the terms and conditions of this Sublease, including, but not limited to, all the provisions of this Article V. Sublessee, at Sublessee's sole cost and expense, shall procure, maintain and make available for Sublessor's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Sublessee's permitted use of the Premises. At Sublessor's request, Sublessee shall deliver copies of all such approvals, licenses and permits to Sublessor. Notwithstanding any other provision of this Sublease to the contrary, Sublessee and Sublessee's Agents shall have access at all times to the Premises and the Must Have Common Area.

     5.2 Compliance With Applicable Laws. Throughout the Term, Sublessee, at Sublessee's sole cost and expense, shall comply with (to the extent applicable to Sublessee's use of the Premises, Building or Common Area), and shall not use the Premises, Building or Common Area, or suffer or permit anything to be done in or about the same (to the extent applicable to Sublessee's use of the Premises, Building or Common Area) which will in any way conflict with (i) any and all present and future laws, statutes, zoning restrictions, ordinances, orders, regulations, directions, rules and requirements of all governmental or private authorities having jurisdiction over all or any part of the Premises, Building or Common Area, (including, but not limited to, state, municipal, county and federal governments and their departments, bureaus, boards and officials) pertaining to the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises, (ii) any and all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 6.1), waste disposal, air emissions and other environmental or health and safety matters, zoning, land use and utility availability, which impose any duty upon Sublessor or Sublessee directly or with respect to the use or occupation of the Premises, Building or Common Area, (iii) the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, Building or Common Area, (iv) the Restrictions, and (v) the Rules and Regulations (collectively, (i) through (v) above are hereinafter referred to as "Applicable Laws"). Sublessee shall not commit any waste of the Premises, Building, or Common Area, or any public or private nuisance or any other act or thing which would unreasonably disturb the quiet enjoyment of any other tenant of the Building or any occupant of nearby property. Sublessee shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load or which might damage the Premises or the Building, or place or permit to be placed any harmful liquids in the drainage systems, and Sublessee shall not dump or store, or permit to be dumped or stored any inventory, waste materials, refuse or other materials or to the extent within Sublessee's control, allow any such materials to remain outside the Building proper, except in designated enclosed trash areas. Sublessee shall not conduct or permit any auctions, sheriffs sales or other like activities at the Building or any portion thereof. Notwithstanding the above, nothing in the Section shall be construed to require Sublessee to make any alterations to the Common Areas or the Building (other than the Premises); provided, however, if Sublessee elects to make Sublessee Improvements, install Special Systems or make Alterations during the Term, Sublessee shall be responsible for compliance, to the extent required by governmental authorities having jurisdiction to obtain any approvals from such authorities for such actions.

     5.3 Restrictions. Sublessee agrees that this Sublease is subject and subordinate to any Restrictions, as the same may now exist and that it will execute and deliver to Sublessor within fifteen (15) days of Sublessee's receipt of Sublessor's request therefor, any further documentation or instruments which Sublessor deems necessary or desirable to evidence or effect such subordination. Without limiting the provisions of Section 5.2, Sublessee shall throughout the Term timely comply withall of the terms, provisions, conditions and restrictions of the Restrictions which pertain to, restrict or affect the Premises or Sublessee's use thereof, or Sublessee's use of any other area of the Building permitted hereunder, including the payment by Sublessee, as part of Sublessee's Share of Operating Expenses, subject to the provisions of Section 7.3(b)), of any periodic or special dues or assessments charged against the Premises or Sublessee which may be allocated to the Premises or Sublessee in accordance with the provisions of the Restrictions. Sublessee shall hold Lessor. Sublessor. Sublessor's Agents and the Premises harmless and shall indemnify, protect and defend Sublessor and Sublessor's Agents from and against any loss, expense, damage, attorney's fees and costs or liability arising out of or in connection with the failure of Sublessee to so perform or comply with the Restrictions. Sublessee agrees that it will subordinate the Sublease to any other covenants, conditions and restrictions and any reciprocal easement agreements or any similar agreements which Sublessor may hereafter record against the Building and to any amendment or modification to any of the existing Restrictions, provided that such subordination does not unreasonably interfere with Sublessee's use, occupancy and enjoyment of the Building, the Common Area or the Premises or unreasonably interfere with the conduct of the Sublesses's business therein. Notwithstanding anything contained in this Article 5, if any of the Restrictions materially interfere with or restrict Sublessee's ability to install, connect, use, maintain, repair, replace or remove telecommunications cable and related facilities, Sublessor will work in good faith with Sublessee and use all commercially efforts to accommodate such use. Notwithstanding any provision herein to the contrary, no liens set forth on Exhibit "H" will be Sublessee's responsibility and Sublessee shall have no liability for such liens.

     5.4 Sublessor's Right of Entry. Sublessor and Sublessor's Agents shall be provided with all keys, mechanical or electrical, required to access all parts of the Premises and shall have the right to enter the Premises at all reasonable times with reasonable notice (which may be given telephonically) and escort provided by Sublessee, and at anytime in the event of an emergency, to inspect the Premises, to take samples and conduct environmental investigations, to post notices of nonresponsibility and similar notices and signs indicating the availability of the Premises for sale, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary Alterations, maintenance and repairs, to perform Sublessee's obligations as permitted herein when Sublessee has failed to do so and, at any reasonable time within one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises reasonable signs indicating the availability of the Premises for lease and to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Sublessee and without any liability to Sublessee or abatement of Rent. Sublessor shall at all times have the right to retain a key which unlocks all of the doors in the Premises, excluding Sublessee's telecommunications and computer equipment cabinets, vaults and safes and equipment cabinets of Collocation Licenses, and Sublessor and Sublessor's Agents shall have the right to use any and all means which Sublessor may deem proper to open the doors in an emergency to obtain entry to the Premises, and any entry to the Premises so obtained by Sublessor or Sublessor's Agents shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Sublessee from the Premises. In exercising its rights of entry and in the performance of any work of any kind in the Building, the Common Area or the Premises pursuant to this Section or any other provision of this Sublease, Sublessor shall use commercially reasonable efforts to cause the least possible interference with Sublessee's business and shall be subject to such reasonable security procedures as Sublessee may require.

                                   ARTICLE VI

                               HAZARDOUS MATERIALS

     6.1 Definition of Hazardous Materials. For purposes of this Sublease, the term "Hazardous Materials" includes (i) any "Hazardous Materials" as defined in
Section 2550 1(k) of the California Health and Safety Code unless Sublessee establishes, to the reasonable satisfaction of Sublessor, that because of the quantity, concentration, or physical or chemical characteristics, such substance or matter does not pose a present or potential hazard to human or animal health safety or to the environment, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of relevant and appropriate levels set forth in any applicable federal, state or local law or regulation pertaining to any hazardous or toxic substance, material or waste, or for which any applicable federal, state or local agency orders or otherwise requires removal, treatment or remediation.

     6.2 Use of Hazardous Materials. Except for common office supplies, customary cleaning materials, and materials required for cleaning and maintaining computer and telecommunications equipment, batteries and fuel for Sublessee's Special Systems, Sublessee shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of on, under, from or about the Premises (which for purposes of this Article VI shall include, but is not limited to, subsurface soil and ground water) without the prior written consent of Sublessor and Lessor. Sublessor or Lessor may, in their sole discretion, place such conditions as they reasonably deem appropriate with respect to such Hazardous Materials. and may further require that Sublessee demonstrate to Sublessor and Lessor that such Hazardous Materials are necessary or useful to Sublessee's business and will be generated, stored, used and disposed of in a manner that complies with all Applicable Laws regulating such Hazardous Materials and with good business practices. Without limiting any other rights or remedies of Lessor or Sublessor under this Sublease, Sublessee shall pay the cost of any cleanup work performed on, under or about the Premises and the Building as required by this Sublease or any Applicable Laws in connection with the removal, disposal, neutralization or other treatment of Hazardous Materials, the release of which was caused by Sublessee.

     6.3 Disclosures. Sublessee shall promptly give Notice to Lessor and Sublessor of, and, upon the request of Sublessor, shall promptly provide Sublessor with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises: reports filed pursuant to any self-reporting requirements; reports filed pursuant to any Applicable Laws or this Sublease; all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials all orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by Applicable Laws; and all complaints and other legal documents filed against Sublessee related to Sublessee's use, handling, storage or disposal of Hazardous Materials.

     6.4 Inspection; Compliance. Lessor and Sublessor and Sublessor's Agents shall have the right, but not the obligation to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Sublessee is complying with the terms of this Article VI, and in connection therewith, Sublessee shall provide Lessor and Sublessor with full access to all relevant facilities, records and personnel. If Sublessee is not in compliance with any of the provisions of this Article VI, or in the event of a release of any Hazardous Materials on, under, from or about the Premises caused by Sublessee, Lessor and Sublessor and Sublessor's Agents shall have the right, but not the obligation, without limitation of any of Sublessor's other rights and remedies under this Sublease, to immediately enter upon the Premises and to discharge Sublessee's obligations under this Article VI at Sublessee's expense, including, without limitation, the taking of emergency or long-term remedial action. Lessor and Sublessor and Sublessor's Agents shall endeavor to minimize interference with Sublessee's business, but shall not be liable for any such interference. All sums reasonably disbursed, deposited or incurred by Lessor and Sublessor in connection herewith, including, but not limited to, all costs, expenses and actual attorneys fees, shall be due and payable by Sublessee to Lessor and Sublessor, as an item of Additional Rent, on demand by Lessor and Sublessor, together with interest thereon at the Applicable Rate from the date of such demand until paid by Sublessee.

     6.5 Indemnification. To the fullest extent permitted by law, Sublessee hereby agrees to indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Sublessor and Lessor) Sublessor and Sublessor's Agents, Lessor and Lessee's Agents and any successors to all or any portion of Sublessor's and Lessor's interest in the Premises and the Building and their directors, officers, partners, employees, authorized agents, affiliates, representatives and Mortgagees, from and against any and all liabilities, losses, damages (including, but not limited to, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises and/or the Building or damages arising from any adverse impact on marketing of space in the Premises and/or the Building), diminution in the value of the Premises and/or the Building, judgements, fines, demands, claims, recoveries, deficiencies, costs and expenses (including, but not limited to, reasonable attorneys' fees, disbursements and court costs and all other professional or consultant's expenses), to the extent caused by the presence, use, generation, storage, treatment, on or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises and/or the Building by Sublessee and specifically including the cost of any required or necessary repair, restoration, clean-up (including, but not limited to, the costs of investigation and removal of Hazardous Materials) or detoxification of the Premises and/or the Building and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Sublease. In no event shall Sublessee have any liability to Sublessor, Lessor, Mortgagee or any other person or entity on account of any Hazardous Materials on, under, in or in the vicinity of the Premises, the Building or the Common Area prior to the date Sublessee takes occupancy of the Premises (including, without limitation, early occupancy pursuant to Section 3.3) or for any such Hazardous Materials or any liability with respect any violation of Applicable Laws existing or arising out of conditions existing prior to such date or otherwise not the fault or responsibility of Sublessee or any of Sublessee's Agents.

                                  ARTICLE VII

                      OPERATING EXPENSES: TAXES; UTILITIES

     7.1 Sublessee to Bear Sublessee's Share of Operating Expenses. Beginning in 2001, Sublessee shall pay to Sublessor Sublessee's Share (as defined in Section 7.2) of Operating Expenses in excess of the Operating Expense Base as follows. Prior to the Commencement Date and thereafter prior to the commencement of each of Sublessor's fiscal years during the Term, Sublessor shall give Sublessee a written estimate of Sublessee's Share of Operating Expenses in excess of the Operating Expense Base for the ensuing fiscal year or partial fiscal year, as the case may be. The Operating Expense Base shall be adjusted to reflect Operating Expenses which would have been incurred or paid during such year as if the Building had been 95% occupied. Sublessee shall pay, as an item of Additional Rent, such estimated amount in equal monthly installments, in advance, on or before the first (1st) day of each calendar month concurrent with its payment of Monthly Rent. If Sublessor has not furnished its written estimate by the time set forth below, Sublessee shall pay monthly installments of Sublessee's Share of Operating Expenses in excess of the Operating Expense Base at the rate established for the prior fiscal year, if any; provided that when the new estimate is delivered to Sublessee. Sublessee at the next monthly payment date, shall pay Sublessor any accrued deficiency based on the new estimate, or Sublessor shall credit any accrued overpayment based on such estimate toward Sublessee's next installment payment hereunder. Within a reasonable period of time after the end of each of Sublessor's fiscal year (in no event more than one hundred twenty (120) days after the end of each fiscal year unless sooner completed by Sublessor) Sublessor shall furnish Sublessee a statement showing in reasonable detail Sublessee's Share of the actual Operating Expenses in excess of the Operating Expense Base incurred for the period in question. If Sublessee's estimated payments are less than Sublessee's Share of actual Operating Expenses in excess of the Operating Expense Base as shown by the applicable statement, Sublessee shall pay the difference to Sublessor within thirty (30) days thereafter. If Sublessee shall have overpaid Sublessor, Sublessor shall pay such amount to Sublessee within thirty (30) days thereafter. When the final determination is made of Sublessee's Share of the actual Operating Expenses in excess of the Operating Expense Base for the fiscal year in which this Sublease terminates, Sublessee shall, even if this Sublease has terminated, pay to Sublessor within thirty (30) days of receipt of Notice the excess of Sublessee's Share of such actual Operating Expenses in excess of the Operating Expense Base over the estimate of Sublessee's Share of such Operating Expenses paid. Conversely, any overpayment shall be rebated by Sublessor to Sublessee within thirty (30) days after determination. In determining Building Costs for the Building, if at any time, the Building is not fully occupied, Sublessor may make an appropriate adjustment to the Building Costs which Sublessor reasonably determines would have been incurred or paid during such year as if the Building had been 95% occupied. If Sublessor shall reasonably determine at any time that the estimate of Sublessee's Share of Operating Expenses in excess of the Operating Expense Base for the current fiscal year is or will become inadequate to meet Sublessee's Share of all such Operating Expenses for any reason, Sublessor shall immediately determine the appropriate amount of such inadequacy and issue a supplemental estimate as to Sublessee's Share of such Operating Expenses and Sublessee shall pay any increase as reflected by such supplemental estimate. Any delay or failure by Sublessor in delivering any estimate or statement pursuant to this Section 7.1 shall not constitute a waiver of its right to require Sublessee to pay Sublessee's Share of Operating Expenses in excess of the Operating Expense Base pursuant hereto.

     7.2 Definition of Sublessee's Share. The term "Sublessee's Share" means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the Premises Square Footage and the denominator of which is the Building Square Footage as of the date on which the computation is made, to be charged with such Operating Expense. A determination of Sublessee's Share for Operating Expenses is set forth in
Exhibit I attached hereto and made a part of this Sublease.

     7.3 (a) Definition of Building Costs. The term "Building Costs" means all costs and expenses incurred by Sublessor or Sublessor's Agents in connection with the operation of the Building, including but not limited to, the following: repair and maintenance of the roof, foundation and exterior walls of the Building; periodic painting of the Building; periodic cleaning of the exterior windows of the Building; landscaping services; outside pest control; normal maintenance and repair of the HVAC through maintenance contracts or otherwise; sweeping; maintenance services; repairs to and replacement of asphalt paving, bumpers, striping, light bulbs, light standards, monument and directional signs and lighting systems, perimeter walls, retaining walls, sidewalks, planters, landscaping and sprinkler system in planting area; any and all assessments levied against the Building pursuant to the Restrictions; water, electrical and other utility services not supplied directly to Sublessee or another tenant of the Building; removal of trash, rubbish and other refuse from the Building; cleaning of and replacement of Building owned signs of the Building, including relamping and repairs made as required; repair, operation and maintenance of the Common Area, including but not limited to, removal of any obstructions not reasonably required for the Common Area uses, prohibition and removal of the sale or display of merchandise or the storing of materials and/or equipment in the Common Area, and payment of all electrical, water and other utility charges or fees for services furnished to the Common Area; obtaining and maintaining public liability, property damage and other forms of insurance which Sublessor may or is required to maintain in connection with the Building (including the payment of any deductibles up to a limit of $10,000 thereunder); costs incurred in connection with compliance of any laws applicable to the Building not in effect on the Commencement Date, including without limitation any such laws regarding Hazardous Materials; repair of Common Area improvements, equipment and supplies; employment of such personnel as Sublessor may deem reasonably necessary, if any, to direct parking and police the Common Area and facilities; the cost of any capital improvements made by or on behalf of Sublessor to the Building or Common Area, other than improvements for specific tenants, but only to the extent such capital improvements are required by any law enacted after the Commencement Date or which reduce or are intended to reduce Building Costs, such costs being amortized over the useful life of such capital improvements calculated at a market cost of funds, all as reasonably determined by Sublessor; depreciation of machinery and equipment to the extent used in connection with the maintenance and operation of the Common Area; employment of personnel used in connection with any of the foregoing, including, but not limited to, payment or provision for unemployment insurance, worker's compensation insurance and other reasonable and customary employee costs; the cost of bookkeeping, accounting and auditing and legal services provided in connection with any of the foregoing; the cost of any environmental consultant or other services used in connection with Sublessor's monitoring of the Building with respect to Hazardous Materials (other than any environmental audits or similar investigations undertaken primarily for the purpose of financing or selling of the Building or for any equity transaction involving Lessor or Sublessor); except as set forth in Section 7.6, the cost of any tax or insurance consultant utilized in connection with the Building to reduce or reasonably intended to reduce Operating Expenses; and any other items reasonably necessary from time to time to properly repair, maintain and operate the Building. Building

Costs shall also include a management fee to cover Sublessor's management, overhead and administrative expenses specifically related to management of the Building; provided, however, (i) such fee shall not exceed the amount customarily charged by third-party property managers not affiliated with Sublessor and (ii) if Sublessor elects to delegate its duties hereunder to a professional property manager, then Building Costs shall not include any management fee to Sublessor (except for any costs and/or administrative and overhead expenses reasonably incurred by Sublessor in monitoring and auditing the performance delegated to the professional property manager, but only to the extent attributable to the Building) but under such circumstances any reasonable amounts paid to the professional property manager shall be added to and deemed a part of Building Costs. If Sublessor elects to perform any maintenance, repair or property management herein described in conjunction with properties other than the Building, and if a common maintenance or management contractor is contracted for such purpose, the contract amount allocable to the Building, as reasonably determined by Sublessor, shall be added to and deemed a part of Building Costs hereunder. Increases in Building Costs by reason of a disproportionate impact by Sublessee thereon (for example, and not by way of limitation, increases in costs of trash collection because of Sublessee's excessive generation of trash or increases in costs of Common Area maintenance because of Sublessee's unprompted storage of inventory or materials in the Common Area) in Sublessor's reasonable judgement, may be billed by Sublessor, as an item of Additional Rent, directly to Sublessee.

     (b) Exclusions to Operating Expenses.
         (1) Costs associated with the operation of the business of the ownership or entity of Sublessor, as distinguished from the costs of Building operations, including, but not limited to, general administration and overhead, partnership accounting and legal matters, costs of any lawsuits and other legal costs associated with any tenant, Lessor or any Mortgagee (except as the actions of Sublessee may be in issue), any principal of Sublessor or, to the extent not related to the Building, any other third party; costs of selling, syndicating, financing, mortgaging or hypothecating any of Sublessor's interest in the Building; costs of any disputes between Sublessor and its employees (if any), disputes of Sublessor with Sublessor's Agents, or disputes with other tenants.

         (2) Depreciation, amortization and other non-cash items and points, fees, penalties, late charges, interest, principal and all other similar payments for the borrowing of money on Mortgages, and other debt costs, if any.

         (3) Costs associated with replacement and/or major repair to the roof, foundation or other structural elements of the Building or the major mechanical systems of the Building.

         (4) Legal fees, space planner's fees, real estate broker's leasing commissions, and advertising expenses incurred in connection with the development, marketing or leasing of the Building.

         (5) Costs for which Sublessor is reimbursed by any insurance carrier, any other tenant (other than pursuant to any provision relating to Operating Expenses similar to the one in this Sublease) or any third party or for any services to the Building, the Common Area or any portion thereof which are paid directly by any tenant or other third party.

         (6) Any bad debt loss, rent loss, or reserves for bad debts or rent loss.

         (7) The expense of services provided to other tenants in the Building and not provided to Sublessee.

         (8) Costs incurred by Sublessor with respect to goods and services (including utilities sold and supplied to tenants) to the extent that Sublessor is entitled to direct reimbursement for such costs.

         (9) All items and services for which Sublessee or any other tenant in the Building directly reimburses Sublessor or which Sublessor provides selectively to one or more tenants (other than Sublessee) without reimbursement.

        (10) Amounts paid as ground rental by Sublessor, if any, and any amounts paid by Sublessor to Lessor.

        (11) Costs, including permit, license and inspections costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants.

        (12) Costs of Alterations or improvements to the Premises or the premises of other tenants.

        (13) Electrical power costs for which any tenant directly contracts with the local public service company.

        (14) Wages, benefits and other costs of any employee who does not devote substantially all of his or her employed time to the operation and management of the Building, unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and maintaining the Building.

        (15) Expenses to the extent resulting from the gross negligence of, violation or breach of any law, Restriction, sublease or other agreement with any tenant (including Sublessee under this Sublease), the Master Lease or any Mortgage by, Sublessor, Sublessor's Agents or Lessor or, its agents, servants or employees, including, without limitation, any fees, fines, charges, interest, penalties or similar amounts arising therefrom or from any late payment.

        (16) Capital expenditures except to the extent provided in Section
             7.3(a).

        (17) Costs of goods and services acquired from any affiliate of Sublessor or of any of Sublessor's Agents, to the extent in excess of the costs that would be paid to an unaffiliated, third-party provider of such goods and services.

        (18) Costs and expenses incurred (whenever incurred) in repairing any latent defects in the Building or the Common Area or in removing, remediating or satisfying any liability arising out of, Hazardous Materials in, on, under or about the Building or the Common Area existing as of the date Sublessee first takes occupancy of the Premises or introduced to the Building or the Common Area by any person or entity other than Sublessee or any of Sublessee's Agents.

        (19) Any costs or expenses required to make the Building or the Common Area, or any portion thereof, comply with Applicable Laws in effect on the Commencement Date.

        (20) Political contributions or costs and expenses for new sculptures, paintings or other objects of art, but not the costs for repairing or replacing (with paintings of similar value) existing paintings.

        (21) Any costs included in any management fee paid with respect to the Building or the Common Area and which costs, if also included separately in Operating Expenses, would result in a duplication.

        Operating Expenses charged to all tenants of the Building shall not exceed one hundred percent (100%) of the Building Costs and Real Estate Taxes actually incurred except for the cost of insurance Sublessor is required to maintain under this Sublease. Sublessor may assess the Building a portion of costs attributable to the Building under Sublessor's umbrella policy provided the cost of such insurance so assessed to the Operating Expenses shall not exceed costs for similar buildings in reasonable proximity to the Building as published annually by BOMA.

(c) Discounts. Operating Expenses shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Sublessor or Sublessor's managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building. If capital items are leased, rather than purchased, by Sublessor, the decision by Sublessor to lease the item in question shall not serve to increase Sublessee's proportionate share of Operating Expenses beyond that which would have applied had the item in question been purchased. In the calculation of any expenses hereunder, no expense shall be charged more than once.

(d) Audit Rights. Sublessor shall keep or cause to be kept, separate and complete books of account covering all Operating Expenses in accordance with generally accepted accounting principles and showing the method of calculating Sublessee's Share of Operating Expenses in excess of the Operating Expense Base, and shall preserve for at least two (2) years after the close of each of Sublessor's fiscal year, all material documents evidencing said Operating Expenses for that fiscal year. Sublessor shall not be required to maintain documents for any other years and Sublessee's right to audit as set forth below shall not extend to any years other than those for which Sublessor is required to keep records Pursuant to this Paragraph 7.3(d). Sublessee, at its sole cost and expense, through any certified public accountant designated by it, shall have the right, with reasonable notice, during reasonable business hours and not more frequently than once during any fiscal year, to examine and/or audit the books and documents mentioned above evidencing such Operating Expenses for the previous fiscal year. If such examination or audit reveals a variance, Sublessee may give Notice thereof to Sublessor. Sublessor shall have thirty (30) days after receipt of such Notice to dispute the examination or audit by giving Notice of such dispute to Sublessee. If Sublessor does not give any such Notice of dispute, the determination of Operating Expenses pursuant to such examination or audit shall be binding upon the parties. If Sublessor gives notice of such dispute within such thirty (30) day period, Sublessor's certified public accountant and Sublessee's certified public accountant shall mutually select a neutral third certified public accountant (the "Third Accountant"), and the determination of Operating Expenses by the Third Accountant shall be binding on both parties. Any amount due to either party on account of Operating Expenses following such determination shall be paid to the other party within thirty (30) days after the determination In the event the determination of the Third Accountant indicates a variance of more than 10%, the reasonable cost of Sublessee's audit, based on hourly fees (as opposed to, for example, fees based on the amount of reduction achieved) shall be paid by Sublessor, otherwise such cost shall be paid by Sublessee. The costs of the Third Accountant shall be split evenly between the Sublessor and Sublessee.

      7.4 Definition of Real Property Taxes. The term "Real Property Taxes" means any form of tax, assessment, charge, license, fee, rent tax, levy, Trustee's, fees, water rent, rate or charge, sewer rent, penalty (only if a result of Sublessee's delinquency), real property, personal property or other tax (other than Sublessor's net income, estate, succession, inheritance, or franchise taxes or any Mortgage taxes or sales or transfer taxes due to change in ownership), now or hereafter imposed with respect to the Building or any part thereof (including any Alterations), this Sublease or any Rent payable under this Sublease by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, whether such tax or any portion thereof (i) is determined by the area of the Building or any part thereof or the Rent payable under this Sublease by Sublessee including, but not limited, to any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of the Rent due under this Sublease, (ii) is levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect to the Building or any part thereof whether or not now customary or within the contemplation of Sublessor or Sublessee, or (iii) is based upon any legal or equitable interest of Sublessor in the Building or any part thereof, Any assessments for any capital improvement (such as, by way of example only, sidewalk, sewer or street improvements) included in Real Property Taxes shall be amortized over the useful life of the improvement, unless such assessments are payable in installments over a number of years reasonably equivalent to the useful life of the improvement.

      7.5 Apportionment of Taxes. If the Building is assessed as part of a larger parcel, then Sublessor shall equitably apportion the Real Property Taxes assessed against the real property which includes the Building and reasonably determine the amount of Real Property Taxes attributable to the Building. If other buildings exist on the assessed parcel, the Real Property Taxes apportioned to the Building shall be based upon the ratio of the square footage of all buildings within the Building to the square footage of all buildings on the assessed parcel, and the amount of Real Property Taxes so apportioned to the Building shall be included as part of Operating Expenses as equitably adjusted to take into account differences in such buildings from the Building which affect the manner in which the Real Property Taxes are assessed, such as, by way of example only, higher or lower rental rates and other factors affecting value. Sublessor's reasonable determination of such apportionment shall be conclusive.

     7.6 Permitted Contests. At Sublessee's request, Sublessor shall, and at any time Sublessee may, contest the amount or validity of any Real Property Taxes by appropriate proceedings, provided that, if Sublessee undertakes such contest Sublessee gives Sublessor prior Notice of any such contest and keeps Sublessor advised as to all proceedings, and provided further that, in any event, Sublessee shall continue to reimburse Sublessor for Sublessor's payment of such Real Property Taxes unless such proceedings shall operate to prevent or stay such payment and the collection of the tax so contested. Sublessor shall join in any such proceedings if any Applicable Laws shall so require, provided that Sublessee shall hold harmless, indemnify, protect and defend Sublessor from and against any liability, claim, demand, cost or expense in connection therewith, including, but not limited to, actual attorneys' fees and costs reasonably incurred. Sublessor shall cooperate with any contest undertaken by Sublessee or other tenant and shall reimburse Sublessee's or other tenant's costs and expenses thereof if successful (which costs and expenses may then be included in Operating Expenses).

     7.7 Utilities and Services. Sublessor agrees to furnish to the Premises at all times during the Term, 2000 amps, 460 volts, 3 phase electrical current, water for lavatory and drinking purposes, chilled water for the purposes of air conditioning and to the extent provided in the Building only, elevator service by non-attended automatic elevators. Sublessee shall provide its own janitorial service for the Premises. In the event Sublessee fails to provide janitorial service or service of a frequency or quality equal to or greater than that provided by Sublessor for other tenants in the Building, Sublessor may, but is not obligated to, after thirty (30) days Notice of such failure, provide same at Sublessee's expense and the cost of same shall be Additional Rent. The cost of all such utilities and services, to the extent provided, shall be included within the definition of Building Costs, and shall be paid by Sublessee in the manner set forth in
Section 7.1. Sublessor shall not be liable for, and Sublessee shall not be entitled to any abatement or reduction of Rent by reason of Sublessor's failure to furnish any of the foregoing when such failure is caused by Unavoidable Delay. If Sublessee requires or utilizes more water than set forth above, Sublessor may at its option require Sublessee to pay, as Additional Rent, the cost, as reasonably determined by Sublessor, incurred by such extraordinary usage. In addition, Sublessee shall install separate electric meter(s) for the Premises, at Sublessee's sole expense, and Sublessee thereafter shall pay all charges of the metered service. Sublessee shall comply with any present or future government conservation requirements required under Applicable Law related to such utilities and services. If there is any failure, stoppage or interruption of any services provided hereunder, Sublessor shall use all commercially reasonable efforts and reasonable diligence to resume services promptly. Sublessor shall at all times have free access to all mechanical installations of the Building and Premises, including but not limited to HVAC equipment, machine rooms and electrical closets, subject to reasonable requirements of Sublessee to protect the Premises and Sublessee's Property. Sublessee shall have the exclusive right to use one of the two existing generators and the non-exclusive right to use the fuel tanks, fuel and appurtenances thereto reasonably necessary for the operation thereof and for Sublessee's additional generator permitted under this Sublease at all times throughout the Term. Sublessee shall install meters or other devices to determine the fuel consumed by Sublessee's generator(s) and Sublessee shall reimburse Sublessor for fuel consumed by Sublessor. The other generator shall be reserved for the use of Sublessor and other tenants. Sublessor shall at all times remain the owner of both generators. Sublessee shall operate and maintain its generator at its sole cost and expense. Sublessor shall maintain, in accordance with Applicable Laws, the fuel tank and fuel and such appurtenances, including, without limitation, maintaining at all times fuel in the fuel tank in the amount of at least 90% of the maximum amount permitted by Applicable Laws. Sublessor shall monitor fuel quality relative to manufacturer's specifications and provide periodic reports to Sublessee. Sublessee shall have the right to replace its generator from time to time at its expense. Notwithstanding anything to the contrary herein, upon the expiration or termination of this Sublease, Sublessor (or Lessor as the case may be) shall have ownership of both generators, including any new generator if Sublessee's generator is replaced. Sublessor shall make available at all times throughout the Term to Sublessee the available space in the generator room for Sublessee's addition of a third generator of similar size and configuration as the generators located therein or larger, if space permits. Any such additional third generator shall be for the exclusive use of Sublessee and shall be part of Sublessee's Special Systems and Sublessee's Property, removable by Sublessee at any time during or at the end of the Term.

                                  ARTICLE VIII

                                  ALTERATIONS

     8.1 Permitted Alterations. Sublessee shall not make or permit any Alterations in excess of $15,000 per event in, on or about the Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event any Alterations would (i) affect the exterior of the Building or the outside areas (or be visible from adjoining sites), (ii) affect or penetrate any of the structural portions of the Building, including, but not limited to, the roof, (iii) require any change to the structural or mechanical portions of the Premises, or change any existing governmental approval or permit as a prerequisite to the construction thereof, (iv) interfere in any material respect with the proper functioning of or Sublessor's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, (v) diminish the value of the Premises, or (vi) occur outside the Premises, Sublessor shall use commercially reasonable efforts to determine a mutually agreeable solution or plan with Sublessee, but approval by Sublessor shall be at its sole and absolute discretion. All Alterations shall be constructed pursuant to plans and specifications previously provided to and approved in writing by Sublessor, which approval shall not be unreasonably withheld or delayed, and shall be installed by a licensed contractor at Sublessee's sole expense in compliance with all Applicable Laws, and shall be accomplished in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date. No Hazardous Materials, including, but not limited to, asbestos or asbestos-containing materials, shall be used by Sublessee or Sublessee's Agents in the construction of any Alterations permitted hereunder other than in compliance with Applicable Laws and with prior Notice to Sublessor. Alterations completed in a manner materially different than indicated by the plans and specifications approved by Sublessor or in violation of the foregoing shall be a default under this Sublease. All Alterations (other than Sublessee's Property) made by Sublessee shall be and become the property of Sublessor upon the installation thereof; provided, however, that Sublessor may, at its option, by giving Notice to Sublessee at the time the Alteration is approved by Sublessor, require that Sublessee, upon the termination of this Sublease, at Sublessee's expense, remove any or all non-structural Alterations installed by or on behalf of Sublessee and return the Premises to its condition prior to such Alteration, normal wear and tear excepted; provided however, at the end of the Term.

Sublessee shall not be obligated to, and shall have the right to elect not to remove conduit, cabling and lines. Notwithstanding any other provisions of this Sublease, Sublessee shall be solely responsible for the maintenance, repair and replacement of any and all Alterations made by or on behalf of Sublessee (including without limitation by Sublessor on behalf of Sublessee) to the Premises. Sublessee shall have the right to perform Alterations by selecting a general contractor, construction manager, subcontractors, architects and engineers of its choice, subject to Sublessor's reasonable approval. Sublessor shall not receive any profit from Sublessee's Alterations but Sublessee shall reimburse Sublessor reasonable costs incurred by Sublessor for consultants as Sublessor may reasonably require to review and evaluate Sublessee's proposed Alterations. Subject to Sublessor's reasonable restrictions for reasons such as, but not limited to, noise, dust, and access required by other tenants, Sublessee shall have the right to perform Alterations at all times, and shall have reasonable access to loading docks, freight elevators and other Common Areas therefor. Prior to commencing any Alterations, Sublessee shall submit plans and specifications to Sublessor. If Sublessor fails to approve or disapprove the plans and specifications within five (5) business days after submission, the same shall be deemed approved by Sublessor. Approval by Sublessor of any Alterations shall not be construed as a representation that such Alterations are in compliance with any applicable laws, building codes or regulations.

      8.2 Trade Fixtures. Sublessee shall, at its own expense, provide, install and maintain in good condition all of Sublessee's Property used in the conduct of its business in the Premises from time to time.

      8.3 Mechanics' Liens. Sublessee shall give Sublessor Notice of Sublessee's intention to perform any work on the Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Sublessor to post and record a notice of non-responsibility or other notice Sublessor deems proper prior to the commencement of any such work (or lesser period of time if Sublessee causes any such notices to be posted and recorded). Sublessee shall not permit any mechanic's, materialmen's or other liens to be filed against the property of which the Premises are a part or against Sublessee's leasehold interest in the Premises. If Sublessee fails to cause the release of record of any lien(s) filed against the Premises or its leasehold estate therein by payment or posting of a proper bond (or other protection of Sublessor's and Lessor's interest as they may reasonably require) within thirty (30) days from the date of receipt of Notice of the lien filing(s), then Sublessor may, at Sublessee's expense, cause such lien(s) to be released by any means Sublessor reasonably deems proper, including, but not limited to, payment of or defense against the claim giving rise to the lien(s). All sums reasonably disbursed, deposited or incurred by Sublessor in connection with the release of the lien(s), including but not limited to, all costs, expenses and reasonable attorneys' fees, shall be due and payable by Sublessee to Sublessor, as an item of Additional Rent, or deemed by Sublessor, together with interest thereon at the Applicable Rate from the date of such demand until paid by Sublessee.

     8.4 Alterations by Sublessor. Sublessor reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Sublessee therefor or otherwise affecting Sublessee's obligations under this Sublease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including, without limitation, the Premises, but only to the extent required to do so by any Applicable Laws) and the fixtures and equipment thereof (other than any of Sublessee's Property), as well as in or to the street entrances, walls, passages, and stairways thereof, or to change the name by which the Building is commonly known, as Sublessor may deem necessary or desirable, provided such action by Sublessor shall not unreasonably interfere with Sublessee's use, occupancy and enjoyment of the Premises or the conduct of its business therein. Nothing contained herein shall be deemed to relieve Sublessee of any duty, obligation or liability of Sublessee with respect to making any repair, replacement or improvement or complying with any Applicable Laws in connection with the Premises, and nothing contained herein shall be deemed or construed to impose upon Sublessor any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof other than as otherwise provided in this Sublease.

     8.5 Applicability. Except for Paragraphs 8.2 and 8.3, the provisions of this Article VIII shall not apply to Sublessee's Improvements which shall be governed by this Exhibit "C-1" and all other Articles of this Sublease. Except for Paragraphs 8.2 and 8.3, the provisions of this Article VIII shall not apply to Sublessee's Special Systems which shall be governed by Exhibit "C-2" and all other Articles of this Sublease. Paragraphs 8.2 and 8.3 shall apply to Sublessee's Improvements, Sublessee's Special Systems and Alterations.


                                   ARTICLE IX
                             MAINTENANCE AND REPAIR

     9. 1 Sublessor's Maintenance and Repair Obligations. Sublessor shall, subject to reimbursement by Sublessee's Share of Operating Expenses in excess of the Operating Expense Base, and subject to Section 9.2, Article XII and Article XIII, maintain in good condition and repair the roof (including, without limitation, as needed, any replacement thereof), exterior walls, and foundation of the Building, provide normal maintenance services for the HVAC serving the Building through maintenance contracts or otherwise, and paint the exterior of the Building and clean the exterior windows of the Building as and when such painting or window cleaning, as the case may be, become necessary at Sublessor's reasonable discretion. Sublessor shall also provide maintenance and repair services to the building standard plumbing, electrical, natural gas, telephone and mechanical systems serving the Premises (but not including any service dedicated for Sublessee's exclusive use installed by or on behalf of Sublessee). Except in the case of any emergency of which Sublessor is aware, Sublessor shall not be required to make any repairs to the roof, exterior walls, exterior entrances, foundation or to any systems within the Premises unless and until Sublessee has given Notice to Sublessor of the need for such repair and Sublessor shall have a reasonable period of time thereafter to commence and complete said repair; provided, however, Sublessor shall not be required to make any repairs stated in Sublessee's Notice except to the extent required of Sublessor under this Sublease. Subject to Section 7.3(b), the cost of any maintenance and repairs on the part of Sublessor provided for in this Section 9.1 shall be considered part of Building Costs, except that repairs which arise out of any negligence or willful misconduct of Sublessee or Sublessee's Agents shall be made at the expense of Sublessee. Sublessor's obligation to so repair and maintain the Premises shall be limited to the cost of effecting such repair and maintenance and in no event shall Sublessor be liable for any expenses in excess of said amounts, including but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Sublessee.

     9.2 Sublessee's Maintenance and Repair Obligations. Sublessee shall at all times during the Term, at Sublessee's sole cost and expense, clean, keep, maintain, repair and make necessary improvements to, the Premises and every portion thereof and all improvements therein or thereto, in good and sanitary order and condition to the reasonable satisfaction of Sublessor and in compliance with all Applicable Laws, usual wear and tear excepted. Any damage or deterioration of the Premises shall not be deemed usual wear and tear if the same reasonably could have been prevented by commercially customary maintenance by Sublessee. Sublessee's repair and maintenance obligations herein shall include, but are not limited to, all necessary maintenance and repairs to all portions of the Premises, and, to the extent within the Premises, all exterior entrances, all interior glass, windows and window casements, show window moldings, partitions, doors, door jambs, door closures, hardware, fixtures, electrical lighting and outlets, plumbing fixtures, sewage facilities, interior walls, floor coverings, floors, ceilings, fans and exhaust equipment, and fire extinguisher equipment and systems dedicated to the Premises or modified by Sublessee for the dedicated use of the Premises. Electrical and HVAC equipment installed by Sublessee for the exclusive use and benefit of the Premises shall be maintained by the Sublessee at the Sublessee's sole cost and expense. Sublessee shall maintain the existing generator exclusively serving the Premises at Sublessee's sole cost and expense, and any costs for maintenance, repair and/or replacement incurred by Sublessor in connection therewith due to Sublessee's failure to meet its maintenance obligation hereunder shall be billed directly to Sublessee as Additional Rent. As part of its maintenance obligations hereunder, Sublessee shall, at Sublessor's request, provide Sublessor with copies of all maintenance schedules, repairs and notices prepared by, for, or on behalf of Sublessee. Sublessor may impose reasonable restrictions and requirements with respect to repairs by Sublessee, which repairs shall be at least equal in quality to the original work, and the provisions of Section 8.3 shall apply to all such repairs. Sublessee's obligation to repair includes the obligation to replace, as necessary, regardless of whether the benefit of such replacement extends the Term. If in the reasonable opinion of Sublessor, Sublessee shall fail to adequately maintain and repair automatic fire extinguisher equipment, including but not limited to sprinkler systems and alarms, installed by or modified by Sublessee, then upon Notice to Sublessee, Sublessor shall have the right to undertake obligations of Sublessee hereunder which Sublessor deems appropriate to undertake that affect the Building as a whole, in which event the cost thereof shall be paid by Sublessee as additional rent. Sublessee shall not permit or authorize any person to go onto the roof of the Building without the prior consent of Sublessor.

     9.3 Waiver. Sublessee hereby waives all rights provided for by the provisions of Section 1941 and 1942 of the California Civil Code and any present or future laws regarding Sublessee's right to make repairs at the expense of Sublessor or to terminate this Sublease because of the condition of the Premises.

     9.4 Self-help. If Sublessee refuses or fails to repair and maintain the Premises as required hereunder within thirty (30) days from the date of Sublessee's receipt of Sublessor's Notice to Sublessee to effect such repair and maintenance, Sublessor may enter upon the Premises and make such repairs or perform such maintenance. All sums reasonably disbursed, deposited or incurred by Sublessor in connection with such repairs or maintenance, plus ten percent (10%) for overhead, shall be due and payable by Sublessee to Sublessor, as an item of Additional Rent, on demand by Sublessor, together with interest at the Applicable Rate on such aggregate amount from the date of such demand until paid by Sublessee.

                                  ARTICLE X

                            COMMON AREA AND PARKING

      10.1 Grant of Nonexclusive Common Area License and Right. Sublessor hereby grants to Sublessee and Sublessee's Agents the right to use at all times throughout the Term, in common with Sublessor and all persons, firms and corporations conducting business in the Building and their respective customers, guests, licensees, invitees, tenants, employees and agents, the Common Area for vehicular parking, for pedestrian and vehicular ingress, egress and travel, and for such other purposes and for doing such other things as may be provided for, authorized and/or permitted hereunder, such nonexclusive license and right to be appurtenant to Sublessee's leasehold estate created by this Sublease and not subject to termination except upon expiration or earlier termination of this Sublease. The nonexclusive license and rights granted pursuant to the provisions of this Article X shall be subject to the provisions of the Restrictions that pertain in any way to the Common Area covered by such Restrictions, and the provisions of this Sublease.

     10.2 Use of Common Area. Notwithstanding anything to the contrary herein, Sublessee and Sublessee's Agents and their respective successors and assigns shall use the Common Area only for the purposes permitted hereby and by the Restrictions and the Rules and Regulations. All uses permitted within the Common Area shall be undertaken with reason and judgement so as not to interfere with the primary use of the Common Area which is to provide parking and vehicular and pedestrian access throughout the Common Area, to and within the Building and to adjacent public streets for the Sublessee, Sublessee's Agents, Sublessor, Sublessor's Agents, tenants and all persons, firms and corporations conducting business within the Building and their respective customers, guests and licensees. In no event shall Sublessee erect, install or place, or cause to be erected, installed, or placed any structure, building, trailer, fence, wall, signs or other obstructions on the Common Area, except as otherwise permitted herein and in the Restrictions, and Sublessee shall not store or sell any merchandise, equipment or materials on the Common Area.

     10.3 Control of Common Area. Subject to provisions of the Restrictions, all Common Area and all improvements located from time to time within the Common Area (other than Sublessee's Property) shall at all times be subject to the exclusive control and management of the Sublessor. Sublessor shall have the right to construct, maintain and operate lighting facilities within the Common Area; to police the Common Area from time to time; to change the area, level, location and arrangement of the parking areas and other improvements within the Common Area, to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meter or otherwise) for any spaces in excess of those set forth in Article I,
Item 17; to close all or any portion of the Common Area or improvements therein to such extent as may, in the opinion of counsel for Sublessor, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the Common Area and/or the improvements thereon; to discourage non-customer parking; and to do and perform such other acts in and to said Common Area and improvements thereon as, in the use of good business judgement, Sublessor shall determine to be advisable and does not unreasonably restrict Sublessor's use, occupancy and enjoyment of the Premises, including, without limitation, Sublessee's access to the parking spaces set forth in Item 17 of the Basic Sublease provisions at all times for the use of Sublessee and Sublessee's agents.

      10.4 Maintenance of Common Area. Subject to the provisions of the Restrictions, Sublessor shall operate and maintain (or cause to be operated and maintained) the Common Area in a first-class condition, in compliance with Applicable Laws, in such manner as Sublessor in its reasonable acts of discretion shall determine from time to time. Without limiting the scope of such discretion, Sublessor shall have the full right and authority to employ or cause to be employed all personnel and to make or cause to be made all reasonable rules and regulations pertaining to or necessary for the proper operation and maintenance of the Common Area and the improvements located thereon; provided, however, no such rule or regulation unreasonably interferes with Sublessee's use, occupancy and enjoyment of the Building, the Common Area or the Premises or unreasonably interferes with the conduct of the Sublessee's business in the Premises. The cost of such maintenance of the Common Area shall be included as part of Building Costs, subject to the provisions of Section 7.3(b). Except with prior written consent, no part of the Common Area may be used for the storage of any items, including without limitation, vehicles, materials, inventory and equipment. All trash and other refuse shall be placed in designated receptacles. Except as otherwise expressly provided herein, no work of any kind, including, but not limited to, painting, drying, cleaning, repairing, manufacturing, assembling, cutting, merchandising or displaying shall be permitted upon the Common Area.

     10.5 Revocation of License. All Common Area and improvements located thereon which Sublessee is permitted to use and occupy pursuant to the provisions of this Sublease are to be used and occupied under a revocable license and right, and if any such license be revoked, or if the amount of such areas be diminished, Sublessor shall not be subject to any liability nor shall Sublessee be entitled to compensation or diminution or abatement of Rent, and such revocation or diminution of such area shall not be deemed constructive or actual eviction; provided, however, such license shall not be revoked other than upon the expiration or earlier termination of this Sublease and diminution of the Common Area shall in no event result in the reduction of the amount of vehicle parking in excess of twenty percent (20%) of the amount of vehicle parking set forth in Item 17 of the Basic Sublease Provisions and only in the event of a condemnation, impairment to the Must Have Common Area in any material respect, interference with any of Sublessee's Special Systems or otherwise unreasonably interfere with Sublessee's use, occupancy and enjoyment of the Premises, the Building or the Common Area or the conduct of Sublessee's business in the Premises. It is understood and agreed that the condemnation or other taking or appropriation by any public or quasi-public authority, or sale in lieu of condemnation, of all or any portion of the Common Area shall not constitute a violation of Sublessor's agreements hereunder, and Sublessee shall not be entitled to participate in or make any claim for any award or other condemnation proceeds arising from any such taking or appropriation of the Common Area; provided, however, if such condemnation or other taking results in the reduction of the amount of vehicle parking available to Sublessee in excess of twenty percent (20%) of the amount of vehicle parking set forth in Item 17 of the Basic Sublease Provisions, impairment to the Must Have Common Area in any material respect, interferes with any of Sublessee's Special Systems or otherwise unreasonably interferes with Sublessee's use, occupancy and enjoyment of the Premises, the Building or the Common Area or the conduct of Sublessee's business in the Premises, Sublessee shall have the right upon Notice to Sublessor to terminate this Sublease. In the event Common Area space is reduced such that the resulting load factor for defining RSF is less than the factor set forth in the definition of "Premises Square Footage," the Sublessee's Share of the Building as set forth in Exhibit I shall be reduced accordingly.

     10.6 Sublessor's Reserved Rights. Sublessor reserves the right to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment which are now or in the future serving the Building and are within the Premises or outside the Premises, change the boundary lines of the Building and install, use, maintain, repair, alter or relocate, expand and replace any Common Area; provided, however, Sublessor shall not reduce the amount of vehicle parking available to Sublessee set forth in
Item 17 of the Basic Sublease Provisions by more than twenty percent (20%) and only in the event of condemnation, impair the Must Have Common Area in any material respect, interfere with any of Sublessee's Special Systems or otherwise unreasonably interfere with Sublessee's use, occupancy and enjoyment of the Premises, the Building or the Common Area or the conduct of Sublessee's business in the Premises. Such rights of Sublessor shall include, but are not limited to, temporarily designating from time to time certain portions of the Common Area as exclusively for the benefit of other tenants in the Building other than any Must Have Common Area, including, without limitation, any areas where Sublessee's Special Systems are located or which are necessary for the installation, connection, use, maintenance, repair, replacement or removal of Sublessee's Special Systems.

     10.7 Parking. Sublessee shall be entitled at all times during the Term to the number of vehicle parking spaces set forth in Item 17 of the Basic Sublease Provisions, which spaces shall be unreserved and unassigned and without charge, on those portions of the Common Area designated by Sublessor for parking. Sublessee shall not use more parking spaces than such number. Other than with respect to vehicles used in construction, repair and maintenance activities permitted hereunder, all parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks. Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee's Agents to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities. If Sublessee permits or allows any of the prohibited activities described above, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that Sublessor may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor. Parking within the Common Area shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, accessways or in any area which would prohibit or impede the free flow of traffic within the Common Area. During periods of construction and at all times, so long as Sublessee's business in the Premises is conducted on a 24 hour-per-day basis, Sublessee and Sublessee's Agents may park vehicles overnight: otherwise, there shall be no overnight parking of any vehicles of any kind, and vehicles which have been abandoned or parking in violation of the terms hereof may be towed away at the owner's expense. Sublessor may, at Sublessor's sole discretion, make other reserved vehicle parking space(s) available to Sublessee, at an additional charge to be mutually agreed upon between the parties. If Sublessee requires additional parking spaces over the amount set forth in Item 17 of the Basic Sublease Provisions, subject to availability. Sublessor may provide additional spaces at a charge equal to prevailing market rates for surface parking but in no event less than $20/space/month.

                                  ARTICLE XI

                            INDEMNITY AND INSURANCE

     11.1 (a) Sublessee Indemnification. To the fullest extent permitted by law, Sublessee hereby agrees to defend (with attorneys reasonably acceptable to Sublessor and Lessor), indemnify, protect and hold harmless Sublessor and Sublessor's Agents and Lessor, and any successors to all or any portion of Sublessor's or Lessor's interest in the Premises and their directors, officers, partners, employees, authorized agents, representatives, affiliates and Mortgagees, from and against any and all damage, loss, claim, liability and expense including, but not limited to, attorneys' fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgement brought by or on behalf of (i) any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to the use or occupancy of the Premises by Sublessee or the acts or omissions of the Sublessee or Sublessee's Agents in or about the Premises or the Building (including but not limited to any Event of Default hereunder), or (ii) Sublessee or Sublessee's Agents for damage, loss or expense due to, but not limited to, bodily injury or property damage which arise out of, are occasioned by, or are in any way attributable to the use of any of the Common Area, except, in each case, to the extent caused by the negligence or willful misconduct of the indemnified party.

          (b) Sublessor Indemnification. To the fullest extent permitted by law, Sublessor hereby agrees to indemnify, protect and hold harmless Sublessee and Sublessee's Agents, and any successors to all or any portion of Sublessee's interest in the Premises and their directors, officers, partners, employees, authorized agents, representatives, affiliates, from and against any and all damage, loss, claim, liability and expense including, but not limited to, attorney's fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment brought by or on behalf of (i) any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to the use or occupancy of the Premises by the Sublessor or the acts or omissions of the Sublessor or Sublessor's Agents in or about the Premises or the Building (including but not limited to any Event of Default hereunder), or (ii) Sublessor or Sublessor's Agents for damage, loss or expense due to, but not limited to, bodily injury or property damage which arise out of, are occasioned by, or are in any way attributable to the use of any of the Common Area, except, in each case, to the extent caused by the negligence or willful misconduct of the indemnified party.

     11.2 Property Insurance. Sublessor at its expense, subject to reimbursement as provided in Article VII, shall obtain and keep in force during the Term, a policy or policies of insurance, covering loss or damage to the Premises and the Building, and objects owned by Sublessor at least in the amount of the full replacement cost thereof, and in no event less than the total amount required by Mortgagees and or the Master Lease. Such insurance shall cover against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils ("all risk" or "special form causes of loss," as such terms are used in the insurance industry), including, at Sublessor's option, collapse, earthquake and flood and other perils as required by the Mortgagees or deemed necessary by Sublessor. In addition, Sublessor shall obtain coverage for perils normally covered under a "Boiler and Machinery" policy as such terms are used in the insurance industry. A stipulated value or agreed amount endorsement deleting any coinsurance provision of said policy or policies shall be procured with said insurance. The cost of such insurance policies shall be included in the definition of Building Costs. Such insurance policies shall provide for payment of loss thereunder to Sublessor or, at Sublessor's election to the Mortgagees. Sublessee shall pay for any increase in the property insurance of the Building if Sublessor provides reasonable evidence that such increase is caused by Sublessee's acts, omissions, or particular use or occupancy of the Premises (other than the permitted purposes stated in Item 12 of the Basic Sublease Provisions). Sublessee shall obtain and keep in force during the Term. at its sole cost and expense, (i) an "all risk" or "special causes of action" property policy in the amount of the full replacement cost covering Sublessee's Improvements, Sublessee's Special Systems, and any Alterations made by or at the request of Sublessee, with Sublessor insured as its interest may appear, and (ii) an "all risk" or "Special Form - Cause of Loss" policy of business interruption and/or loss of income insurance covering a period of one (1) year, plus such additional period of time, if any, as will permit Sublessee to be in a position to have the same revenues as were in effect the day before a loss giving rise to a claim under such insurance occurs; provided, however, Sublessor shall not be entitled to any proceeds therefrom other than Rent.

     11.3 Liability/Miscellaneous Insurance. Sublessee shall maintain in full force and effect at all times during the Term (plus such earlier and later periods as Sublessee may be in occupancy of the Premises). at its sole cost and expense. for the protection of Sublessee, Sublessor and Sublessor's Agents and Mortgagees policies of insurance issued by a carrier or carriers meeting the requirements set forth in Section 11.8 below which afford the following coverages: (i) statutory workers' compensation (ii) employer's liability with minimum limits of five hundred thousand dollars ($500.000). (iii) comprehensive/commercial general liability insurance including, but not limited to, blanket contractual liability (including the indemnity set forth in Section

11.1), fire legal liability, broad form property damage, personal injury, completed operations, products liability independent contractors, and owned, non-owned and hired vehicles, of not less than the limits set forth in Item 19 of the Basic Sublease Provisions (or current limit carried, whichever is greater), and (iv) such other insurance in such form and amounts as may be reasonably required by Sublessor or the Mortgagee from time to time. Sublessor or Sublessor's Agents on behalf of Sublessor may, at Sublessor's election, obtain liability insurance in such amounts and on such terms as Sublessor shall reasonably determine, and the cost thereof shall be included in Building Costs and paid by Sublessee in the manner described in, and subject to, Article VII.

     11.4 DEDUCTIBLES. Any policy of insurance required of Sublessee pursuant to this Sublease containing a deductible exceeding Ten Thousand Dollars ($10,000.00) per occurrence must be approved in writing by Sublessor prior to the issuance of such policy. Sublessee shall be solely responsible for the payment of any deductible for any insurance policy or policies required of Sublessee hereunder.

     11.5 BLANKET COVERAGE. Any insurance required by Sublessee or Sublessor pursuant to this Sublease may be provided by means of a so-called "blanket policy" or umbrella policy, so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), (ii) the limits of the policy are applicable on a "per location" basis to the Premises, and (iii) the policy otherwise complies with the provisions of this Sublease.

     11.6 INCREASED COVERAGE. Upon demand, Sublessee shall provide Sublessor, at Sublessee's expense, with such increased amount of existing insurance, and such other insurance as Sublessor or the Mortgagee may reasonably require.

     11.7 SUFFICIENCY OF COVERAGE. Neither Sublessor nor any of Sublessor's Agents makes any representation that the types of insurance and limits specified to be carried by Sublessee under this Sublease are adequate to protect Sublessee. If Sublessee believes that any such insurance coverage is insufficient, Sublessee shall provide at its own expense, such additional insurance as Sublessee deems adequate. Nothing contained herein shall limit Sublessee's liability under this Sublease, and Sublessee's liability under any provision of this Sublease, including without limitation under any indemnity provisions, shall not be limited to the amount of any insurance obtained.

     11.8 INSURANCE REQUIREMENTS. Sublessee's insurance (i) shall be in a form reasonably satisfactory to Sublessor and the Mortgagee and shall be carried with companies that have a general policyholder's Best's rating of not less than "A-VII" and that are determined by Sublessor, in its reasonable discretion, as financially sound on a current basis, (ii) shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written notice to Sublessor, and (iii) shall be primary, and any insurance carried by Sublessor or Sublessor's Agents shall be noncontributing. Sublessee's policy or policies, or duly executed certificates for them shall be deposited with Sublessor prior to the Commencement Date, and prior to renewal of such policies. If Sublessee fails to procure and maintain the insurance required to be procured by Sublessee under this Sublease, Sublessor may, but shall not be required to, order such insurance at Sublessee's expense. All sums reasonably disbursed, deposited or incurred by Sublessor in connection therewith, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Sublessee to Sublessor, as an item of Additional Rent, on demand by Sublessor, together with interest thereon at the Applicable Rate from the date of such demand until paid by Sublessee.

     11.9 [Intentionally deleted]

     11.10 SUBLESSOR'S DISCLAIMER. Notwithstanding any other provisions of this Sublease, and to the fullest extent permitted by law, Sublessor and Sublessor's Agents shall not be liable for any loss or damage to persons or property resulting from theft, vandalism, fire, explosion, falling materials, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the negligence or willful misconduct of Sublessor. Sublessor and Sublessor's Agents shall not be liable for interference with light or air, except as otherwise expressly provided in this Sublease. Sublessee shall give prompt Notice to Sublessor in case of a casualty, accident or repair needed to the Premises.

     11.11 MUTUAL WAIVER OF SUBROGATION. Sublessor and Sublessee each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to such waiving party to the extent only that such loss or damage is insured against under any insurance policies required by this Article XI (and to the extent such insurance is inadequate to cover such loss, this waiver shall not apply to amounts of loss above such coverage). Sublessee and Sublessor shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carriers that the foregoing waiver of subrogation is contained in this Sublease.

                                  ARTICLE XII

                             DAMAGE OR DESTRUCTION

     12.1 Sublessor's Obligation to Rebuild. If the Premises and/or the Building are damaged or destroyed by fire or other casualty (a "Casualty"), Sublessee shall promptly give Notice thereof to Sublessor, and Sublessor shall thereafter repair the Premises and/or the Building as set forth in Section 12.4 and 12.5 unless Sublessor has the right to terminate this Sublease as provided in Section
12.2 and Sublessor elects to so terminate or Sublessee has the right to terminate this Sublease as provided in Section 12.3 and Sublessor elects to so terminate.

     12.2 Sublessor's Right to Terminate. Sublessor shall have the right to terminate this Sublease following a Casualty if any of the following occurs: (i) insurance proceeds (together with; a.) the deductible amount ($10,000) reimbursed to Sublessor as part of Operating Expenses, b.) the balance of any deductible amount under the insurance obtained by Sublessor, and c.) any additional amounts Sublessee and other tenants elect, at their option, to contribute in excess of the deductible amount) are not available to Sublessor (for whatever reason except for Sublessor's failure to procure or maintain the insurance required under this Sublease) to pay one hundred percent (100%) of the cost to fully repair the Premises and/or the Building as required under this Lease; (ii) Sublessor's Architect determines that the Premises and/or the Building cannot, with reasonable diligence, be fully repaired by Sublessor (or cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers) within one hundred eighty
(180) days after the date of such Casualty; (iii) the Premises and/or the Building are destroyed or damaged during the last twelve (12) months of the Term unless Sublessee then has the right to give Sublessee's Exercise Notice with respect to an Option Term and Sublessee tenders Sublessee's Exercise Notice (which Sublessee shall have the right to do even in the absence of an Option Rent Notice); or (iv) an Event of Default has occurred and is continuing at the time of such Casualty. If Sublessor elects to terminate this Sublease following a Casualty pursuant to this Section 12.2, Sublessor shall give Sublessee Notice of its election to terminate within thirty (30) days after Sublessor receives Notice of such Casualty, and this Sublease shall terminate upon the date of such Notice (unless the Premises have become entirely or substantially entirely uninhabitable for the normal conduct of Sublessee's business therein, in which case this Sublease shall terminate upon the date of the Casualty.)

     12.3 Sublessee's Right to Terminate. Subject to the later terms hereof, Sublessee shall have the right to terminate this Sublease following the destruction of the Premises (or damage to the Premises so extensive as to reasonably prevent Sublessee's use, occupancy and enjoyment of the Premises or the normal conduct of Sublessee's business therein) if any of the following occurs: (i) the Premises cannot, with reasonable diligence, be fully repaired by Sublessor within one hundred eighty (180) days after the date of such Casualty, as determined by Sublessor's Architect as set forth in Section 12.7; or (ii) the damage or destruction occurs during the last twelve (12) months of the Term and cannot, with reasonable diligence, be fully repaired by Sublessor within ninety
(90) days after the date of such Casualty, as determined by Sublessor's Architect as set forth in Section 12.7. Notwithstanding the foregoing, Sublessee shall not have the right to terminate under this Section 12.3 if an Event of Default has occurred and is continuing at the time of such Casualty or at the time of exercising the right to terminate. If Sublessee elects to terminate this Sublease pursuant to this Section 12.3, Sublessee shall give Sublessor Notice of its election to terminate within ten (10) days after the later of the date of such damage or destruction or the date Sublessee receives notice from Sublessor's Architect as set forth in Section 12.7 that the Premises cannot be fully repaired within the time periods as set forth above, and this Sublease shall terminate upon Sublessor's receipt of such Notice (unless the Premises have become entirely or substantially entirely uninhabitable for the normal conduct of Sublessee's business therein, in which case this Sublease shall terminate upon the date of the Casualty.)

     12.4 Effect of Termination. If this Sublease is terminated following a Casualty pursuant to Section 12.2 or Section 12.3, Sublessor shall, subject to the rights of Lessor or any Mortgagees, be entitled to receive and retain all the insurance proceeds resulting from or attributable to such Casualty, payable under policies obtained by Sublessor. If neither party exercises any such right to terminate this Sublease, this Sublease will continue in full force and effect, and Sublessor shall, promptly following the tenth (10th) day after the date of such Casualty and receipt of the amounts set forth in clause (i) of
Section 12.2, commence the process of obtaining necessary permits and approvals for the repair of the Premises, and shall commence such repair and prosecute the same diligently to completion as soon thereafter as is practicable. Sublessee shall fully cooperate with Sublessor in removing Sublessee's Property and any debris from the Premises to facilitate the making of such repairs.

     12.5 Limited Obligation to Repair. Sublessor's obligation, should it elect to be obligated to repair the Premises and/or the Building following a Casualty, shall be limited to the Common Area, basic Building core and shell, building standard HVAC, plumbing, electrical and other Building systems (and any Building improvements required to have been made by Sublessor after the Commencement Date under this Sublease or by Applicable Laws). If Sublessor repairs the Premises and/or the Building as provided in this Article XII, Sublessee shall, at its expense, replace or fully repair all Sublessee Improvements and Alterations existing at the time of such Casualty that is or at the end of the Term becomes Sublessor's property hereunder, but as to Sublessee's Property, only to the extent desired by Sublessee.

     12.6 ABATEMENT OF MONTHLY RENT. During any period when Sublessee is reasonably unable to use the Premises, or any part thereof, for the normal conduct of its business therein, as determined by Sublessor's Architect pursuant to Section 12.7 by reason of a Casualty, Monthly Rent shall be temporarily abated in proportion to the degree of such inability, but only to the extent of any business interruption or loss of income insurance proceeds received by Sublessor from Sublessee's insurance described in Section 11.2. Such abatement shall commence upon the date Sublessee gives Notice to Sublessor of such Casualty and shall end upon the earlier of 30 days after substantial completion of the repair of the Premises which Sublessor undertakes or is obligated to undertake hereunder or the resumption of business by Sublessee in the Premises. Sublessee shall not be entitled to any compensation or damages from Sublessor for loss of the use of the Premises, Sublessee's Property or other damage or any inconvenience occasioned by a Casualty or by the repair or restoration of the Premises thereafter, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Sublessee. Sublessee hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, and the provisions of any similar successor statutes.

     12.7 ARCHITECT'S DETERMINATION. Sublessor's Architect shall make a good faith estimate, in its professional opinion, relating to RSF the estimated cost or repair of any damage, replacement costs, the time period required for repair or the interference with or suitability of the Premises for Sublessee's use or occupancy and the conduct of its business therein. In the event Sublessee does not agree with Sublessor's Architect's determination, Sublessee shall hire, at its expense, its own architect, duly licensed in the State of California, to provide a second opinion. In the event Sublessee's architect's opinion is materially the same as Sublessor's architect, the Sublessor's Architect's opinion shall govern. In the event Sublessee's architect's opinion shall materially differ from that of the Sublessor's Architect's opinion, then Sublessee's architect and Sublessor's Architect shall mutually select a neutral third architect ("Third Architect") and the determination of the Third Architect shall be binding on both parties. The cost of the Third Architect shall be split evenly between the Sublessor and Sublessee.

                                 ARTICLE XIII

                                 COMDEMNATION

     13.1 TOTAL TAKING TERMINATION. If title to the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, as determined by Sublessor's Architect pursuant to Section 12.7, result in the Premises being suitable for Sublessee's continued occupancy for the use and purposes permitted by this Sublease and the normal conduct of Sublessee's business therein, this Sublease shall terminate as of the date possession of the Premises or part thereof is so taken.

     13.2 PARTIAL TAKING. If any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain and in Sublessor's and Sublessee's reasonable opinion, the remaining part is reasonably suitable for Sublessee's continued occupancy for the uses permitted by this Sublease and the conduct of its business therein, this Sublease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Monthly Rent shall be reduced in the same proportion that the RSF of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original Premises Square Footage (including, without limitation, the Must Take Space, if the same has been added to the Premises pursuant to Exhibit "M"), as reasonably determined by Sublessor's Architect pursuant to Section 12.7. Sublessor shall, at its own cost and expense, make all necessary repairs or Alterations to restore the Premises so as to make the portion of the Premises not taken a complete architectural unit. Sublessor shall not be required, however, to exceed the scope of the work done by Sublessor in originally constructing the Premises to the condition existing on the Commencement Date (together with any other improvements required to be made by Sublessor under this Sublease) and to the extent severance damages from the condemning authority are sufficient therefore, and subject to any requirements under the Master Lease or of any Mortgagee, to restore Sublessee's Improvements, Sublessee's Special Systems and any Alterations made by or on behalf of Sublessee. If severance damages from the condemning authority are not available to Sublessor in sufficient amounts to permit such restoration, Sublessee shall have the option to pay the shortfall. whereupon Sublessor shall complete such restoration; otherwise Sublessor may terminate this Sublease upon Notice to Sublessee. If Sublessor does not restore Sublessee's Improvements, Sublessee's Special Systems or such Alterations for any reason, Sublessee shall have the option to terminate this Sublease upon Notice to Sublessor. Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree Sublessee is reasonably unable to use the Premises for the normal conduct of its business therein. as reasonably determined by Sublessor's Architect pursuant to Section 12.7. Each party hereby waives the provisions of Section 1265 of the California Code of Civil Procedures and any present or future law allowing either party to petition the Superior Court to terminate this Sublease in the event of a partial taking of the Building or Premises.

     13.3 No Apportionment of Award. No award for any partial or total taking shall be apportioned, it being agreed and understood that Sublessor shall be entitled to the entire award for any partial or entire taking; provided, however, subject to the Master Lease, Sublessor shall pay to Sublessee any portion of any award made to Sublessor (or to Lessor and that is paid by Lessor to Sublessor) that is attributable to the taking of any of Sublessee's Property. Subject to the preceding sentence, Sublessee assigns to Sublessor its interest in any award which may be made in such taking or condemnation, together with any and all rights of Sublessee arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Sublessor any interest in or require Sublessee to assign to Sublessor any separate award made to Sublessee for the taking of Sublessee's Property, for the interruption of Sublessee's business or its moving costs, or for the loss of its goodwill, or to make any claim for any of the foregoing.

     13.4 Temporary Taking. A temporary taking of the Premises (which for purposes hereof shall mean a taking of all or any part of the Premises for one hundred eighty (180) days or less and ninety days or less within the last twelve
(12) months of the Term) shall not terminate this Sublease and will give Sublessee the right to an abatement for an equitable portion of the Rent. Any award made to Sublessee by reason of such temporary taking shall belong entirely to Sublessee and Sublessor shall not be entitled to share therein. Each party agrees to execute and deliver to the other all reasonable instruments that may be required to effectuate the provisions of this Section 13.4.

     13.5 Sale Under Threat of Condemnation. A sale made in good faith to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article XIII.

                                  ARTICLE XIV

                           ASSIGNMENT AND SUBLETTING

     14.1 Prohibition. Sublessee shall have the absolute right to assign this Sublease or sub-sublet all or any part of the Premises to any other entity which is an affiliate, subsidiary or parent of the Sublessee or to any entity which merges or consolidates with or acquires substantially all of the assets of the Sublessee (so long as such entity has a tangible net worth equal to $100,000,000 or more after the merger, consolidation or acquisition) (a "Permitted Transferee") without the consent, either written or oral, of the Sublessor. Except for a Permitted Transferee, Sublessee shall not directly or indirectly, voluntarily or by operation of law, assign (which term shall include any transfer, assignment, pledge, mortgage or hypothecation) this Sublease, or any right or interest hereunder, or sub-sublet the Premises or any part thereof, or allow any other person or entity other than a Collocation Licensee to occupy or use all or any part of the Premises without first obtaining the written consent of Sublessor in each instance, which consent shall not be unreasonably withheld or delayed. No assignment, encumbrance, sub-subletting, or other transfer in violation of the terms of this Article XIV, whether voluntary or involuntary, by operation of law, under legal process or proceedings, in bankruptcy, or otherwise shall be valid or effective and, at the option of Sublessor, shall constitute an Event of Default under this Sublease. To the extent not prohibited by provisions of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), Sublessee on behalf of itself, creditors, administrators and assigns waives the applicability of Section 541c and 365(e) of the Bankruptcy Code unless the proposed assignee of the trustee for the estate of the bankrupt meets Sublessor's standards as set forth below. Sublessor has entered into this Sublease with Sublessee in order to obtain for the benefit of the Building the unique attraction of Sublessee's name and business; the foregoing prohibition on assignment or sub-subletting is expressly agreed to by Sublessee in consideration of such fact. If this Sublease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Sublessor, shall be and remain the exclusive property of Sublessor and shall not constitute property of Sublessee or the estate of Sublessee within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Sublessor's property under the preceding sentence not paid or delivered to Sublessor shall be held in trust for the benefit of Sublessor and be promptly paid or delivered to Sublessor. Any person or entity to which this Sublease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Sublease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Sublessor an instrument confirming such assumption.

     14.2 Sublessor's Consent. In the event Sublessor consents to any assignment or sub-subletting. such consent shall also be deemed a consent of the Lessor and shall not constitute a waiver of any of the restrictions of this Article XIV and the same shall apply to each successive assignment or sub-subletting hereunder, if any. In no event shall Sublessor's consent to an assignment or sub-subletting affect the continuing primary liability of Sublessee (which, following assignment, shall be joint and several with the assignee), or relieve Sublessee of any of its obligations hereunder without an express written release being given by Sublessor. In the event that Sublessor shall consent to an assignment under this Article XIV, such assignment shall not be effective until the assignee shall assume all of the obligations of this Sublease on the part of Sublessee to be performed or observed and whereby the assignee shall agree that the provisions contained in this Sublease shall, notwithstanding such assignment, continue to be binding upon it with respect to all future assignments and any sub-subletting. In the event that Sublessor shall consent to a sub-subletting under this Article XIV, such sub-subletting shall not be effective until the sub-sublessee shall confirm in writing for the benefit of Sublessor, that its sub-sublease is subject to all of the terms and conditions of this Sublease (except with respect to the payment of Rent and any terms and conditions of this Sublease that are not applicable to the portion of the Premises being sub-subleased) and that upon the occurrence of an Event of Default and the giving of Notice to Sublessee and written notice to the sub-sublessee, the sub-sublessee shall pay rent due under the sub-sublease directly to Sublessor on account of, and to be credited against, Rent due under this Sublease, and upon the termination of this Sublease, if requested in writing to the sub-sublessee by Sublessor prior to such termination, the sub-sublease shall become a sublease directly with Sublessor, provided, however, in such event, Sublessor shall not be liable to the sub-sublessee for any obligations of Sublessee to the sub-sublessee that are not obligations of the Sublessor under this Sublease nor for any claims against, or defaults of, Sublessee under the sub-sublease that are not defaults of the Sublessor hereunder. Such assignment or sub-sublease agreement shall be duly executed and a fully executed copy thereof shall be delivered to Sublessor, and Sublessor may collect Monthly Rent and Additional Rent due hereunder directly from the assignee or, to the extent provided in the preceding sentence, any sub-sublessee. Collection of Monthly Rent and Additional Rent directly from an assignee or sub-sublessee shall not constitute a consent to such assignment or sub-subletting, nor shall such collection constitute a recognition of such assignee or sub-sublessee as the Sublessee hereunder or a release of Sublessee from the performance of all of its obligations hereunder.

     14.3 Information. Regardless of whether Sublessor's consent is required under this Article XIV, Sublessee shall give Notice to Sublessor of Sublessee's intent to assign this Sublease or any right or interest hereunder, or to sub-sublease the Premises or any part thereof, and of the name of the proposed assignee or sub-sublesse, the nature of the proposed assignee's or sub-sublessee's business to be conducted on the Premises, the terms and provisions of the proposed assignment or sub-sublease, a copy of the proposed assignment or sub-sublease form, and such other information as Sublessor may reasonably request concerning the proposed assignee or sub-sublessee, including, but not limited to, net worth, income statements and other financial statements for a two year period preceding Sublessee's request for consent, evidence of insurance complying with the requirements of Article XI, and the fee described in Section 14.7.

     14.4 Standard for Consent. In the event of an assignment requiring Sublessor's approval, Sublessor shall, within five (5) business days after receipt of such Notice from Sublessee and all information requested by Sublessor concerning the proposed assignee or sub-sublessee, elect to take one of the following actions by giving Notice to Sublessee:

          (a)  Consent to such proposed assignment or sub-sublease;

          (b)  Refuse to consent to such proposed assignment or sub-sublease; or

          (c) If Sublessee proposes to sub-sublease all of the Premises for the entire remaining Term. Sublessor may, at its option exercised by five (5) business days written Notice to Sublessee, elect to recapture the Premises and, unless prior to such date Sublessee withdraws its request by Notice to Sublessor, as of the thirteenth (13th) day after Sublessor gives Notice to Sublessee of its election to recapture, this Sublease shall terminate.

     Sublessor's consent shall not be unreasonably withheld or delayed.

     Sublessee agrees, by way of example and without limitation, that it shall not be unreasonable for Sublessor to withhold its consent to a proposed assignment or sub-subletting requiring Sublessor's approval if any of the following situations exist or may exist:

          (i) Sublessor reasonably determines that the proposed assignee's or sub-sublessee's use of the Premises conflicts with Article V or Article VI, presents an unacceptable risk, as reasonably determined by Sublessor, under
Article VI, or conflicts with any other provision under this Sublease;

          (ii) Sublessor reasonably determines that the proposed assignee or sub-sublessee is not as financially responsible as Sublessee as of the date of Sublessee's request for consent or as of the effective date of such assignment or sub-subletting;

     (iii) Sublessor reasonably determines that the proposed assignment or sub-subletting would breach a covenant, condition or restriction in some other sublease, financing agreement or other agreement relating to the Building, the Premises or this Sublease; or

     (iv) Subject to Section 15.3(b), an Event of Default has occurred and is continuing at the time of Sublessee's request for Sublessor's consent, or as of the effective date of such assignment or sub-subletting.

     Sublessee acknowledges that if Sublessee has any exterior sign rights under this Sublease, such rights are personal to Sublessee and may not be assigned or transferred to any assignee of this Sublease or sub-sublesse of the Premises without Sublessor's prior written consent, which consent may be withheld in Sublessor's sole and absolute discretion.

     14.5 Bonus Value. Sublessee agrees that fifty percent (50%) of any amounts paid by the assignee or sub-sublessee, however described, in excess of (i) the Monthly Rent payable by Sublessee hereunder (or, in the case of a sub-sublease of a portion of the Premises, in excess of the Monthly Rent reasonably allocable to such portion), plus (ii) Sublessee's direct out-of-pocket costs which Sublessee certifies to Sublessor have been paid or are to be paid to provide occupancy related services to such assignee or sub-sublessee of a nature commonly provided by Sublessor of similar space, plus (iii) all costs Sublessee incurred in reletting the Premises, including, but not limited to, broker's commissions, expenses of cleaning and remodeling the Premises, attorneys' fees and like costs, shall be property of Sublessor and such amounts shall be payable directly to Sublessor by the assignee or sub-sublessee. At Sublessor's request, a written agreement shall be entered into by and among Sublessee, Sublessor and the proposed assignee or sub-sublessee confirming the requirements of this
Section 14.5. Sublessor's share of the excess Monthly Rent shall not exceed fifty percent (50%) of the difference between the Monthly Rent payable by Sublessee hereunder and the Market Rate (as herein defined) for such portion of the Premises subject to such assignment or sub-sublease. Excess Monthly Rent shall not include rent from the sub-sublessee attributable to any of Sublessee's reasonable costs of assignment or sub-subleasing or any consideration received on account of or attributable to Sublessee's improvements or Sublessee's Property, including, but not limited to Sublessee's Special Systems. "Market Rate" shall mean the rent assessed at similar buildings in the Irvine Spectrum area at such time, comparable in size, location and quality to the Premises.

     14.6 Certain Transfers. Except where Sublessee or the resulting or controlling entity has a tangible net worth of $100,000,000 or more, the sale of all or substantially all of Sublessee's assets (other than sales in the ordinary course of business) or, if Sublessee is a corporation, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or equity interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) thereof (except for publicly traded shares of stock or venture capital or similar institutional investor financings constituting a transfer of fifty percent (50%) or more in the aggregate, so long as there is either no change in control of Sublessee as a result thereof or control of Sublessee either remains with senior management of Sublessee or moves to an institutional investor but not to a telecom or other operating company) shall be deemed an assignment within the provisions of this Article XIV.

     14.7 Sublessor's Fee and Expenses. If Sublessee requests Sublessor's consent to an assignment or sub-subletting by Sublessee under this Sublease, Sublessee shall pay to Sublessor all of Sublessor's reasonable out-of-pocket expenses, including, but not limited to, attorneys fees reasonably incurred related to such assignment or sub-subletting by Sublessee, whether or not the assignment or sub-subletting is approved.

     14.8 Transfer of the Premises by Sublessor. Upon any conveyance of the Premises and assignment by Sublessor of this Sublease, Sublessor shall and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Sublease occurring after the date of such conveyance and assignment, and Sublessee agrees to attorn to any entity purchasing or otherwise acquiring the Premises, so long as such entity assumes all of the obligations of Sublessor under this Sublease and expressly acknowledges in writing to Sublessee the receipt of the Security Deposit (and the amount thereof) and agrees to hold, apply and, if required, to repay all such sums in accordance with this Sublease.

     14.9  Collocation Licenses. Notwithstanding anything contained in this
Article XIV or elsewhere in this Sublease, Sublessee may, at any time and from time to time throughout the Term, grant to any persons or entities (a "Collocation Licensee") the right to use a portion of the Premises for location of its telecommunications equipment and the conduct of telecommunications and/or internet business activities (each a "Collocation License") without obtaining the prior written or oral consent of Sublessor, provided that any such Collocation License shall (a) be subject to all of the terms and conditions of this Sublease; (b) be deemed a license only and, shall not under any circumstances convey to any Collocation Licensee a leasehold or other real property interest in or to the Premises or the Building or any portion thereof and (c) terminate upon the expiration or termination of this Sublease. Sublessee shall indemnify, hold harmless, protect and defend Sublessor from and against any and all damage, loss, claim, liability and expense, including, but not limited to, attorney's fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment, to the extent arising out of any Collocation Licensee's use or occupancy of the Premises pursuant to a Collocation License. Sublessee shall require any and all Collocation Licensees to abide by current Building Rules and Regulations to the extent applicable. Any Alterations to the Premises required or requested by any Collocation Licensee shall be completed in accordance with Article VIII. All information provided by Sublessee to Sublessor regarding Collocation Licensees shall be considered confidential by Sublessor and shall be used solely for proper purposes in the management of the Building. Sublessor agrees to safeguard such information with the same degree of care that it exercises with respect to its own proprietary and confidential information. Sublessor agrees that no such information will be disclosed or made available to any third party except for employees of Sublessor, for auditing purposes by independent certified accountants and for complying with applicable law, including regulations or court orders; provided, however, Sublessor shall give Sublessee prompt Notice of any requested disclosure and, so long as no violation of any court order or law or other liability to Sublessor arises therefrom, a reasonable opportunity to prevent such disclosure. Notwithstanding anything set forth in this Sublease to the contrary, Sublessor shall have no right to receive or share in any consideration received by Sublessee pursuant to any Collocation License or otherwise arising out of Sublessee's business relationship with any Collocation Licensee.

                                  ARTICLE XV

                             DEFAULTS AND REMEDIES

     15.1 Sublessee's Default. At the option of Sublessor, a default under this Sublease by Sublessee shall exist if any of the following events shall occur (each is called an "Event of Default"):

          (a) Sublessee fails to pay any Rent payable hereunder, as and when due, for a period of ten (10) days after receipt of Notice by Sublessor; provided, however, the Notice given hereunder shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

          (b) Sublessee attempts to make or suffers to be made any transfer, assignment or sub-subletting except as provided in Article XIV hereof:

          (c) Any of Sublessee's rights under this Sublease are sold or otherwise transferred by or under court order or legal process or otherwise or if any of the events described in Section 15.2 occur;

          (d) Sublessee abandons the Premises without paying rent or fails to continuously comply with all other obligations hereunder;

          (e) Any representation or warranty given by Sublessee under or in connection with this Sublease proves to be materially false or misleading;

          (f) Sublessee fails to comply with the provisions of Article VI ("Hazardous Materials"), Article XIV ("Assignment and Subletting"), Atticle XVI ("Subordination; Estoppel Certificate; Financials"), Section 21.5 ("Modifications for Mortgagees") or Section 21.19 ("Authority") within two (2) business days after Notice from Sublessor, provided, however, the Notice required by this Section 15.1(f) shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure; or

          (g) Sublessee fails to observe, keep, perform or cure within thirty
(30) days after receipt of Notice by Sublessor any of the other terms, covenants, agreements or conditions contained in this Sublease or those set forth in any other agreements or Rules or Regulations which Sublessee is obligated to observe or perform pursuant to this Sublease. In the event such default reasonably could not be cured or corrected within such thirty (30) day period, but is reasonably susceptible to cure or correction, then Sublessee shall not be in default hereunder if Sublessee commences the cure or correction of such default within such thirty (30) day period and diligently prosecutes the same to completion after commencing such cure or correction. The Notice required by this Section 15.1(g) shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil
Procedure.

     Notices given under this Section 15.1 shall specify the alleged default and shall demand that Sublessee perform the provisions of this Sublease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such Notice shall be deemed a forfeiture or a termination of this Sublease unless Sublessor so elects in the Notice.

     15.2 Bankruptcy or Insolvency. In no event shall this Sublease be assigned or assignable by operation of law and in no event shall this Sublease be an asset of Sublessee in any receivership, bankruptcy, insolvency or reorganization proceeding. In the event:

          (a) A court makes or enters any decree or order adjudging Sublessee to be insolvent, or approving as properly filed by or against Sublessee a petition seeking reorganization or other arrangement of Sublessee under any provisions of the Bankruptcy Code or any applicable state law, or directing the winding up or liquidation of Sublessee and such decree or order shall have continued for a period of ninety (90);

          (b) Sublessee makes or suffers any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provisions of the Bankruptcy Code or any applicable state law;

          (c) Sublessee assigns its assets for the benefit of its creditors; or

          (d) The material part of the property of Sublessee or any property essential to the continuing conduct of Sublessee's business or of Sublessee's interest in this Sublease is sequestered, attached or executed upon, and Sublessee fails to secure a return or release of such property within ninety
(90) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; then, this Sublease shall, at Sublessor's election, immediately terminate and be of no further force or effect whatsoever, without the necessity for any further action by Sublessor, except that Sublessee shall not be relieved of obligations which have accrued prior to the date of such termination. Upon such termination, the provisions herein relating to the expiration or earlier termination of this Sublease shall control, and Sublessee shall immediately surrender the Premises in the condition required by the provisions of this Sublease. Additionally, Sublessor shall be entitled to all relief, including recovery of damages from Sublessee, which may from time to time be permitted, or recoverable, under the Bankruptcy Code or any other applicable state laws.

     15.3 Sublessor's Remedies. Upon the occurrence of an Event of Default, then, in addition to and without waiving any other rights and remedies available to Sublessor at law or in equity or otherwise provided in this Sublease, Sublessor may, at its option, cumulatively or in the alternative, to the extent not inconsistent or duplicative, exercise the following remedies:

          (a) Sublessor may terminate Sublessee's right to possession of the Premises, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Premises to Sublessor. No act by Sublessor other than giving Notice to Sublessee of Sublessor's election to terminate Sublessee's right to possession shall terminate this Sublease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Sublessor's initiative to protect Sublessor's interest under this Sublease shall not constitute a termination of Sublessee's right to possession. Termination shall terminate Sublessee's right to possession of the Premises but shall not relieve Sublessee of any obligation under this Sublease which has accrued prior to the date of such termination. Upon such termination, Sublessor shall have the right to re-enter the Premises, and remove all persons and subject to Section 15.3(c), property, and Sublessor shall also be entitled to recover from
Sublessee:

                (i) The worth at the time of award of the unpaid Monthly Rent and Additional Rent which had been earned at the time of termination;

                (ii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Sublessor could have reasonably avoided;

                (iii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Sublessee proves could be reasonably avoided;

                (iv) Any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result from Sublessee's default, including but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, demolition and renovation of the Premises to the condition existing immediately prior to Sublesse's occupancy, the unamortized portion of any Sublessee improvements and brokerage commissions funded by Sublessor in connection with this Sublease, the cost of rectifying any damage to the Premises occasioned by the act or omission of Sublessee, reasonable attorneys' fees, and any other reasonable costs; and

                (v) At Sublessor's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.

          As used in subsections (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the maximum legal rate permitted by law. As used in subsection (iii) above the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (b) Sublessor may elect not to terminate Sublessee's right to possession of the Premises, in which event this Sublease will continue in full force and effect as long as Sublessor does not terminate Sublessee's right to possession, and Sublessor may continue to enforce all of its rights and remedies under this Sublease, including the right to collect all Rent as it becomes due. In the event that Sublessor elects to avail itself of the remedy provided by this Section 15.3(b), Sublessor shall not unreasonably withhold its consent to an assignment or sub-subletting of the Premises subject to the reasonable standards for Sublessor's consent as are contained in this Sublease. In addition, in the event Sublessee has entered into a sub-sublease which is valid under the terms of this Sublease, Sublessor may also, at its option, cause Sublessee to assign to Sublessor the interest of Sublessee under said sub-sublease, including, but not limited to, Sublessee's right to payment of Rent as it becomes due. Sublessor may elect to enter the Premises and relet them, or any part of them, to third parties for Sublessee's account. Sublessee shall be liable immediately to Sublessor for all reasonable costs Sublessor incurs in reletting the Premises, including, but not limited to, broker's commissions, expenses of cleaning and remodeling the Premises required by the reletting, attorneys' fees and like costs. Reletting can be for a period shorter or longer than the remaining Term and for the entire Premises or any portion thereof. Sublessee shall pay to Sublessor the Monthly Rent and Additional Rent due under this Sublease on the dates the Monthly Rent and such Additional Rent are due, less the Rent Sublessor actually collects from any reletting. Except as provided in the preceding sentence, if Sublessor relets the Premises or any portion thereof, such reletting shall not relieve Sublessee of any obligation hereunder. Notwithstanding the above, no act by Sublessor allowed by this Section 15.3(b) shall terminate this Sublease unless Sublessor gives Notice to Sublessee that Sublessor elects to terminate this Sublease.

          (c) Notwithstanding anything to the contrary in this Sublease, (i) in no event shall Sublessor have a lien on any of Sublessee's Property , including, without limitation, the property of any Collocation Licensee; (ii) in no event shall Sublessor be entitled to withhold services under this Sublease as a remedy for Sublessee's default; and (iii) in no event shall Sublessor be entitled to enter the Premises and remove or interfere with Sublessee's Property, including, without limitation, the property of any Collocation Licensee, without judicial process; and (iv) upon any termination of this Sublease or the right to possession, Sublessee and Sublessee's Agents shall have a reasonable period of time, not exceed thirty (30) days, to remove Sublessee's Property from the Premises, the Building and the Common Area.

     15.4 No Surrender. Sublessee waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law in the event Sublessee is evicted or Sublessor takes possession of the Premises by reason of an Event of Default. No act or thing done by Sublessor or Sublessor's Agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Sublessor. No employee of Sublessor or of Sublessor's Agents shall have any power to accept the keys to the Premises prior to the termination of this Sublease, and the delivery of the keys to any employee shall not operate as a termination of this Sublease or a surrender of the Premises.

     15.5 Interest on Late Payments. Any Rent due under this Sublease that is not paid to Sublessor within five (5) days of the date when due shall commence to bear interest at the Applicable Rate until fully paid, and neither the accrual nor the payment of such interest shall cure any Event of Default under this Sublease.

     15.6 Attorneys' and Other Fees. All sums reasonably incurred by Sublessor in connection with an Event of Default or holding over of possession by Sublessee after the expiration or termination of this Sublease without Sublessor's consent, including, but not limited to, all costs, expenses and actual accountants, appraisers', attorneys' and other professional fees, and any collection agency or other collection charges, shall be due and payable by Sublessee to Sublessor on demand, and shall bear interest at the Applicable Rate from the date incurred until paid by Sublessee. In addition, in the event that any action shall be instituted by either of the parties hereto for the enforcement of any of its rights in and under this Sublease, the party in whose favor judgement shall be rendered shall be entitled to recover from the other party all expenses reasonably incurred by the prevailing party in such action, including actual costs and reasonable attorneys' fees.

     15.7 Sublessor's Default Under This Sublease. Sublessor shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of Notice by Sublessee to Sublessor (and the Mortgagees who have provided Sublessee with Notice) specifying the nature of such default; provided, however, that if the nature of Sublessor's obligation is such that more than thirty (30) days are required for its performance, then Sublessor shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Notwithstanding the immediately preceding sentence, if at any time Sublessor's failure to perform any of its obligations under this Lease materially, substantially and adversely interferes with Sublessee's ability to conduct its business upon the

Premises, and if Sublessor does not, within a commercially reasonable time (including immediately in case of an emergency) following Notice (which in the case of an emergency may be given telephonically to the Building manager), repair and maintain the Building or the Common Area or otherwise perform its obligations as required hereunder, Sublessor may make such repairs, perform such maintenance or take such other commercially reasonable actions as may be necessary to cure such interference. All sums reasonably disbursed, deposited or incurred by Sublessor in connection with such repairs, maintenance or other actions, shall be due and payable by Sublessor to Sublessee, on demand by Sublessee, together with interest at the Applicable Rate on such aggregate amount from the date of such demand until paid by Sublessor.

     15.8 Limitation of Sublessor's and Sublessee's Liability. The obligations of Sublessor and Sublessee do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Sublessee, of Sublessor or its constituent partners or of Lessor. If Sublessor or Sublessee shall fail to perform any covenant, term, or condition of this Sublease, Sublessor or Sublessee shall be required to deliver to the non-performing party Notice of the same. If, as a consequence of such default, Sublessee shall recover a money judgement against Sublessor, such judgement shall be satisfied only out of rent or other income from such property receivable by Sublessor or out of consideration received by Sublessor from the disposition of all or any part of Sublessor's right, or interest in the Building, and no action for any deficiency may be sought or obtained by Sublessee.

     15.9 Mortgagee and Lessor Protection. Upon any default on the part of Sublessor, Sublessee will give Notice by registered or certified mail to Lessor and any Mortgagee who has provided Sublessee with Notice of its interest together with an address for receiving notice, and shall offer Lessor and such Mortgagee reasonable opportunity to cure the default (which in no extent shall be less than thirty (30) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary, to effect a cure. Sublessee agrees that each of the Mortgagees to whom this Sublease has been assigned by Sublessor is an express third party beneficiary hereof. Sublessee shall not make any prepayment of Monthly Rent more than one (1) month in advance without the prior written consent of such Mortgagee. Sublessee waives any right under California Civil Code Section 1950.5 or any other present or future law to the collection of any deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the deposit. Sublessee agrees to make all payments under this Sublease to the Mortgagee with the most senior encumbrance upon receiving beyond the applicable cure period a direction, in writing, to pay said amounts to such Mortgagee.

     15.10 Sublessor's Right to Perform. If Sublessee shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Sublease beyond any cure period set forth herein, Sublessor may (but shall not be obligated to), at Sublessee's expense, and without waiving or releasing Sublessee from any obligation of Sublessee under this Sublease, make such payment or perform such other act to the extent commercially reasonable, and in connection therewith, pay expenses and employ counsel. All sums paid by Sublessor and all penalties, interest and costs, including, but not limited to, collection and attorneys' fees reasonably incurred in connection therewith, shall be due and payable by Sublessee to Sublessor, as an item of Additional Rent, on demand by Sublessor, together with interest thereon at the Applicable Rate from the date of such demand until paid by Sublessee.

     15.11 Waiver of Jury Trial. To the full extent permitted by law, Sublessor and Sublessee each hereby waives the right to trial by jury in any action, proceeding or counterclaim brought by either party on any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, Sublessee's use or occupancy of the Premises and/or any claim of injury or damage in connection therewith.


                                  ARTICLE XVI

                SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

     16.1 Subordination, Attornment and Non-disturbance. Without the necessity of any additional document being executed by Sublessee for the purpose of effecting a subordination, and at the election of Sublessor or any Mortgagee or any ground lessor with respect to the land of which the Premises are a part, this Sublease shall be subject and subordinate at all times to (i) all ground leases or underlying leases except the Master Lease which may now exist or hereafter be executed affecting the Building, and (ii) the lien of any Mortgagee which may now exist or hereafter be executed in any amount for which the Building, ground leases or underlying leases, or Sublessor's or Lessee's interest or estate in any of said items is specified as security. Sublessor, Lessor or any such Mortgagee or ground lessor shall have the right, at its election, to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Sublease. No subordination shall permit material interference with Sublessee's rights hereunder, and any ground lessor, the Lessor, or Mortgagee shall recognize Sublessee and its permitted successors and assigns as the Sublessee of the

Premises and shall not disturb Sublessee's right to quiet possession of the Premises during the Term so long as no Event of Default has occurred and is continuing under this Sublease. If Sublessor's interest in the Premises is acquired by any ground lessor, the Lessor or any Mortgagee, or in the event proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any Mortgage made by Sublessor covering the Premises or any part thereof, or in the event a conveyance in lieu of foreclosure is made for any reason, Sublessee shall, notwithstanding any subordination and upon the request of such successor in interest to Sublessor, attorn to and become the Sublessee of the successor in interest to Sublessor and recognize such successor in interest as the Sublessor under this Sublease. Although this Section 16.1 is self-executing, Sublessee covenants and agrees to execute and deliver within ten
(10) business days after receipt of written notice by Sublessor and in such form as may be reasonably requested by Sublessor, or any Mortgagee or ground lessor, any additional documents evidencing the priority or subordination of this Sublease with respect to any such ground leases or underlying leases or the lien of any such Mortgage, or evidencing the attornment of Sublessee to any successor in interest to Sublessor as herein provided, so long as such documents expressly acknowledge the Sublessee's right of non-disturbance hereunder. Sublessee's failure to timely execute and deliver such additional documents shall, at Sublessor's option, constitute an Event of Default hereunder.

     16.2 Estoppel Certificate. Sublessee shall within ten (10) business days following receipt of written request by Sublessor, execute and deliver to Sublessor any documents, including estoppel certificates, in a form reasonably required by Sublessor, (i) certifying whether this Sublease is unmodified and in full force and effect or, if modified, will attach a copy of such modification and Sublessee shall certify that this Sublease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Sublessee's knowledge, any uncured defaults on the part of the Sublessor or stating the nature of any uncured defaults, (iii) evidencing the status of this Sublease as may be reasonably required by a Mortgagee or a purchaser of the Premises, (iv) certifying the current Monthly Rent amount and the amount and form of Security Deposit on deposit with Sublessor, and (v) certifying to such other information as Sublessor, Sublessor's Agents, Mortgagees and prospective purchasers may reasonably request, including, but not limited to, any requested information regarding Hazardous Materials. Estoppel certificates will be considered true and correct if not returned within ten (10) business days after receipt by Sublessee.

                                 ARTICLE XVII
                              SIGNS AND GRAPHICS

Sublessor shall provide at Sublessor's expense, Sublessee identification in the building directory and at the main entry to the Premises. Sublessee shall be permitted the following additional signs:

a) Sublessee shall be entitled to maintain signs, subject only to applicable laws, in any location on or about the Premises that are not visible from the exterior of the Premises.

b) Sublessee shall be entitled to maintain identification signs in the Premises in a primary visitor entry/reception area that are visible from the exterior of the Premises, subject only to applicable laws and Sublessor's approval which shall not be unreasonably withheld.

c)   Sublessee shall be entitled to;

     (i.) install identification to the existing shared monument sign subject only to applicable laws and Sublessor's approval which shall not be unreasonably withheld, or

     (ii.) install one (1) new exterior monument sign in reasonable proximity to the Premises for Sublessee's dedicated use subject only to applicable laws and Sublessor's approval which shall not be unreasonably withheld, or

     (iii.) install one (1) exterior sign on the exterior of the low-rise portion of the Building subject only to applicable laws and Sublessor's approval which shall not be unreasonably withheld.

In reviewing proposed signage as described in subparagraph c.) above, it shall not be unreasonable for Sublessor to deny approval if the installation of such proposed signage requires the destruction of trees or restricts the visibility of existing signs or restricts the view from the building of other tenants within the Building, nor shall it be unreasonable for the Sublessor to require screening behind proposed signage or other protection for the roof or Building exterior. Except as permitted above, Sublessee shall have no right to maintain other identification signs in any location on or about the Premises that are visible from the exterior of the Premises and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. Except for signs set forth above, the size, design, color and other physical aspects of other permitted signs shall be subject to Sublessor's written approval prior to installation, which approval may be withheld in Sublessor's discretion, any Restrictions and any applicable municipal or other governmental permits and approvals. All such signs (other than the signs set forth above) and graphics shall conform to the Sign Criteria set forth in Exhibit "G" or as may be amended by Sublessor from time to time by Notice to Sublessee; provided, however, no such modification shall be applicable to any sign installed by Sublessee prior to such modification or shall unreasonably restrict signage within the Building or the Premises. Except as noted above, the cost of all signs and graphics, including the installation, maintenance and removal thereof, shall be at Sublessee's sole cost and expense. If Sublessee fails to maintain its signs, or if Sublessee fails to remove same upon termination of this Sublease and repair any damage caused by such removal (including, but not limited to, repainting the affected area, if required by Sublessor), Sublessor may, within ten (10) days after Notice from Sublessor of such failure, do so at Sublessee's expense. All sums reasonably disbursed, deposited or incurred by Sublessor in connection with such removal, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Sublessee to Sublessor on demand by Sublessor, together with interest thereon at the Applicable Rate from the date of such demand until paid by Sublessee.

                                 ARTICLE XVIII
                                QUIET ENJOYMENT

     Sublessor covenants that Sublessee, upon performing the terms, conditions and covenants of this Sublease, shall have quiet and peaceful possession of the Premises as against any person or entity claiming the same by, through or under Sublessor or Lessor.

                                  ARTICLE XIX
                            SURRENDER; HOLDING OVER

     19.1 Surrender of the Premises. Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Premises to the Sublessor in its condition existing as of the Commencement Date, normal wear and tear and acts of God excepted, with all interior walls in good repair, all carpets shampooed and cleaned, the HVAC equipment, plumbing, electrical and other mechanical installations in good operating order and all floors cleaned and waxed, all to the reasonable satisfaction of Sublessor. Sublessee shall remove from the Premises all of Sublessee's Alterations which Sublessor requires Sublessee to remove pursuant to Section 8.1 and all of Sublessee's Property (except such of Sublessee's Property as Sublessee is permitted to leave in the Building pursuant to Exhibits "C-l" and "C-2" at the expiration or earlier termination of this Sublease) and shall repair any damage and perform any restoration work caused by such removal. If Sublessee fails to remove such Alterations and Sublessee's Property which Sublessee is authorized and obligated to remove pursuant to the above, and such failure continues after the termination of this Sublease, Sublessor may, subject to Section 15.3(c), retain such property and all rights of Sublessee with respect to it shall cease, or Sublessor may place all or any portion of such property in public storage for Sublessee's account. Sublessee shall pay to Sublessor, upon demand, the costs of removal of any such Alterations and Sublessee's Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with attorneys' fees and interest on said amounts at the Applicable Rate from the date of expenditure by Sublessor. If the Premises are not so surrendered at the termination of this Sublease, Sublessee hereby agrees to indemnify Sublessor and Sublessor's Agents against all loss or liability resulting from any delay by Sublessee in so surrendering the Premises, including, but not limited to, any claims made by any succeeding tenant, losses to Sublessor due to lost opportunities to sublease to succeeding tenants, and actual attorneys' fees and costs.

     19.2 Holding Over. If Sublessee remains in possession of all or any part of the Premises after the expiration of the Term with the prior written consent of Sublessor, such possession shall constitute a month-to-month tenancy only and shall not constitute a renewal or extension for any further term. If Sublessee remains in possession of all or any part of the Premises after the expiration of the Term without the prior written consent of Sublessor, such possession shall constitute a tenancy at sufferance, Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Monthly Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amounts and at the times specified in this Sublease. Any such tenancy shall be subject to every other term, condition, and covenant contained in this Sublease. Sublessee shall indemnify Sublessor and Lessor from and against any and all claims, losses, expenses and liabilities for damages resulting from Sublessee's failure to surrender possession, including, without limitation, any claims made by any succeeding tenant.

                                  ARTICLE XX

                    CONSTRUCTION OF SUBLESSEE IMPROVEMENTS

     The Premises shall be delivered in the following condition: (a) the Premises shall be delivered broom-clean, in their present condition; (b) the roof of the Building will be in good condition; (c) the Common Area shall be in compliance with all Applicable Laws, including, without limitation, the Americans with Disabilities Act (ADA) following the completion of construction which Sublessor has undertaken and shall complete with reasonable diligence; (d) Sublessor shall provide Sublessee with any existing CAD drawings of the Building; (e) Sublessor shall provide Sublessee with available one-line drawings of the Building's mechanical and electrical systems; (f) Sublessor shall provide available documentation regarding Building systems, including without limitation, mechanical systems, electrical systems and HVAC, as reasonably requested by Sublessee; and (g) all Building documentation required under this Article shall be provided in electronic format if available.

                                  ARTICLE XXI

                                   NOT USED


                                 ARTICLE XXII

                                RENEWAL OPTION

     22.1 Option Right. Sublessor hereby grants Sublessee and any Permitted Transferee or assignee [or sub-subtenant] to whom this Sublease has been assigned with the consent of Sublessor (collectively, the "Sublessee" for purposes of this Article XXII), two (2) options to extend the Term for a period of five (5) years each (each, an "Option Term"), which options shall be exercisable only by Notice given by Sublessee as set forth below. Upon the exercise of each such option to extend, the Term, as it applies to the Premises, shall be extended for a period of five (5) years.

     22.2 Option Rent. The Rent payable by Sublessee during the applicable Option Term (the "Option Rent") shall be the Fair Rental Value for the Premises as of the commencement of the applicable Option Term. The "Fair Rental Value" shall mean the rent assessed at similar buildings in the Irvine Spectrum area for the lease, as of the applicable Option Term, of premises comparable in size, location and quality to the Premises (but not taking into account any of Sublessee's Property or any Alterations made by or on behalf of Sublessee) for a term of five (5) years.

     22.3 Exercise of Option. The applicable option contained in this Section
22.3 shall be exercised by Sublessee, if at all, and only in the following manner: (i) Sublessee shall deliver Notice to Sublessor not more than twelve
(12) months nor less than six (6) months prior to the expiration of the Term, stating that Sublessee may be interested in exercising its option; (ii) Sublessor after receipt of Sublessee's Notice, shall deliver Notice (the "Option Rent Notice") to Sublessee not more than thirty (30) days after receipt of Sublessee's Notice, setting forth Sublessor's determination of the Option Rent; and (iii) if Sublessee wishes to exercise such option, Sublessee shall, on or before the date (the "Exercise Date") which is the earlier of (A) the date occurring three (3) months prior to the expiration of the Term, and (B) the date occurring sixty (60) days after Sublessee's receipt of the Option Rent Notice, exercise the option by delivering Notice thereof to Sublessor ("Sublessee's Exercise Notice"), and concurrent with such exercise and in Sublessee's Exercise Notice, Sublessee may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 22.4 below.

     22.4 Determination of Option Rent. In the event Sublessee objects in Sublessee's Exercise Notice to the Option Rent initially determined by Sublessor, Sublessor and Sublessee shall attempt to agree upon the Option Rent, using their best good-faith efforts. If Sublessor and Sublessee fail to reach agreement within thirty (30) days following Sublessor's receipt of Sublessee's Exercise Notice objecting to the Option Rent, and the parties cannot agree upon the Fair Rental Value for the Option Term, then Sublessor and Sublessee shall each within ten (10) days after the expiration of such thirty (30) day period (or earlier if agreed by Sublessor and Sublessee), at their own cost, appoint a real estate broker with at least five (5) years full-time commercial brokering experience in the area in which the Premises are located to appraise and set the Option Rent for the Premises for the Option Term. If a party does not appoint a broker within such ten (10) day period, the single broker appointed shall be the sole appraiser and shall set the Option Rent for the Premises for the Option Term within thirty (30) days after the expiration of such ten (10) day period. If two brokers are appointed by the parties, they shall meet promptly and attempt to set the Option Rent for the Premises for the Option Term. If they are unable to agree within thirty (30) days after the second broker has been appointed, they shall, prior to the expiration of such thirty (30) day period, attempt to select a third broker meeting the qualifications stated in this
Section 22.4. If they are unable to agree on a third broker, either of the parties to this Sublease by giving ten (10) days' Notice to the other party, can file a petition with the American Arbitration Association solely for the purpose of selecting a third broker who meets the qualifications stated in this Section. Each party shall bear the cost of the third broker and any costs of the American Arbitration Association equally.

     If a third broker is selected, within ten (10) days after the selection of the third broker, each broker appointed by the parties shall submit to the third broker, his or her appraisal of the Option Rent for the Premises for the Option Term. The third broker shall, within ten (10) days after receiving the two brokers' appraisals, determine the Fair Rental Value.

     After the Option Rent for the Premises for the Option Term has been set in accordance with the foregoing provisions of this Section 22.4, the single broker, the two appointed brokers or the third broker, as the case may be shall immediately notify the parties. That Option Rent shall be binding upon the parties for the specific Option Term. In no event shall Sublessee be required to give Sublessee's Exercise Notice prior to the date Option Rent is set and the time for giving Sublessee's Exercise Notice shall be extended as necessary so

Sublessee has at least five (5) days after receiving Notice of the Option Rent to give Sublessee's Exercise Notice.


                                 ARTICLE XXIII

                    MISCELLANEOUS AND INTERPRETIVE PROVISIONS

     23.1 Broker. Sublessor and Sublessee each warrant and represent to the other that they have had no dealings with any real estate broker, agent or finder in connection with the negotiation of this Sublease or the introduction of the parties to this transaction, except for the Sublessor's Broker and the Sublessee's Broker set forth in Items 13 & 14 of the Basic Sublease Provisions (whose commissions shall be paid by Sublessor), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Sublease. In the event of any additional claims for brokers or finders fees with respect to this Sublease, Sublessee shall indemnify, hold harmless, protect and defend Sublessor from and against any and all damage, loss, claim, liability and expense including, but not limited to, attorney's fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment to the extent arising out of any statement or representation or agreement made by Sublessee, and Sublessor shall indemnify, hold harmless, protect and defend Sublessee from and against any and all damage, loss, claim, liability and expense including, but not limited to, attorney's fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment to the extent arising out of any statement, representation or agreement made by Sublessor or compensation to Sublessor's Broker or with respect to this Sublease, Sublessee's Broker.

     23.2 Examination of Sublease. Submission of this Sublease for examination or signature by Sublessee does not create a reservation of or option to Sublease. This Sublease shall become effective and binding only upon full execution of this Sublease by Sublessor and Sublessee.

     23.3 No Recording. Unless required by law, Sublessee shall not record this Sublease or any memorandum of this Sublease without Sublessor's prior written consent. Notwithstanding the above, upon request, either party shall deliver a memorandum of this Sublease in recordable form which the other party thereafter may file for record.

     23.4 Quitclaim. Upon any termination of this Sublease, Sublessee shall, at Sublessor's request, execute, have acknowledged and deliver to Sublessor an instrument in writing releasing and quitclaiming to Sublessor all right, title and interest of Sublessee in and to the Premises by reason of this Sublease or otherwise.

     23.5 Modifications. If in connection with obtaining financing for the Premises or any portion thereof, Lessor or Mortgagee shall request reasonable modifications to this Sublease as a condition to such financing, Sublessee shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not adversely affect any of Sublessee's rights hereunder.

     23.6 Notice. Any notice required or desired to be given under this Sublease shall be in writing and shall be addressed to the address of the party to be served as provided in the Basic Lease Provisions. The addresses of Sublessor, Lessor and Sublessee are as set forth in Items 1, 2 and 3, respectively, of the Basic Sublease Provisions. Each such notice shall be deemed received, effective and given upon actual receipt, or refusal of receipt in the United States, if mailed certified mail, return receipt requested, and postage prepaid, or upon receipt if delivered by overnight courier properly addressed to the party to be served as provided herein.

     23.7 Captions. The captions and headings used in this Sublease are for the purpose of convenience only and shall not be constituted to limit or extend the meaning of any part of this Sublease.

     23.8 Executed Copy. Any fully executed copy of this Sublease shall be deemed an original for all purposes.

     23.9 Time. Time is of the essence for the performance of each term, condition and covenant of this Sublease.

     23.10 Severability. If any one of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Sublease, but this Sublease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

     23.11 Survival. All covenants and indemnities set forth herein which contemplate the payment of sums, or the performance by Sublessee or Sublessor after the Term or, in the case of Sublessee, following an Event of Default, including specifically, but not limited to, the covenants and indemnities set forth in Section

5.3. Article VI, Article VII, Section 8.1, Section 9.2, Section 11.1, Section 11.10, Article XV, and Article XIX, and all representations and warranties of Sublessee, the Lessor and Sublessor shall survive the expiration or sooner termination of this Sublease.

     23.12 Choice of Law. This Sublease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Sublease shall in all cases be construed as a whole according to its fair meaning and not strictly against either Sublessor or Sublessee.

     23.13 Gender; Singular, Plural. When the context of this Sublease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, the singular includes the plural and the plural includes the singular.

     23.14 Non-agency. It is not the intention of Sublessor or Sublessee to create hereby a relationship of master-servant or principal-agent or partners or joint venturers, and under no circumstances shall Sublessee herein be considered the agent of Sublessor or Sublessor be considered the agent of Sublessee, it being the sole purpose and intent of the parties hereto to create a relationship of landlord and tenant.

     23.15 Successors. The terms, covenants, conditions and agreements contained in this Sublease shall, subject to the provisions as to assignment, sub-subletting, and bankruptcy contained herein and any other provisions restricting successors or assigns, apply to and bind the heirs, successors, legal representatives and assigns of the Lessor, Sublessor and Sublessee.

     23.16 Fitness Center. In consideration of Sublessor's making available to the Sublessee and its employees those certain facilities, workout areas and equipment located in the Building (the "Fitness Center"), Sublessee hereby expressly agrees that the Sublessor and Lessor and their respective agents, employees, officers, directors and partners ("Agents") shall not be liable for any loss, injury, death or damage (including consequential damages) to persons or property resulting from the use of the facilities and equipment in the Fitness Center and that Sublessee and its employees assume all risk related to the use of the Fitness Center. Sublessee understands that no employee will be granted access to the Fitness Center until such employee has executed a Release and Waiver Form attached as Exhibit "J" hereto. Sublessee expressly agrees that the Release and Waiver Form contained herein is to protect Lessor and Sublessor and their respective Agents, employees, officer, directors and partners from the consequences of their action(s) or lack of action(s), regardless of whether such is the concurrent or proximate cause of damages. Sublessee agrees to indemnify, defend and hold harmless Sublessor, Lessor and their Agents from and against any all claims, losses, liabilities and expenses resulting from the use of the Fitness Center by Sublessee or its employees.

     23.17 Waiver; Remedies Cumulative. The waiver by either party of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of this Sublease be construed to waive or to lessen the right of either party to insist upon the performance by either party in strict accordance with all of the provisions of this Sublease. The subsequent acceptance of Rent hereunder by Sublessor shall not be deemed to be a waiver of any preceding breach by Sublessee of any provisions, covenant, agreement or condition of this Sublease, other than the failure of Sublessee to pay the particular Rent payment so accepted, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such Rent payment. Sublessor's acceptance of any check, letter or payment shall in no event be deemed an accord and satisfaction, and Sublessor shall accept the check, letter or payment without prejudice to Sublessor's right to recover the balance of the Rent or pursue any other remedy available to it. The rights and remedies of either party under this Sublease shall be cumulative and in addition to any and all other rights and remedies which either party has or may have.

     23.18 Unavoidable Delay. Except for the payment of Rent, neither party shall be charged with, liable for, or responsible to the other party for anything or in any amount for any Unavoidable Delay and any Unavoidable Delay shall not be deemed a breach of or default in the performance of this Sublease, it being specifically agreed that any time limit provision contained in this Sublease (other than the scheduled expiration of the Term) shall be extended for the same period of the time lost by Unavoidable Delay.

     23.19 Entire Agreement. This Sublease is the entire agreement between the parties, and supersedes any prior agreements, representations, negotiations or correspondence between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Sublease shall be binding unless in writing and signed by the parties hereto.

     23.20 Authority. If Lessor, Sublessor or Sublessee is a corporation or a partnership, each individual executing this Sublease on behalf of the corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Sublease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Sublease is binding upon said entity in accordance with its terms.

     23.21 Guaranty. As a condition to the execution of this Sublease by Sublessor, the obligations, covenants and performance of the Sublessee as herein provided shall be guaranteed in writing by the Guarantor listed in Item 16 of the Basic Sublease Provisions, if any, on a form of guarantee provided by Sublessor.

     23.22 Exhibits; References. All exhibits, amendments, riders and addenda attached to this Sublease are hereby incorporated into and made a part of this Sublease. All references in this Sublease to Articles, Sections, Exhibits, and clauses are made, respectively, to Articles, Sections, Exhibits, and clauses of this Sublease, unless otherwise specified.

     23.23 Basic Sublease Provisions. The Basic Sublease Provisions at the beginning of this Sublease are intended to provide general information only. In the event of any inconsistency between the Basic Sublease Provisions and the specific provisions of this Sublease, the specific provisions of this Sublease shall prevail.

     23.24 No Merger. The voluntary or other surrender of this Sublease by Sublessee, or a mutual cancellation thereof, or a termination by Sublessor, shall not work a merger, and shall, at the option of Sublessor, terminate all or any existing sub-subtenancies or may, at the option of Sublessor, operate as an assignment to Sublessor of any or all such sub-subtenancies.

     23.25 Joint and Several Obligations. If more than one person or entity is Sublessee, the obligations imposed on each such person or entity shall be joint and several.

     23.26 No Light or Air Easement. Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Building shall in no way affect this Sublease, abate Rent or otherwise impose any liability on Sublessor. Except as otherwise expressly provided herein, this Sublease does not confer any right with regard to the subsurface below the ground level of the Building.

     23.27 Security Measures. Sublessee hereby acknowledges that Sublessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Building. Sublessee assumes all responsibility for the protection of Sublessee, Sublessee's Agents and the property of Sublessee and of Sublessee's Agents from acts of third parties. Nothing herein contained shall prevent Sublessor, at Sublessor's sole option, from providing security protection for the Building or any part thereof, in which event the cost thereof shall be included within the definition of Building Costs and paid by Sublessee in the manner set forth in Section 7.1, subject to
Section 7.3(b).

     23.28 Confidentiality. Sublessor acknowledges that it may have access to
           ---------------
certain confidential information of Sublessee concerning Sublessee's business, facilities, operations, plans, Collocation Licensees, proprietary software, technology, and products ("Confidential Information"). Sublessor agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Sublease, nor disclose to any third party (except as required by law or to its attorneys, accountants, and other advisors and Mortgagees and prospective purchasers of the Premises, but only as reasonably necessary and subject to the confidentiality provisions hereof), any of Sublessee's Confidential Information and will take reasonable precautions to protect the confidentiality of such Confidential Information. The obligations of Sublessor under this Section 23.28 shall survive the expiration or termination of this Sublease.

     23.29 Sublessor's Warranties. Sublessor hereby represents and warrants to
           ----------------------
Sublessee: (i) Sublessor is the sole owner of, and has good and marketable title to, the leasehold estate under the Master Lease, including without limitation, the Building and the Premises, subject only to the Master Lease and the Restrictions; (ii) the Sublessor's estate in the Building and the Premises, as of the date hereof, is not subject to any Mortgage; (iii) the Master Lease is a legally valid instrument, binding upon and enforceable against Sublessor and the Lessor, is in full force and effect and has not been terminated and no notice has been given or action taken which, and no event has occurred which in and of itself or with the giving of notice or the passage of time or both, has or would result in a termination of the Master Lease or create any default thereunder;
(iv) a true and complete (except for the rent provisions) copy of the Master Lease and the Assignment are attached hereto as Exhibit K (v) the Sublessor is a Delaware corporation, validly existing, qualified to do business in the State of California and in good standing in the States of Delaware and California; (vi) the party executing this Sublease on behalf of Sublessor has full power and authority to enter into this Sublease on behalf of Sublessor and to bind Sublessor to the terms and conditions of this Sublease; (vii) no other party has any right to use or occupy the Premises from and after the date hereof; and
(vii) to the best of Sublessor's knowledge, there are no Hazardous Materials in the Premises.

     23.30 Not Used.

     23.31 Matters with Respect to Rules and Regulations. Notwithstanding anything to the contrary in the Rules and Regulations, Sublessee shall have the right to (i) install, maintain, repair and replace computer, telecommunication, and other equipment in the Premises, in any location of Sublessee's choosing, without Sublessor's input or consent, so long as the floor loading patterns of such equipment do not exceed the loading capacity of the floor, (ii) move computer, telecommunication, and other movable equipment used in Sublessee's business in and out of the Premises at any time and from time to time in the course of its business, without any requirement for notice to or supervision by Sublessor or the Building Manager unless such movement shall require the use of Common Areas within the Building and in such event, notice to or supervision by the Building Manager shall be required, (iii) enter mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, telecommunication closets, the roof and similar areas where Sublessee's Special Systems or Sublessee's Property may be located as necessary for the conduct of Sublessee's business, without the prior written consent of Sublessor but with prior telephonic notice to the Building manager, except in emergency which threatens systems critical to Sublessee's business, in which case telephonic notice to the Building manager shall be given as soon as practicable. In addition to the other provisions of the Rules and Regulations that are overridden by the express terms of this Sublease, the following items in the Rules and Regulations shall not apply to Sublessee's operations in the Premises: (a) except in emergencies, the first sentence of Rule 3 is limited to construction activities by third party providers, (b) the last sentence of Rule 3 shall not apply for activities confined exclusively to the Premises, (c) Rule 19 shall not apply, and (f) Sublessor's exercise of its rights under Rule 22 shall be exercised so as to provide a reasonable means of access to the Premises and supporting areas for Sublessor's employees, customers and vendors at all times.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.


----------------------------------        -----------------------------------
ASSOCIATES INFORMATION SERVICES,          INFLOW INC.
INC.

BY: /s/ Wayne G. Stoltzman                By: /s/ [ILLEGIBLE]
   -------------------------------           --------------------------------
        Wayne G. Stoltzman
TITLE:  Vice President                    TITLE: President, CEO
      ----------------------------              -----------------------------
Witness: /s/ [ILLEGIBLE]                  Witness: /s/ [ILLEGIBLE]
        --------------------------                ---------------------------
BY:                                       BY:
   -------------------------------           --------------------------------
TITLE:                                    TITLE:
      ----------------------------              -----------------------------
Witness:                                  Witness:
        --------------------------                ---------------------------

SUBLESSOR'S ACKNOWLEDGMENT:

     STATE OF TEXAS  )
                          SS
     COUNTY OF DALLAS)

           ON 12/16/99, before me, the undersigned, a Notary Public in and for said State, personally appeared Wayne G. Stoltzman known to me to be the Vice President of Associates Information Services, Inc., the Corporation that executed the within instrument and known to me that such Corporation herein named, and he acknowledged to me that such Corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

     WITNESS my hand and official seal.

                             /s/ Vicky Smith
                             -------------------------------------
                             Notary Public in and for said State

     Commission expires:  1-13-03         [SEAL OF VICKY SMITH]
                        -------------


SUBLESSEE'S ACKNOWLEDGMENT:

     STATE OF COLORADO  )
              CITY AND  ) SS
     COUNTY OF DENVER   )

         ON December 15, 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared Art Zeile known to me to be the (corporation) President and CEO of Inflow, Inc. the Corporation that executed the within instrument and known to me that such Corporation herein named, and he acknowledged to me that such Corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

WITNESS my hand and official seal.


                        /s/ Nancy B. Printz
                  -----------------------------------
                  Notary Public in and for said State
                                                       [SEAL OF NANCY B. PRINTZ]
                  Commission expires:  11/23/03
                                     ----------------

                                   EXHIBIT A


                           PREVISES AREA CALCULATION

                                   [DIAGRAM]

                                  EXHIBIT "B"


The land referred to herein is situated in the State of California, County of Orange, City of Irvine and is described as follows:

Parcel I as shown on a Map No. 81-604 recorded in Book 170, Pages 20 and 21 of Parcel Maps in the Office of the County Recorder of said county.

Except all oil, oil rights, minerals, mineral rights, natural gas, natural gas rights, and other hydrocarbons by whatsoever name known that may be within or under the parcel of land hereinabove described, together with the perpetual right of drilling, mining, exploring and operating therefor and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from lands other than those hereinabove described, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described, and to bottom such whipstocked or directionally drilled wells, tunnels, and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair deepen, and operate any such wells or mines, without however, the right to drill, mine, explore and operate through the surface or the upper five hundred feet of the subsurface of the land hereinabove described, as reserved in the Deed recorded April 29, 1970 in Book 9277, Page 256, Official Records.

Also except all oil, oil rights, minerals, mineral rights, natural gas, natural gas rights, and other hydrocarbons by whatsoever name known that may be within or under the parcel of land hereinabove described, together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from lands other than those hereinabove described, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described, and to bottom such whipstocked or directionally drilled wells, tunnels, and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain repair, deepen, and operate any such wells or mines, without however, the right to drill, mine store, explore and operate through the surface or the upper five hundred feet of the subsurface of the land hereinabove described as reserved in the Deed from Irvine Industrial Complex, a California corporation, recorded October 26, 1973, in Book 10963, Page 158 of Official Records.

                                 EXHIBIT "C-1"

                                  WORK LETTER

     This Exhibit is attached to and made a part of that certain Standard Form Office Sublease dated 12/15/99, by and between Associates Information Services, Inc., as "Sublessor", and Inflow, Inc., as "Sublessee", for the Premises known as Suite 120, 17770 Cartwright Road, Irvine, California.

1.   APPLICATION OF EXHIBIT

        Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Sublease. The provisions of this Work Letter shall apply to the planning and completion of improvements requested by Sublessee (the "Sublessee Improvements") for the fitting out of the initial Premises, as more fully set forth herein. Except for Paragraphs 8.2 and 8.3, the provisions of Article VIII of the Sublease (Alterations) shall not apply with respect to Sublessee's Improvements. Sublessor's consents and approvals as to all matters under this Exhibit "C- 1" shall not be unreasonably withheld.


2.   SUBLESSOR AND SUBLESSEE PRE-CONSTRUCTION OBLIGATIONS

     1. (a) Preliminary Plans. Within thirty (30) business days following full execution of this Sublease, Sublessee's Architect shall submit to the Sublessor for approval preliminary plans for the Sublessee Improvements, including, without limitation, sketches and/or drawings showing the locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures, floor loads and other requirements, and a list of all specialized installations and improvements and upgrade specifications reasonably determined by Sublessee as required for its use of the Premises. Sublessor shall approve or disapprove such plans by Notice to Sublessee within five (5) business days after receipt thereof. If Sublessor fails to gives Sublessee Notice of its disapproval within such five (5) day period, the plans shall be deemed approved. Sublessor agrees to and shall promptly and fully cooperate with Sublessee's Architect and, subject to availability, shall supply all information Sublessee's Architect deems necessary for the preparation of the Preliminary Plans. Sublessee acknowledges that the Preliminary Plans shall be prepared by Sublessee's Architect after consultation with Sublessor's Architects or consultants regarding the proposed Sublessee Improvements. The costs associated with preparation of the Preliminary Plans shall be borne by Sublessee and paid as set forth in Section 5 of the Work Letter.

        (b) Working Drawings. Within thirty (30) business days following approval of the Preliminary Plans by both Sublessor and Sublessee, Sublessee's Architect shall prepare working drawings (the "Working Drawings") for the Sublessee Improvements based upon the approved Preliminary Plans. The Working Drawings shall include architectural, mechanical and electrical construction drawings for the Sublessee Improvements based on the Preliminary Plans. Notwithstanding the Preliminary Plans, in all cases the Working Drawings (i) shall be subject to Sublessor's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the city or county or with insurance requirements for a fire resistive Class A building, and (iii) shall be in the form required by appropriate governmental authorities responsible for issuing permits and licenses required for construction. The costs associated with preparation of the Working Drawings shall be borne by Sublessee and paid as set forth in Section 5 of this Work Letter.

        (c) Approval of Working Drawings. Sublessee or Sublessee's Architect shall submit the Preliminary Plans and Working Drawings to Sublessor for Sublessor's review, and Sublessor shall give Notice to Sublessee and Sublessee's Architect within five (5) business days after delivery thereof of any requested revisions. Within five (5) business days after receipt of Sublessor's Notice, Sublessee's Architect shall make all approved revisions to the Working Drawings and submit two (2) copies thereof to Sublessor for its final review and approval, which shall be given within three (3) business days thereafter. Concurrently with the above review and approval process, Sublessee may submit all plans and specifications to city and other applicable governmental agencies in an attempt to expedite city plan checking and approval and issuance of all necessary permits and licenses to construct the Sublessee Improvements as shown on the Working Drawings. Any changes which are required by city or other governmental agencies shall be immediately submitted to Sublessor for Sublessor's review and approval, and Sublessee shall promptly give Notice to Sublessor of such changes.

        (d) Schedule of Critical Dates. Set forth below is a schedule of certain critical dates relating to Sublessor's and Sublessee's respective obligations for the design and construction of the Sublessee Improvements. Such dates and the respective obligations of Sublessor and Sublessee are more fully described elsewhere in this Work Letter. The purpose of the following schedule is to provide a reference for Sublessor and Sublessee and Sublessee and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Sublessor shall be deemed to have released Sublessee to commence construction of the Sublessee Improvements as set forth in Section 4 below.


        Reference                       Date Due                                                Responsible Party
A       Preliminary Plans Completion    Within thirty (30) business days after full execution           Sublessee
                                        of the Sublease

B       Preliminary Plans Review        Five (5) business days after Sublessee submits                  Sublessor
                                        the Working Drawings to Sublessor

C       Working Drawings Completion     Thirty (30) business days after approval of the                 Sublessee
                                        Preliminary Plans

D       Working Drawings Review         Five (5) business days after Sublessee submits                  Sublessor
                                        the Working Drawings to Sublessor

E       Final Approval Date             Three (3) business days after Sublessee submits                 Sublessor
                                        the revised Working Drawings to Sublessor.

        (e) Sublessee's Property. The Approved Preliminary Plans shall include a statement by Sublessee of those elements of Sublessee's Improvements which (i) are to be part of Sublessee's Property and may be removed from the Building or abandoned, at Sublessee's election, at the end of the Term; (ii) are to be part of Sublessee's Property and must be removed from the Building at the end of the Term; or (iii) upon construction or installation shall become part of the Building and Sublessor's property and shall not be removed from the Building at the end of the Term. Within sixty (60) days after the completion of the Approved Working Drawings, Sublessor and Sublessee shall execute an amendment to this Sublease setting forth the above.

        (f) Determination. In making the determination under Section 2(e) above, Sublessee shall have the right to remove any or all systems and equipment (including, without limitation, any of Sublessee's Special Systems), at any time during or upon the expiration or earlier termination of the Term; provided, however, to the extent any equipment or system installed by Sublessee replaces or enhances any equipment or system within the Building on the date possession of the Premises is delivered to Sublessee, Sublessee may remove the equipment or system installed by Sublessee only if Sublessee re-installs the equipment or system that was within the Building on such date or installs a replacement equipment or system of equal or greater quality and utility. In no event shall Sublessee be required to remove any equipment or system at the expiration or earlier termination of the Term that are within the Building on the date possession of the Premises is delivered to Sublessee.

3.   BUILDING PERMIT

     After the Final Approval Date has occurred, Sublessee shall, if Sublessee has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Sublessee, with Sublessor's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit, provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of Sublessor.

4.   CONSTRUCTION OF SUBLESSEE IMPROVEMENTS

     Prior to or after the Final Approval Date has occurred, Sublessee shall select a qualified, licensed contractor ("Contractor"). Sublessee shall submit to Sublessor AIA Document A305 completed by the Contractor and applicable insurance certificates and within three (3) business days thereafter Sublessor shall approve the contractor selection. Sublessor shall not unreasonably withhold its consent to Sublessee's contractor selection. If Sublessor fails to give Notice to Sublessee of its approval within such three (3) day period, the selection of the contractor shall be deemed approved. Sublessee shall cause the construction of the Sublessee Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials. The costs associated with the construction of the Sublessee Improvements shall be paid as set forth in Sections 5 and 6 of this Work Letter. Sublessee shall insure that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises.

5.   SUBLESSEE IMPROVEMENT ALLOWANCE

     Sublessor shall provide Sublessee with a Sublessee Improvement Allowance in the amount of no Dollars ($0) towards the cost of the design and construction of the Sublessee Improvements, including without limitation design, engineering and consulting fees (collectively, the "Sublessee Improvement Costs"). The Sublessee shall be solely responsible for all Sublessee Improvements Costs, including without limitation, the following:

     (i) Preparation by Sublessee's Architect of the Preliminary Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation, all fees charged by City (including without limitation fees for building permits and plan checks) in connection with the Sublessee Improvements work in the Premises;

     (ii) Construction work for completion of the Sublessee Improvements as reflected in the Construction Contract; and

     (iii) All contractors' charges, general conditions, performance bond premiums, and construction supervision fees.

     (iv) Reasonable professional construction management fees incurred by Sublessor, which shall not exceed the lesser of (a) 3% of the Dollar Volume if the Dollar Volume is less than or equal to $100,000, 2.5% of the Dollar Volume if the Dollar Volume is greater than $100,000 and less than or equal to $250,000, 2% of the Dollar Volume if the Dollar Volume is greater than $250,000 and less than or equal to $500,000, and 1.5% of the Dollar Volume if the Dollar Volume is greater than $500,000, or (b) $5000. As used in this Section, "Dollar Volume" shall mean the cost to Sublessee for construction materials and labor required to construct and install the improvements (which shall specifically exclude the cost of all equipment).

     7. CHANGE ORDERS

        Sublessee may from time to time request and obtain change orders during the course of construction. Such requests shall be in writing and reasonably set forth the scope of the change requested. Upon Sublessee's submission of a change order to Sublessor, Sublessor shall, within three (3) business days, submit to Sublessee approval of request for modification, which approval shall not be unreasonably withheld. If Sublessor fails to respond in three (3) business days, such request shall be deemed approved.

     8. SUBLESSEE DELAYS

        In no event shall the Commencement Date of the Sublease be extended or delayed due or attributable to delays due to the fault of Sublessee ("Sublessee Delays"). Sublessee Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

        (a) Sublessee's failure to timely prepare and/or revise the Preliminary Plans and Working Drawings;

        (b) Sublessee's use of special materials, finishes or installations which are not readily available.

        (c) Change orders requested by Sublessee;

        (d) Interference by Sublessee or by Sublessee's Agents with Sublessor's activities;

        (e) Sublessee's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

        (f) Sublessee's requested changes in the Preliminary Plans, Working Drawings or any other plans and specifications after the approval thereof by Sublessee or submission thereof by Sublessee to Sublessor;

        (g) Sublessee's obtaining or failure to obtain any necessary governmental approvals or permits for Sublessee's intended use of the Premises, except for the design and construction of the Premises.

If the Commencement Date of the Sublease is delayed by any Sublessee Delays, whether or not within the control of Sublessee (except for Unavoidable Delays), then the Commencement Date of the Sublease and the payment of Rent shall not be delayed and the payment of Rent shall commence on the Commencement Date. Sublessor shall give Sublessee Notice within a reasonable time of any circumstance that Sublessor believes constitutes a Sublessee Delay.

     9.  TRADE FIXTURES AND EQUIPMENT

     Sublessee acknowledges and agrees that Sublessee is solely responsible for obtaining, delivering and installing in the Premises Sublessee's Property and other similar items and that Sublessor shall have no responsibility whatsoever with regard thereto. Sublessee further acknowledges and agrees that neither the Commencement Date of the Sublease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

     10. FAILURE OF SUBLESSEE TO COMPLY

     Any failure of Sublessee or Sublessor to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Sublease. In addition to the remedies provided to Sublessor in this Work Letter upon the occurrence of such a default by Sublessee or Sublessor, either party shall have all remedies available at law or equity against the defaulting party, including but not limited to those set forth in the Sublease.

                                   EXHIBIT C-2

                                  Inflow, Inc.
                         Equipment and Operating Rights


All rights and privileges contained in this Exhibit C-2 shall apply to all Sublessee's Special Systems and at all times be subject to Sublessor's obligations under Article Fourth of the Master Lease to not adversely affect the market value, utility and character of the Building. With respect to Sublessee's Special Systems, the construction means, methods, materials, demolition if required, reconstruction if required, equipment location, and construction scheduling shall be subject to Sublessor's approval which shall not be unreasonably withheld or delayed. Sublessor shall have the right to require aesthetic covering or screening suitable to Sublessor for any or all of the Sublessee's Special Systems located outside the Premises.

All rights and privileges contained in this Exhibit C-2 shall at all times be subject to applicable federal, state and municipal laws, and building codes. Approval by Sublessor of any Sublessee's Special Systems shall not be construed as a representation that such Sublessee's Special Systems are in compliance with any laws, building codes or the Master Lease. Sublessor makes no representation that any of the Sublessee's Special Systems are permissible under applicable federal, state and municipal laws, and building codes nor that such Sublessee's Special Systems are feasible or cost effective under the limitations of both applicable law and Sublessor's obligations under the Master Lease. To the fullest extent permitted by law, Sublessee hereby agrees to defend (with attorneys reasonably acceptable to Sublessor and Lessor), indemnify, protect and hold harmless Sublessor and Sublessor's Agents, from and against any and all damage, loss, claim, liability and expense including, but not limited to, attorneys' fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgement brought by or on behalf of (i) any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to the Sublessee's Special Systems described herein except to the extent caused by the negligence or willful misconduct of Sublessor.

In the event demolition is required to effect any Sublessee's Special Systems contained in this Exhibit C-2, Sublessee shall restore anything so demolished to a condition equal to or better than that which existed prior to the demolition. If removal at the expiration or earlier termination of this Sublease is required herein, Sublessee shall effect such removal at Sublessee's expense and any damage cause by such removal shall be repaired to a condition equal to or better than that which existed prior to the removal. If Sublessee fails to restore any demolition or damage described above or Sublessee fails to effect any removal required herein, Sublessor may do so at Sublessee's expense. All sums reasonably disbursed, deposited or incurred by Sublessor in connection with such restoration or removal, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Sublessee to Sublessor on demand by Sublessor, together with interest thereon at the Applicable Rate from the date of such demand until paid by Sublessee. Sublessee's obligations under this Exhibit C-2 shall survive the expiration or earlier termination of this Sublease.

All Sublessee's Special Systems in this Exhibit C-2 shall be performed at the sole cost and expense of Sublessee. Notwithstanding any other provisions of this Sublease, Sublessee shall be solely responsible for the maintenance, repair and replacement of any and all Sublessee's Special Systems made by or on behalf of Sublessee.

There shall be no additional Rent charged to Sublessee on account of the exercise of any of the rights, or making, construction or installation of the Sublessee's Special Systems, under or pursuant to this Exhibit C-2. All of the rights in this Exhibit C-2 may be exercised from time to time throughout the Term, however, in the event Sublessee shall not install Sublessee's Special Systems concurrent with Sublessee's Improvements, Sublessor shall not receive any profit from the installation of Sublessee's Special Systems but Sublessee shall reimburse Sublessor reasonable costs incurred by Sublessor for consultants as Sublessor may reasonably require to review and evaluate Sublessee's proposed installations, including without limitation, construction management fees as set forth in Paragraph 4 of Exhibit "C-1".

Conduit/Riser Space
-------------------

a. Sublessee shall have the right to install conduit and facilities (including, without limitation, multiple and redundant entrances) to connect Sublessee's or Collocation Licensees' telecommunications equipment and facilities to its network or telecommunications service providers' facilities outside the Building (including, without limitation, in the surrounding streets). Sublessor shall grant to Sublessee and Sublessee's vendors such easements and licenses as Sublessee may reasonable request from time to time for such purpose.

b. Any conduit installed by Sublessee shall unless Sublessee otherwise elects, becomes the property of the Sublessor and shall be surrendered with the Premises upon expiration or earlier termination of the Term.


HVAC Systems
------------

a. Sublessee shall have the right to:

     1. Install up to 250 tons of HVAC equipment outside the Premises, including, without limitation, on the roof of the Building (low-rise portion only) and connect the same to the Building HVAC system to obtain chilled water.

     2. Cap any heating system in the Premises.

     3. Install drains for the HVAC equipment.

     4. Install HVAC cooling units and condensers, air-cooled AC units and air-cooled condensers within the Premises.

b. Supplemental HVAC not or integral to the Building HVAC installed by Sublessee shall at all times be Sublessee's Property and shall not become part of the Building and Sublessee shall have the right to remove the same at any time during or upon the expiration or earlier termination of the Term Connection of supplemental HVAC to the Building HVAC system for obtaining chilled water shall in no event be deemed to make the supplemental HVAC "integral" to the Building HVAC.

Electrical Systems
------------------

a. Sublessee shall separately meter or submeter all electrical service for the Premises, including, without limitation for, Sublessee's Improvements, Sublessee's Special Systems, and Alterations wherever located in the Building or Common Area. Sublessee shall separately meter or submeter all electrical service for the benefit of Sublessee's Agents if same is independent of the service described in the preceding sentence.

b. Sublessee may provide, at Sublessee's expense, additional, separately metered or sub-metered electric service.

c. Sublessee shall have the right to upgrade power at its own expense and have the right to install one (1) additional generator, with a capacity not to exceed
1.5 Megs, and appurtenances in a location to be selected by Sublessee, subject to Sublessor's approval, not to be unreasonably withheld.

d. Sublessee shall have the right to tie into any existing grounding systems in the Building or, at Sublessee's option, to install its own electrical grounding system.

e. Sublessee shall have the right to install interruptible power supply (UPS) systems and associated batteries and equipment, transient voltage surge suppressor (TYSS) equipment, DC power plant, ATS equipment, power distribution cabinets and equipment, and power panels.

f. Electrical systems and equipment installed by Sublessee shall at all times be Sublessee's Property and shall not become part of the Building and Sublessee shall have the right, but not the obligation, to remove the same at any time during or upon the expiration or earlier termination of the Term.

Structural
----------

Sublessor makes no representations regarding the capacity of floors or suitability of the Premises for Sublessee's use. Sublessee has inspected the Premises and accepts it "as-is". Sublessee may make such changes as may be necessary to reinforce the floor loads of the Premises or any portion thereof. Any such changes to reinforce the floors become part of the Building upon installation and shall not be removed by Sublessee.

Life Safety
-----------

a. Sublessee shall have the right to install a double action, pre-action fire suppression system. Such system shall be connected to the Building's life safety system, if compatible, and shall comply with all applicable laws and shall become part of the Building and Sublessor's property and shall not be removed by Sublessee at the earlier termination or expiration of the Term.

b. Sublessee shall have the right to install an FM 200 gas system, a VESDA early warning air sampling detection system and/or any other fire suppression or warning system or systems approved by Sublessor, which approval shall not be unreasonably withheld or delayed. Any such fire suppression or warning system shall at all times be Sublessee's Property and shall not become part of the Building, may be removed at any time, and shall be removed by Sublessee at the end of the Term, provided that Sublessee must ensure that a working fire suppression system that complies with fire codes remains in the Premises at the earlier termination or expiration of the Term.

Antenna and Other Telecommunications Facilities
-----------------------------------------------

Sublessee may install, at its expense, one or more self-supporting antennae, dishes or other telecommunications facilities on the roof of the Building, provided no more than 2000 square feet of roof space is required. Any installation shall be subject to Sublessor's approval of the size, design, installation, screening and appearance, such approval not be unreasonably withheld or delayed. Any such antenna, facilities and supporting structures shall at all times be Sublessee's Property, may be removed at any time, and shall be removed at the earlier termination or expiration of the Term. Sublessee shall make no use of such antenna that causes interference with the Air Touch antenna. Any penetrations of the roof in connection with installation of Sublessee's equipment shall be performed by Sublessor's designated roofing contractor in order to preserve Sublessor's warranty rights.

Third Party Equipment (Collocation)
----------------------------------

Sublessee shall have the right to place equipment of Collocation Licensees within the Premises (and on the roof of the Building to the extent Sublessee has the right to do so under this Exhibit "C-2"). This right shall not be construed as subleasing of the Premises. Any such equipment shall at all times be deemed Sublessee's Property, may be removed at any time, and shall be removed at the earlier termination or expiration of the Term.

Security Systems
----------------

Sublessee shall have the right to install its own security system for the Premises, and to create a special security area within the Premises to encompass Sublessee's equipment room. Sublessee shall be entitled to install non-building standard locks and other access controls within the Premises, provided, Sublessor and Sublessor's Agents shall be provided with keys or other entry mechanisms which may be used in accordance with terms and conditions of this Sublease. Any such security system shall at all times be Sublessee's Property, may be removed at any time and, at Sublessee's option, may be removed or abandoned at the expiration or earlier termination of the Term.

General
-------

All of Sublessor's consents and approvals under this Exhibit "C-2" shall not be unreasonably withheld or delayed. Except for Paragraphs 8.2 and 8.3, Article VIII of the Sublease shall not apply. Except as otherwise provided in this Sublease, Sublessee shall have the right to remove any or all of Sublessee's Special Systems at any time during or upon the expiration or earlier termination of the Term; provided, however, to the extent any equipment or system installed by Sublessee replaces or enhances any equipment or system within the Building on the date possession of the Premises is delivered to Sublessee, Sublessee may remove such equipment or system only if Sublessee re-installs the equipment or system that was within the Building on such date or a replacement with equipment or a system of equal or greater quality and utility. In no event shall Sublessee be required to remove any equipment or system at the earlier termination or expiration of the Term that is within the Building on the date possession of the Premises is delivered to Sublessee. In the event Sublessee removes any equipment located on the roof, Sublessee shall cap, or as reasonably required by Sublessor or to maintain the warranty of the roof, remove all conduits connections, ducts, wiring, lines, or other roof penetrations appurtenant to the equipment removed and patch such penetrations per the roof manufacturer's specifications.

                                   EXHIBIT "D"


                    SUBLEASE AND RENT COMMENCEMENT MEMORANDUM



SUBLEASE DATE

SUBLESSEE

SUBLESSOR           Associates Information Services, Inc.

PREMISES            17770 Cartwright Road
                    Irvine, California

Square Feet of Premises
Square Feet of Building

Pursuant to the above Sublease, Section _____________, Sublessor and Sublessee agree and certify to the following:

          Sublease Commencement Date
          Sublease Expiration Date

          Base Rent                                  $      per month

          Operating Expenses:
                   CAM                               $      per month
                   Real Estate Taxes                 $      per month
                   Insurance                         $      per month
                   State Taxes                       $      per month

          Commencement Date for Base Rent
          Free Base Rent for Months

          Commencement Date for Additional Rent
          Free Additional Rent for Months


Leasehold Expenses         $        amortized        $       monthly
Real Estate Commission     $        amortized        $       monthly


SUBLESSOR:                                   SUBLESSEE:
ASSOCIATES INFORMATION SERVICES, INC.

By:                                     By:
   ----------------------------            ---------------------------
      W. G. Stoltzman

Its:  Vice President                    Its:
    ---------------------------             --------------------------

Date:                                   Date:
     --------------------------              -------------------------

                                   EXHIBIT "E"

                           ADJUSTMENTS TO MONTHLY RENT

                               (Fixed Adjustment)


     This Exhibit is attached to and made a part of that certain Standard Form Sublease dated December 15, 1999 by and between Associates Information Services, Inc., as "Sublessor", and Inflow, Inc. as "Sublessee", and Sunset Park West Limited Partnership as "Lessor" for the Premises known as 17770 Cartwright Road, Suite 120, Irvine, California.

     The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Sublease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Sublease.

     The Monthly Rent shall be adjusted, as of the commencement of the dates set forth below, in accordance with the following schedule.

              Months During Term                     Monthly Rent
              ------------------                     ------------

                   1 -- 12                            $65,022.58
                  13 -- 24                            $67,623.48
                  25 -- 36                            $70,328.42
                  37 -- 48                            $73,141.56
                  49 -- 60                            $76,067.22
                  61 -- 72                            $79,109.91
                  73 -- 84                            $82,274.31
                  85 -- 96                            $85,565.28
                  97 -- 120                           $88,987.89

                                    EXHIBIT F


                               RULES & REGULATIONS

1. No tenant shall place any additional lock or locks on any door in its leased premises without Sublessor's prior written consent. Tenants shall not install additional locks or bolts of any kind upon any of the doors of, or within, their premises without prior written consent of Sublessor, nor shall tenants make any changes in existing locks or the mechanisms thereof. Each tenant shall, upon the termination of its tenancy, provide Sublessor with the combinations to all combination locks on doors, safes, safe cabinets and vaults and deliver to Sublessor all keys to the premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to such tenant by Sublessor. In the event of the loss of any key furnished to any tenant by Sublessor, or upon request of any tenant for other security reasons, such tenant shall pay Sublessor the cost of replacing the same or of changing the keypad code, lock or locks opened by such code and/or key if Sublessor shall deem it necessary to make such a change, plus a reasonable administrative charge.

2. Sublessor will provide and maintain an alphabetical directory board for all tenants in the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Sublessor in writing. Each tenant shall be allowed one line on such board and any additional lines shall require Sublessor's prior written consent and if such consent is given, then the additional lines shall be at tenant's expense.

3. With respect to work being performed by tenants in any leased premises with the approval of Sublessor, all tenants will refer all contractor's representatives, installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with the repair, maintenance or improvement of the premises Building Manager for Building Manager's approval (such approval not to be unreasonably withheld or delayed) and/or supervision before performance of any such service. This provision shall apply to all work performed in the Building including, but not limited to, installations of voice and data equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim ceilings, equipment and any other physical portion of the Building.

4. Movement in or out of the Building of furniture or other large quantities of office equipment, freight, supplies or personal property, or dispatch or receipt of any tenant of any merchandise or materials which requires extensive use of the loading dock, or movement through main Building entrances or lobby shall be restricted to hours designated by Building Manager. All such movement shall be in the manner agreed between tenant and Building Manager by pre-arrangement before performance. Tenants shall not move or install such objects in or about their premises in such a fashion as to unreasonably obstruct the activities of other tenants, and all such moving shall be at the sole expense, risk and responsibility of tenant. Tenants shall not use any hand trucks other than those equipped with rubber tires and side guards in the delivery, receipt or other movement of freight, supplies, furniture, fixtures and other personal property to, from, or within the Building. Such pre-arrangement initiated by tenant will include reasonable determination by Building Manager and be subject to Building Manager's reasonable decision and control of the time, method and routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Each tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Sublessor or Building Manager if damaged or injured as a result of acts in connection with carrying out this service for any tenant from time of entering the Land on which the Building stands to completion of work; and Sublessor or Building Manager shall not be liable for acts of any person engaged in, or any damage or loss to any of said property of persons resulting from any act in connection with such service performed by any tenant. Sublessor reserves the right to inspect all such freight, supplies, furniture, fixtures and other personal property to be brought into the Building and to exclude from the Building, all such objects which violate any of these rules and regulations of the provisions of this Sublease.

5. No signs will be allowed in any form on the exterior of the Building or on the inside or outside of the windows of the Building and no signs except in uniform location and uniform styles fixed by Sublessor will be permitted in the public corridors or on corridor doors or entrances to tenant's space. All signs will be contracted by Sublessor for tenant at the rate fixed by Sublessor from time to time, and tenant will be billed and shall pay for such service accordingly.

6. Tenants shall only use their premises for the purpose as stated in their sublease. Tenants shall not use their premises for lodging, sleeping, cooking, or for any immoral or illegal purpose or for any purpose that will damage the premises or the Building, or the reputation thereof, or for any purposes other than those specified in the this Sublease. Tenants shall not use their premises for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the premises for general retail purposes and except in such portions of the premises as may be specifically designated by Sublessor for such storage. Tenants shall not occupy their premises or permit any portion of the premises to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, music or dance studio or employment agency. Sublessor shall not conduct in or about the premises any auction, public or private, without the prior written approval of Sublessor.

7. Except for generator fuel and UPS batteries and components, tenant shall not place or use any inflammable, or hazardous fluid, substance or device in or about the premises without the prior written consent of Sublessor. Not withstanding the above, tenant shall comply with all rules, orders, regulations of the applicable Fire Rating Bureau, or any other similar body, and tenant shall not commit any act or permit any object to be brought or kept in the premises which shall increase the rate of fire insurance on the premises or on property located therein.

8. Sublessor shall not be responsible to the tenants, their agents, employees, customers or invitees for any loss of money, jewelry, or other personal property from the Premises or Common Area. Sublessor shall not be responsible to tenants for any damages to any property therein from any cause whatsoever whether such loss or damage occurs when an area is locked against entry or not.

9. Tenants shall not bring or keep within their premises any bird, animal, bicycle or motorcycle.

10. Employees of Sublessor shall not receive or carry messages for or to any tenant or any other person, nor contract with nor render free or paid services to any tenant or any tenant's servants, employees, contractors, jobbers, agents, invitees, licensees, guest or visitors. In the event that any of Sublessor's employees perform any such services, such employees shall be deemed to be the agents of tenant regardless of whether or how payment is arranged for such services and tenant thereby indemnifies and holds harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

11. Tenants shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or outside their premises, or Building except in the refuse containers provided therefore. Tenants shall not introduce into their premises any substance which might add an undue burden to the cleaning or maintenance of the premises or the Building. Each tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building (hereinafter "Common Area") clean and free from rubbish. Tenants shall use the Common Area only as a means of ingress and egress, and Tenants shall permit no loitering by any persons upon Common Area or elsewhere with the Building.

12. Mechanical rooms and the roof of the Building are not for the use of the general public, and Tenants shall not enter the Building's common mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of Sublessor.

13. Tenants shall not place within their premises any safes, copying machines, computer equipment other than desktop personal computers or other objects or unusual size or weight, not shall Tenants place within their premises any objects which exceed the floor weight specifications of the premises without the prior written consent of the Sublessor. The placement and positioning of all such objects within the premises shall be prescribed by Sublessor and such objects shall, in all cases, be placed upon plates or footings of such size as shall be prescribed by Sublessor.

14. Not used.

15. Subject to the Sublease provisions, without Sublessor's prior approval, tenants shall not install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants. In no event shall any such devices which interfere with existing devices be permitted.

16. No hand trucks or other vehicles of any kind shall be used in or brought into the Building or the premises by any tenant or others unless such vehicle shall have been inspected and approved by Subleasor.

17. Each tenant shall dispose of all trash and refuse only in receptacles therefore provided by Sublessor. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner or removing and disposing of trash and garbage and without being in violation of any law or ordinance governing such disposal. All garbage and refuse shall be made only through entryways and elevators provided for such purposes and at such times as Sublessor shall designate.

18. Subject to applicable fire or other safety regulations, all doors opening onto Common Area and all doors upon the perimeter of the premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If any tenant uses the premises after regular business hours or on non-business days, such tenant shall lock any entrance doors to the premises used by such tenant immediately after using such doors. Tenants shall exercise reasonable precaution in the protection of their personal property from loss or damage by keeping doors or unattended areas locked. Tenants shall also report any thefts or losses to the Sublessor or security personnel as soon as reasonably possible after discovery and shall also notify the Building Manager as soon as reasonably possible after discovery and shall also notify the Building Manager of the presence of any persons whose conduct is suspicious or causes a disturbance.

19. Tenants shall not employ any person or persons other than the janitor or Sublessor for the purpose of cleaning the premises unless otherwise agreed to by Sublessor. Except with the written consent of Sublessor, no person or persons other than those approved by Sublessor shall be permitted to enter the Building for the purpose of cleaning the same. Tenants shall not cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Sublessor shall in no way be responsible to any tenant for any loss of property on the premises, however, occurring, or for any damage done to the effects of any tenant by the janitor or any employee or any other person. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs or moving of furniture or other special services. Janitorial service shall be furnished Mondays through Fridays, legal holidays excepted; janitorial service will not be furnished to areas which are occupied after 9:30 P.M. Window cleaning shall be done only by Sublessor.

20. Tenants shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with tenants or persons having business with them. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unpleasant noises, or other unreasonable use.

21. No vending machines shall be installed, maintained, or operated upon the premises without the prior written consent of Sublessor.

22. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 7:00 A.M., the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the premises, may be refused unless the person seeking access is known to the persons or employees of the Building in charge and has a pass or is properly identified. Sublessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Sublessor further, in case of insurrection, mob riot, public excitement, or other commotion, reserves the right to prevent access to the Building (other than to tenant's critical employees) during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Building. Sublessor further reserves the right to close and keep locked all entrance and exit doors of the Building Saturday, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 7:00 A.M. of the following day, and during such further hours as Sublessor may deem advisable for the adequate protection of the Building and the property of its tenants.

23. All rubbish removal over and above normal office usage will be billed as additional rental to tenants.

24. Sublessor reserves the right to make such other reasonable rules and regulations as in its reasonable judgement may from time to time be needed for safety, care and cleanliness of the Building, and for the preservation of good order therein.

25. Tenants shall not obstruct or interfere with the rights of other tenants of the Building, or of persons having business in the Building, or in any way injure or annoy such tenants or persons.

26. Canvassing, soliciting and peddling in the Building is prohibited without the prior written approval of Sublessor. Tenants shall not disturb, solicit, or canvass any occupant of the Building without the prior written approval of Sublessor.

27. All office equipment and other device of any electrical or mechanical nature shall be placed by tenants in their premises in settings approved by Sublessor, so as to absorb or prevent any vibration, noise or annoyance. Tenants shall not cause improper noises, vibrations or odors within the Building.

28. Tenants shall not use the washrooms, restrooms and plumbing fixtures of the premises and appurtenances thereto for any other purpose than the purposes for which they were constructed, and tenants shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenants shall not waste water by interfering or tampering with the faucets or otherwise. In the event any tenant or any tenant's servants, employees, agents, contractors, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such tenant shall pay to Sublessor the costs of repair or replacement plus an administrative charge.

29. Sublessor shall have the right to prohibit any publicity, advertising or use of the name of the Building by tenant which, in Sublessor's opinion, tends to impair the reputation of the Building, or its desirability for office operations and upon Notice from Sublessor, tenant shall refrain from or discontinue any such publicity, advertising or use of the Building name.

30. Tenants shall not be permitted to use any area of the Building outside of tenants' premises for storage of supplies, furnishings, equipment, or personal property without prior written consent of Sublessor.

31. Tenants will not be permitted to locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Sublessor's access will be borne by tenants.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease covering premises in the Building.

                                 FITNESS CENTER

                              RULES AND REGULATIONS

1. The Fitness Center will be locked at all times and accessible only to those with the appropriate security key card.

2. The Fitness Center is for the use of employees of tenants of the building only; friends, relatives, children, or visitors are not permitted in the facility.

3. All persons using the exercise equipment and showers agree to do so at their own risk and agree to operate all equipment as intended and in accordance with the manufacturers' instructions.

4. Day lockers are provided in the facility on a first come, first serve basis. Clothing and personal belongings should be left in lockers or changing rooms only while you are using the facilities. Any lock left on the lockers will be cut off and the contents of the locker removed to the management office and discarded after 30 days.

5. No street clothes are allowed - appropriate work-out attire with tennis shoes only.

6. Smoking is not permitted in the Fitness Center.

7. Glass containers and alcoholic beverages are not permitted in the Fitness Center.

8. Please assist us in maintaining the Fitness Center's cleanliness by properly disposing of trash, towels, etc., in the appropriate receptacles provided.

9. Sublessor reserves the right to add, change or delete any rule and/or regulation herein contained and to change method of operation to ensure maximum enjoyment of the Fitness Center.

                                  PARKING RULES


1. Tenants and their employees, agents and invitees, shall observe and comply with the driving and parking signs and markers on the premises surrounding the Building. Sublessor shall not be responsible for any damage to any vehicle towed because of non-compliance with parking regulations.

2. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles". Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles".

3. Any vehicle not parked in a marked stall shall be towed at vehicle owner's expense.

4. Users of the parking area will obey all posted signs and park only in the areas designated for the vehicle parking.

5. Tenants shall not permit or allow any vehicles that belong to or are controlled by tenants' employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designed by Sublessor for such activities.

6. Parking stickers or identification devices shall be the property of the Sublessor and shall be returned to Sublessor by the holder thereof upon termination of the holder's parking privileges. Sublessor will pay such replacement charge as is reasonably established by Sublessor for the loss of such devices other than stickers.

7. Sublessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws, and/or agreements as set forth by the Sublessor.

8. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Sublessor will not be responsible for any damage to vehicles, injury to persons, or loss of property, all of which risks are assumed by the party using the parking area.

9. Validation, if established, will be permissible only by such method or methods as Sublessor and/or its licensee may establish at rates generally applicable to visitor parking.

10. The maintenance, washing, waxing or cleaning of vehicles in the parking lot or Common Area, is prohibited.

11. Tenants shall be responsible for seeing that all employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

12. Sublessor reserves the right to modify these rules and/or adopt such other reasonable and nondiscriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

13. Such parking use, as in herein provided, is intended merely as a license only, and no bailment is intended or shall be created hereby.

14. No overnight parking shall be permitted without prior consent of Sublessor.

15. Sublessor reserves the right to designate reserved parking spaces in the parking areas.

16. Sublessor reserves the right to require tenants and its employees to park vehicles in designated areas of the parking lot.

17. Storage of vehicles or equipment in the parking area is prohibited. Sublessor has the right to enforce this restriction by removal and storage of vehicles or equipment and such cost of storage and removal shall be borne by tenants. tenants shall observe designated restricted parking areas, such as visitor parking, fire lanes, handicap parking and loading zones. Sublessor has the right to enforce this parking rule by removal and storage of tenants' vehicles at the expense of tenants.

                                    EXHIBIT G

                               CARTWRIGHT BUILDING

                               SIGN SPECIFICATIONS

     This Exhibit is attached to and made a part of that certain standard form Sublease dated 12/15, 1999, by and between Associates Information Services, Inc., as "Sublessor", and INFLOW, INC., as "Sublessee", for the Premises known as 17770 Cartwright Road, Irvine, California.

SIGN CRITERIA

     This criteria establishes the uniform policy for all Sublessee identification signs for Building. This criteria has been established for the purpose of maintaining the overall appearance of the Building and also giving the Sublessee maximum visibility. Conformance will be strictly enforced. Any sign installed that does not conform to the sign criteria will be brought into conformity at the expense of the Sublessee.

     A. General Requirements

          1. A design of each proposed sign shall be approved by the Sublessor prior to fabrication of the Building sign.

          2. Sublessor shall direct the placement of all Sublessee signs and the method of attachment to the Building.

          3. Sublessee shall contract directly and solely with the signmaker. Lettering and installation shall be paid for by the Sublessee.

          4. Sublessee responsible for fulfillment of all requirements of this criteria.

     B. Specifications

          1. Color shall be white or black. Color of entry sign located on glass to be white only.

          2. Typestyle of entry sign to be Helvetica Medium; typestyle of the warehouse sign to be Helvetica Medium.

          3. No electrical of audible signs will be allowed. Upon removal of any sign, any damage to the Building will be repaired by Sublessee.

          4. Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks, or other descriptive material shall be affixed or maintained upon an automated machine, exterior glass of Building, landscaped areas, streets, or parking areas.

          5. The background area for these graphics shall be unobstructed and free or large vertical seams, mullions or contrasting strips.

          6. Applied symbol lettering shall be attached to the Building face without the use of visible supports or raceways. Surface painted is not acceptable. Wall-mounted graphics will be constructed of high-density polyurethane foam with acrylic face. Colors shall be white or black.

C.   Materials

     1. Materials for the Building sign shall be 1 1/2 high density polyurethane foam. It shall have pained faces and returns. Sign to be attached to Building fascia via silicone ("Construction GE Sealant").

     2. The graphics will consist of individual fabricated letters mounted on the face of the Building.

D.   Sign Area Requirements

     1. Building sign not to exceed 14' - 0" in length. Maximum letter height 18"/letters and 22" logos. Minimum letter height is 8"/letters and 10" logos. Total sign area not to exceed nineteen (19) square feet.

                                   EXHIBIT "H"


1.   General and Special Taxes, a Lien, not yet due and payable for Fiscal Year:
     1983/1984.

2. The Lien of Supplemental Taxes, if any, assessed pursuant to the provisions of Chapter 498, Statutes of 1983 of the State of California.

3.   Easement, and incidents thereto,
     In Favor of: The County of Orange
     Recorded, Official Records: March 17, 1964
     Book/Reel:    6965
     Page/Image:   721
     Series/Instrument No.: 14543
     Purpose:  Avigation
     Affects:  Said land

4. Covenants, Conditions and Restrictions, omitting restrictions, if any, based on race, color, religion or national origin, as contained in instrument,
     Recorded, Official Records: May 21, 1965
     Book/Reel:    7529
     Page/Image:   600
     Series/Instrument No.: 16662
     Containing Mortgagee Protection Clause: Yes
     Containing Express forfeiture or reversion: No

5. Covenants, Conditions and Restrictions, omitting restrictions, if any, based on race, color, religion or national origin, as contained in instrument,
     Recorded, Official Records: July 6, 1971
     Book/Reel:    9707
     Page/Image:   825
     Series/Instrument No. 3871
     Containing Mortgagee Protection Clause: Yes
     Containing Express forfeiture or reversion: No

6. Lack of Rights of access to and from the public street; said rights having been relinquished by the provisions of the dedication statement as shown on the filed map of said subdivision.
     Street Name: Main Street
     Affects: The Southwesterly line of Parcels 14 and 15 of Parcel Map 130, Pages 46-49 except at drive entry locations

7.   Easement shown on Filed Map, and incidents thereto,
     Purpose:  Public Utility
     Affects: Those portions of said land 3 feet in width adjacent to Cartwright Road and Da Vinci. As shown on Parcel Map in Book 130, Pages 46-49.

8.   Easement shown on Filed Map, and incidents thereto,
     Purpose:  Public Utility
     Affects: The Southwesterly 15 feet of Parcel 14. As shown on Parcel Map in Book 130, Pages 46-49.

9. Restrictions, omitting restrictions, if any, based on race, color, religion or national origin, as contained in
     Deed,
     Recorded, Official Records: October 26, 1973
     Book/Reel:     10963
     Page/Image:    158
     Series/Instrument No.: 26017
     Containing Mortgagee Protection Clause: Yes
     Containing Express forfeiture or reversion: Yes

10.  Easement, and incidents thereto,
     In Favor of: Southern California Edison Company, a corporation,
     Recorded, Official Records: November 18, 1974
     Book/Reel:    11289
     Page/Image:   662
     Series/Instrument No.: 14326
     Purpose:  Public Utility
     Affects:  As follows:
     A strip of land four (4) feet in width lying within Parcel 4 as shown on a map filed in Book 44, Page 47 of Parcel Maps, in the office of the Recorder of said Orange County, the Southwesterly Line of said strip described as follows:
     Beginning at a point in the Northeasterly line of Main Street 100 feet wide which point is located North 61" 11' 45" West 67 feet measured from the Southeasterly line of said Parcel 4; thence North 61" 11' 45" West a distance of 8 feet.

11.  Easement, and incidents thereto,
     In Favor of: The pacific Telephone and Telegraph Company
     Recorded, Official Records: December 14, 1979
     Book/Reel:     13434
     Page/Image:    1946
     Series/Instrument No.: 20175
     Purpose; Public Utility
     Affects: A strip of land 3 feet in width adjacent to Cartwright Road and Da Vinci

12.  Easement, and incidents thereto,
     In Favor of: The Pacific Telephone and Telegraph Company
     Recorded, Official Records: December 14, 1979
     Book/Reel:     13434
     Page/Image:    1949
     Series/Instrument No.: 20176
     Purpose:  Public Utility
     Affects:  As follows:
     The Southwesterly fourteen feet of said Parcel 14, said fourteen foot easement to be lengthened or shortened so as to terminate into the Easterly line of Cartwright Road as now exists.

13.  Easement, and incidents thereto,
     In Favor of: Southern California Edison Company, a corporation
     Recorded, Official Records: May 3, 1982
     Series/Instrument No.: 82-151150
     Purpose:  Public Utilities
     Affects: A strip of land 6 feet wide, lying within Parcel 15, as shown on a map filed in Book 130, Pages 46-49, inclusive, of parcel maps in the office of the Recorder of said Orange County, the centerline of said strip being described as follows:
     Beginning at a point on the Northeasterly line of Main Street, 100 feet wide, as shown on said Parcel map, distant thereon North 61" 11' 45" West 90 feet from the Southerly corner of said Parcel; thence North 28" 48' 15" East 28 feet.

                                   EXHIBIT "I"

                        CALCULATION OF SUBLESSEE'S SHARE

     This Exhibit is attached to and made a part of that certain standard form Sublease dated 12/15, 1999, by and between Associates Information Services, Inc. as "Sublessor", and INFLOW, INC., as "Sublessee", for the Premises known as 17770 Cartwright Rd. Costa Mesa, California.

     The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Sublease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Sublease.

Building:
--------

     Sublessee understands that the Premises are a part of a Building having the approximate square footage as set forth in Item 6 of the Basic Sublease Provisions contained in the Sublease.

Calculation of Sublessee's Share:
---------------------------------

     Sublessee's Share of various Operating Expenses under the Sublease shall be determined as a function of Building square footage. Sublessee acknowledges that the total square footage of the Building, may change from time to time, but not to exceed once per year and accompanied by reasonable supporting documentation, and that Sublessee's Share under any or all of the foregoing categories may vary accordingly, effective on the first day of the month after such change occurs.

     Set forth below is the initial Sublessee's Share (i.e., calculated as of the date of the Sublease), with respect to Operating Expenses to be charged as a function of the Building, as of the date of the Sublease. Sublessee understands that (i) Sublessor shall determine, in its reasonable discretion, what Operating Expenses are included within each accounting category to be charged as a function of the Building, and (ii) Sublessor may change the category of any Operating Expenses at any time, at Sublessor's reasonable discretion.


     Sublessee's Share: 34,544/136,180 = 25.366%

Re-Measurement
--------------

     Sublessee shall have the right to have its architect measure, in accordance with exhibit A, the Usable Area of the Premises, the Must Take Space or the Building, or any or all of them. If Sublessee gives Sublessor Notice that the RSF of the Premises, the Must Take Space or the Building, or any or all of them, as measured by Sublessee's Architect, are different than as stated in this Sublease, Sublessor shall have thirty (30) days within which to give Sublessee Notice that Sublessor' Architect disputes such measurement. If Sublessor gives such Notice to Sublessee, the RSF shall be determined as provided in the last two sentences of Section 12.7 of the Sublease. If Sublessor does not give Sublessee such Notice within such thirty (30) day period, the RSF of the Premises, the Must Take Space or the Building, or any or all of them as the case may be shall be binding upon the parties. If the RSF of the Building, the Must Take Space or the Premises, or any or all of them, as determined pursuant to the foregoing provisions is different than that stated in Item 7 of the Basic Sublease Provisions, then (i) Item 7 of the Basic Sublease Provisions and (ii) Sublessee's Share as stated in Item 20 of the Basic Sublease Provisions shall be adjusted accordingly. If the RSF of the Premises as determined pursuant to the foregoing provisions is revised, then Monthly Rent shall be adjusted based upon the Monthly Rent/RSF for the Premises as set forth in Exhibit "E".

                                   EXHIBIT "J"

                             RELEASE AND WAIVER FORM


     By and in consideration of the use of the facilities, workout areas and equipment of the exercise facilities located at 17770 Cartwright Road, Irvine, California 92714 (the "Fitness Center"), I expressly agree that Associates Information Services, Inc., Cushman & Wakefield of California, Inc. and Sunset Park West Limited Partnership, and their respective agents, employees, officers, directors and partners, shall not be liable for any damages to me and my property as a result of the use of the facilities and equipment of the Fitness Center. By the execution of this Release and Waiver, I assume full responsibility for any such injuries or damages which may occur in or about the Fitness Center to me. By this Release and Waiver, I, my heirs, executors, administrators and assigns do hereby fully and forever waive, release and discharge Associates Information Services, Inc., Cushman & Wakefield of California, Inc. and Sunset Park West Limited Partnership, and their respective agents, employees, officers, directors and partners from any and all present or future claims, damages, demands and rights of action. I expressly agree that this Release and Waiver is to protect Associates Information Services, Inc., Cushman & Wakefield of California, Inc. and Sunset Park West Limited Partnership, and their respective agents, employees, officers, directors and partners from the consequences of their own action(s) or lack of actions(s), regardless of whether such is the concurrent or proximate cause of the damages.

     I, warrant, represent and agree that I am in good physical condition and that I have no disability, impairment or ailment preventing me from engaging in active or passive exercise.

     I agree to keep and obey all rules and regulations in force for the Fitness Center including rules with respect to safety, personal hygiene and appropriate conduct. Associates Information Services, Inc. reserves the right to revoke my privileges for cause if I fail to keep and obey such rules and regulations.

     I understand and agree that all information required for access to the Fitness Center is, to the best of my knowledge, true and accurate, and that if any of this information should change, I will notify Cushman & Wakefield of California, Inc. of those changes within 10 working days (2 weeks) of said change.


                                       By:
                                          ---------------------------------
                                                Employee's Signature

                                       Print Name:
                                                  -------------------------

                                 Telephone Number:
                                                  -------------------------

                                 Date:
                                      -------------------------------------

                                  EXHIBIT "K"

                              ASSIGNMENT OF LEASE
                              -------------------

     THIS ASSIGNMENT OF LEASE ("Assignment"), by and between Textron Funding Corportation, (f.k.a. AVCO Financial Services, Inc.) ("Assignor"), and Associates Information Services, Inc. ("Assignee"),

     In consideration of the assignment of the rights under the Lease, including the right of occupancy, and the acceptance of the delegation of duties under the Lease, including the duty to pay rent, Assignor hereby assigns to Assignee all of Assignor's right, title, and interest in and to that certain Lease made by and between Sunset Park West Limited Partnership, and Assignor dated the 8th of September, 1983, (the "Lease"), covering the premises at 17770 Cartwright Road, Irvine, California 92714 (the "Premises"), and Assignee accepts all of Assignor's right, title, and interest in and to that certain Lease to have and to hold those Premises commencing for the unexpired term of the Lease subject to the rents, covenants, conditions, and stipulations in the Lease.

     This Assignment contains the final, complete, and exclusive agreement of the parties hereto as to all of the matters set forth herein.

     Except as herein otherwise provided, all terms, agreement, and conditions in the Lease are hereby made a part of this Assignment, and Assignee herein being obligated as if Tenant in said Lease.

     Landlord is hereby notified of Assignee's address for all notices being:
Associates Information Services, Inc., c/o Associates Corporation of North America, P.O. Box 660237, Dallas, TX 75266-0237, ATTN: Corporate Properties Dept.- Senior Vice President.

     IN WHITNESS WHEREOF, Assignee, and Assignor have caused this Assignment to be executed and delivered by their respective duly authorized representatives and to take effect as of the 6th day of January, 1999.



WITNESS:                               TEXTRON FUNDING CORPORATION (F.K.A. AVCO
                                       FINANCIAL SERVICES, INC.)
                                       Assignor

 /s/ Signature Illegible               By: /s/ Michael D. Cahn
-------------------------------           ------------------------------------
                                       Name:   Michael D. Cahn
                                            ----------------------------------
                                       Title:  Vice President, General Council
                                               and Secretary
                                             ---------------------------------
                                       Date:   5/12/99
                                            ----------------------------------


                                       ASSOCIATES INFORMATION SERVICES, INC.
                                       Assignee

 /s/ Signature Illegible               By: /s/ D.W.D. Bain
-------------------------------           ------------------------------------
                                       Name:   D.W.D. Bain
                                            ----------------------------------
                                       Title:  Senior Vice President
                                             ---------------------------------
                                       Date:   5/12/99
                                            ----------------------------------

                                   Exhibit K

                                     Lease

                    Sunset Park West Limited Partenership,
                                   as lessor

                                      and

                        AVCO FINANCIAL SERVICES, INC.,
                                   as lessee



                                    Dated:
                            As of September 8, 1983

                               Table of Contents
                               -----------------

Article:                                                                    Page
--------                                                                    ----

First             Property description                                         1

Second            Rent.....................................................    2

Third             Taxes, utility charges, etc. ............................    4

Fourth            Repairs, alterations and improvements, state of
                  repair on termination, future development
                  and lessee's options with respect thereto                    6

Fifth                                                                         11

Sixth             Use; Compliance..........................................   12

Seventh           Net lease; additional rent; no abatements ...............   12

Eight             Installation and signs, etc; removal of fixtures;
                  painting.................................................   14

Ninth             Quiet Possession.........................................   15

Tenth             Assigning and subletting.................................   16

Eleventh          Lessee's renewal options.................................   17

Twelfth           Maintenance of insurance.................................   18

Thirteenth        Adjustment of losses.....................................   23

Fourteenth        Collection of insurance moneys...........................   23

Fifteenth         Notice of casualties.....................................   24

Sixteenth         No separate insurance....................................   24

Seventeenth       Insurance certifications.................................   25

Eighteenth        Easements, condemnation...................................  25

Nineteenth        Damage by casualty........................................  35

Twentieth         Lessee's right of termination.............................  40

Twenty-First      Plans for restoration.....................................  43

Twenty-second     Lessee's default..........................................  44

Twenty-Third      (Intentionally deleted)...................................  48

Twenty-Fourth     Remedies cumulative.......................................  48

Twenty-Fifth      No waiver.................................................  48

Twenty-Sixth      Holding Over..............................................  49

Twenty-Seventh    Definitions...............................................  49

Twenty-Eighth     Article Headings..........................................  51

Twenty-Ninth      Separability clause.......................................  51

Thirtieth         Notices...................................................  51

Thirty-First      Miscellaneous; Financial Statements; Lessor's
                  Mortgages.................................................  52

Thirty-Second     Investment tax credit.....................................  53

Thirty-Third      Right of first offer......................................  53

Thirty-Fourth     Option to purchase........................................  55

Thirty-Fifth      Payment Pursuant to Schedule C............................  60

Thirty-Sixth      Lessor's liability limited................................  61

Thirty-Seventh    (Intentionally Deleted)...................................  61

Thirty-Eighth     Perpetuities..............................................  61

                                   Schedules
                                   ---------
                  A -   Land Description
                  A-1   Permitted Title Encumbrances
                  B -   Base Rent Schedule
                  C -   Schedule C Payments
                  D -   Renewal Option Rentals

                                     -ii-

     This Lease, dated as of September __, 1983 (as amended or supplemented from time to time, "this lease"), between SUNSET PARK WEST LIMITED PARTNERSHIP, a Massachusetts limited partnership, as lessor ("lessor") and AVCO FINANCIAL SERVICES, Inc., a Delaware corporation, as lessee ("lessee"):


                                  WITNESSETH:

     That in consideration or of the mutual agreements herein contained, the parties hereto do hereby covenant to and with each other as follows:

                     ARTICLE FIRST (Property description):

     Lessor does hereby lease to the lessee the real property described in the Schedule A hereto (the "Land") and the buildings and improvements thereon (the "Improvements) (collectively the "leased premises") in Irvine, California.

     The leased premises are leased with the Improvements on an "as is" basis, and are subject to such covenants, conditions, restrictions, easements, reservations and rights of way set forth in Schedule A-1 hereto, a remainder interest in the Land owned by Claradon Land Company, Inc. ("Land Remainder Owner"), any state of facts an accurate survey or physical inspection might show, zoning rules, restrictions, regulations, resolutions and ordinances, and building restrictions and governmental regulations now in effect or hereafter adopted by any governmental authorities having jurisdiction. Lessee represents and warrants that it has examined the record title to the leased premises and has found the same to be satisfactory for all purposes hereof.

     TO HAVE AND TO HOLD the leased premises, together with the tenements, hereditaments, appurtenances and easements thereunto belonging, at the rental and upon the terms and conditions herein stated, for a term commencing on that date when title to the Improvements is conveyed from lessee to lessor and the First Mortgage, as defined in Article Twenty-Seventh hereof, closes, (the "Commencement Date") and continuing for twenty-five (25) years.

     Lessor owns a 30 year estate for years in the Land ("Estate for Years"). Lessor has an option to enter into a ground lease with the Land Remainder Owner at the end of the Estate for Years for a period, including additional options, of not less than 45 years (the "Ground Lease"). Lessor agrees to enter into the Ground Lease and thereafter to exercise such Ground Lease options as may be necessary to extend the term thereof so as to not be less than the Term hereof, as the same may from time to time be extended by lessee pursuant to Article Eleventh.

                            ARTICLE SECOND (Rent):

     Lessee does hereby agree to pay without offset, deduction or counterclaim to lessor, as the rent for the leased premises during the interim term and the original term, installments determined pursuant to the Base Rent Schedule set forth in Exhibit B hereto (the "Base Rent"), payable monthly in arrears on or before the eighth day of each month during the original term hereof.

     Said payments shall be made to lessor in immediately available funds, c/o Winthrop Financial Co., Inc., at 225 Franklin Street, Boston, Massachusetts 02110, or to any other payee or at any other address which lessor, or any successor in interest of lessor, may in writing designate. If an installment of the rent or any item of additional rent referred to hereinafter is paid after the due date thereof, it shall bear the greater of (i) interest from such a due date at the lesser of (a) /2% per annum in excess of the prime rate from time to time established by Bank of Boston Corporation (such prime rate being currently defined by the Bank of Boston Corporation as its "Base Rate"), and (ii) 2% per annum in excess of the interest rate under the First Mortgage, as defined in Article Twenty-Seventh hereof (the interest rate computed pursuant to this clause (ii) being deemed to be 13.5% per annum thereafter), or (b) the maximum rate permitted by applicable usury law. Such interest shall be immediately due and payable as additional rent hereunder.

                 ARTICLE THIRD (Taxes, utility charges, etc.):

     Lessee agrees that it will pay, as additional rent hereunder, all charges for electricity, water, gas, telephone, and other utility services used on the leased premises. Lessee further agrees to pay all taxes (excluding, however, net income and franchise taxes payable by lessor but including, without limitation, sales, use, value added and similar taxes), assessments, real property taxes, personal property taxes, Trustees' fees, water rents, rates and charges, sewer rents, and other governmental impositions and charges of every kind and nature whatsoever, extraordinarily as well as ordinary, and each and every installment thereof, which shall or may during the term hereof be charged, laid, levied, assessed, imposed, become due and payable, or liens upon, or arise in connection with the ownership, use, leasing, sub-leasing, occupancy or possession of or grow due or payable out of or for, the leased premises during the original term or any renewal thereof. Lessee further agrees to pay, as additional rent hereunder, all taxes which may be levied, assessed or imposed by the State of California or by any political or taxing subdivision thereof, upon or measured by the rents hereunder or the income arising therefrom, to the extent that such taxes are in lieu of or a substitute for any tax upon the leased premises which, if such tax were in effect, would be payable by lessee under the provisions hereof. Taxes, water rent, rates and charges, sewer rents and other governmental impositions and charges assessed during the term, but payable in whole or in installments after the termination of this Lease, shall be adjusted and prorated and lessor shall pay the prorated share thereof for the period subsequent to the term, and lessee shall pay the prorated share thereof for the term of this Lease. Taxes water, rents, rates and charges, sewer rents and other governmental impositions, charges and supplemental assessments assessed during the term of this Lease, but payable in respect of any prior to the commencement of this Lease, shall not be adjusted or prorated, but shall be paid entirely by lessee. Lessee shall have the right to apply for the conversion of any special assessment for local improvements in order to cause the same to be payable in installments, and upon such conversion, lessee shall be obligated to pay and discharge punctually only such of said installments as shall become due and payable during the term.

     Lessee shall within thirty (30) days after payment produce and exhibit to lessor satisfactory evidence of the payment of any tax, assessment, or other charge constituting a lien on the leased premises which has become due and payable (excluding all taxes and charges payable by lessor and not otherwise payable by lessee hereunder).

     ARTICLE FOURTH (Repairs, alterations, and improvements, state of repair on termination; future development and lessee's options with respect thereto):

Lessee agrees that lessor shall be under no obligation to rebuild, replace, maintain or make any repairs to the leased premises, or to the improvements thereon during the original term or any renewal thereof. Lessee shall, at all times during the original term or any renewal thereof, and at its own cost and expense, keep and maintain in thorough repair and good, safe and substantial order and condition, ordinary wear and tear excepted, all buildings and improvements erected on the leased premises, or forming a part thereof (including all building equipment which is an integral part of the building structure), both inside and outside, structural and non-structural, extraordinary and ordianry. Lessor agrees that lessee may make such alteration and improvements to the leased premises as lessee may deem desirable for the use thereof and may, at lessee's option and without cost to lessor, at any time and from time to time during the original lease term, or during any renewal period hereinafter provided for, do any one of the following, to wit:

     I. alter or remodel any building or improvement on the leased premises, provided the market value is not adversely affected and the utility and character of any building or improvement so altered or remodeled is not adversely affected or materially changed thereby, and/or

     II. construct an addition or additions thereto, provided the market value is not adversely affected and the utility and character of the leased premises is not adversely affected or materially changed thereby, and/or

     III. construct a new building or buildings on the leased premises, provided the market value is not adversely affected and the utility and character of the leased premises is not adversely affected or materially changed thereby;

           provided that lessee in any case shall first obtain any building alteration and other permits that may be required by any governmental authorities having jurisdiction, and shall submit to lessor notice thereof and reasonably descriptive specifications thereof for any such work costing in excess of $100,000.

           All work performed by lessee hereunder shall be done continuously and expeditiously, in a good and workmanlike manner and in compliance with the requirements of applicable laws and regulations and applicable insurance policies. Lessee shall pay all costs incurred, and keep the lease premises free of all liens, in connection with such work. At the expiration or termination of this Lease, or any extension or renewal thereof, lessee shall leave the lease premises in good condition, allowance being make for ordinary wear and tear and damage by fire, or by earthquake, or by the elements, excepted (except as otherwise provided in Article Eighteenth), and lessee shall not be required to restore the leased premises to the condition which the leased premises are in as of the commencement of the term hereof, it being agreed that lessor shall accept the leased premises with such alterations, remodeling, additions or new construction, as may have been made pursuant to the authorization contained in this paragraph. All such alterations, remodeling, additions, new construction and improvements shall be deemed to be and immediately become part of the realty and the sole and absolute property of lessor and shall be deemed to be part of the leased premises. Lessee agrees that it will not permit any mechanics', materialmen's or other liens to stand against the leased premises for work or materials furnished lessee in connection with any such alterations, remodeling, additions or new construction, it being provided however, that lessee shall have the right to contest the validity of any such lien or claim, but upon a final determination of the validity thereof lessee shall immediately pay any judgement or decree rendered against lessee; with all proper costs and charges, and shall cause any such lien to be released of record without cost to lessor.

           Should lessee, during the original term hereof, alter, remodel, add to, or Construct new improvements pursuant to the provisions of clauses I, II or III hereof, and provided the cost thereof is greater that $500,000 during any twelve (12) month period, lessee may, on completion of said improvements, offer to sell the same to lessor for an amount not greater than the cost thereof. Should lessor accept lessee's offer (provided that all of the holders of the indebtedness secured by the First Mortgage shall have consented thereto), which acceptance shall be made in writing within ninety (90) days of the date of such offer, lessor shall within seventy-five (75) days after lessor's written acceptance thereof, pay the purchase price (hereinafter, "Additional Funds") to lessee, and lessor and lessee shall enter into a modification of this Lease covering the property hereby leased and such new improvements. The lease modification agreement shall (1) provide for and increase in the rentals during the original term by an amount sufficient to amortize, over then remaining balance of the original term hereof, 100% of the Additional Funds with interest thereon at the rate payable by lessor in connection with borrowing the Additional Funds; and (2) increase the option rentals provided for in ARICLE ELEVENTH hereof by multiplying the amount of Additional Funds by the following constant percentages: first renewal term, 12.50%; second renewal term, 13.00%; third renewal term, 13.50%; fourth renewal term, 14.00%; fifth renewal term 14.50%; sixth renewal term 15.00%. lessee agrees to pay all closing costs (including transfer taxes, recording fees and taxes, lender's disbursements of counsel to lessor and lessor's lender and trustee or escrow fees) incurred by lessor in connection with purchasing the new improvements, amending this Lease and obtaining a new or amended mortgage loan to finance the Additional Funds. Should lessee's offer to seel such new improvements through conventional leasehold financing.

          ARTICLE FIFTH (Use; Compliance with laws):

     Lessee may use the leased premises for any lawful purpose. Lessee will not abandon the leased premises or permit the same to remain unoccupied and unattended for a continuous period of ninety (90) days. Lessee agrees throughout the original term of this Lease and any renewal thereof to comply with all laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction of the leased premises including, without limitation, those requiring structural changes or other capital expenditures with respect to the leased premises, and comply with all applicable requirements of insurance policies required to be maintained hereunder. Lessee may contact the validity of any such laws, ordinances, orders, rules, regulations and requirements but shall indemnify and hold lessor harmless against the consequences of any violation thereof by lessee. Upon the written request of lessor at any time or from time to time, lessee will furnish to lessor copies all certificates of occupancy and building and other permits which it shall have obtained with respect to the leased premises and an opinion of its counsel (which, by its terms, may be relied upon by lessor and lessor's Mortgagees) to the effect that all applicable zoning ordinances and regulations and requirements applicable to the leased premises have been complied with.

               ARTICLE SIXTH (Lessee's assumption of liability):

     Lessee agrees that it will defend, indemnify and save lessor harmless from any and all liability, damage, expense, cause of action, suits, claims, or judgements arising from injury to a person or property on the leased premises, or upon the adjoining streets and sidewalks or arising from the occupation, use, possession, conduct or management of the leased premises. Lessee further agrees to defend, indemnify and save lessor harmless from any and all liability arising from any failure by lessee to perform any of the agreements, terms, covenants or conditions of this lease on lessee's part to be performed.

         ARTICLE SEVENTH (Net Lease; additional rent, no abatements):

     This is a net lease, it being the intention of the parties hereto that lessee shall pay as additional rent, without offset, all costs of maintenance, taxes and other charges that are assessed or levied against the lease premises, including without limitation the costs, taxes and charges set forth in this Lease. All taxes, charges, costs and expenses which lessee assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of lessee's failure to pay the same as herein provided, all other damages, costs and expenses which lessor may suffer or incur, and any and all other sums which may become due, by reason of any default of lessee to comply with the covenants, agreements, terms and conditions of this Lease on lessee's part to be performed, and each or any of them, shall be deemed to be additional rent, and in the event of nonpayment lessor shall have all the rights and remedies herein provided in the case on nonpayment or rent.

     In addition, lessee will, at its own cost and expense, duly and punctually make all payments relating to the leased premises required to be made by lessor under the First Mortgage (except debt service payments with respect to the notes which the First Mortgage secures) when and as the same shall become due and payable.

     No abatement, diminution or reduction or rent, charges or other compensation shall be claimed by or allowed to lessee, or any persons claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to any building now on or which may hereafter be erected on the leased premises, by virtue of or arising from, and during the restoration of the leased premises after the destruction or damage thereof by fire or other cause.

     Except to the extent otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall lessee be entitled to any abatement of rent or reduction thereof, nor shall the obligations of lessee be otherwise affected, by reason of damage to or destruction of all or any part of the leased premises from whatever cause, the taking of the leased premises or any portion thereof by condemnation or otherwise, the lawful prohibition of lessee's use by any private person or corporation, or by reason of any eviction by paramount title, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding.

ARTICLE EIGHTH (Installation and signs, etc.; removal of fixtures; painting):

     Lessee may place or install on and/or in the leased premises such fixtures and equipment as it shall deem desirable for the conduct of business therein, and may paint the building improvements such colors as it elects. Lessee shall have the exclusive right, provided that it shall first obtain any permits required by any governmental authorities having jurisdiction of the leased premises, to paint and erect or authorize signs in and over the leased premises and on the outside of the building improvements thereon, and upon the written request of lessor will remove any such signs upon the expiration or the sooner termination of this lease. Personal property, fixtures and equipment used in the conduct of lessee's business (as distinguished from fixtures and equipment used in connection with the operation and maintenance of the building improvements) places by lessee or any subtenant or any predecessor in interest on or in the leased premises (even though placed prior to the commencement of said term), shall not become a part of the realty, even if nailed or screwed or otherwise fastened to the lease premises, but shall retain their status as personalty and may be removed by lessee at any time. Lessee may obliterate any signs or color effects installed by it. Any damage caused the leased premises by the removal of such property or the obliteration of any signs or color effects shall be repaired by lessee at its expense. Any trade fixtures or personal property not used in connection with the operation of the leased premises and belonging to lessee or to any



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subtenant, if not removed within twenty (20) days after expiration or the sooner termination of this Lease, shall be deemed abandoned and shall become the property of lessor without any payment or offset therefor.

                      ARTICLE NINTH (Quiet possession):

     So long as this Lease remains in effect lessee is not in default in the performance of its obligations hereunder, lessee shall have quiet and peaceful possession thereof as against any adverse claim of lessor or any party claiming under lessor, subject to all exceptions to said title to the leased premises set forth in Schedule A-1 hereof, all other matters referred to in the second paragraph of Article First hereof and subject also to the third and fourth paragraphs of Article Seventh hereof.

                   ARTICLE TENTH (Assigning and subletting):

     Lessee shall have the first right to assign this Lease or to underlease or sublet the whole or any part of the leased premises. Should lessee assign this Lease or sublet the whole or any part of said leased premises, it shall nevertheless remain primarily liable to lessor for full payment of the rent and the performance and observance of lessee's other obligations under this Lease as a principal and not as a surety. Lessee agrees to notify lessor in writing of any assignment or subletting promptly after the effective date thereof, and, on request of lessor, to furnish lessor with a conformed copy of any such assignment or sublease. In the event of lessee's default in any of the provisions hereof, after the leased premises have been assigned or sublet by lessee, lessor may collect rent from the assignee or sublessee, but any collection of rent from an assignee or sublessee shall not



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be deemed an acceptance by lessor of the assignee or sublessee as lessee and shall not relieve lessee of its primary liability hereunder. Any such sublease shall be subject to termination by lessor at its option on termination of this Lease except in the instance in which this Lease is terminated and the leased premises purchased by lessee.



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ARTICLE ELEVENTH (Lessee's renewal options):

Lessor hereby grants to lessee the right, at lessee's option, to extend the term of this lease for six (6) separate and additional periods of five (5) years each after the expiration of the original term hereof at a monthly rental (which shall be payable in arrears on the eighth day of each month) equal to the amounts set forth in Schedule D, plus (ii) the amount of increased net rental determined pursuant to Article Fourth in connection with new or additional improvements purchased by lessor from lessee, and upon the terms (other than length of term and annual rental) herein specified. These options shall be exercised by written notice given to lessor or delivered or mailed to lessor at least twelve (12) month before the expiration of the original term hereof, or, in the event lessee has previously exercised one or more options herein given, such notice shall be given at least nine (9) months before the expiration of the renewal term then in effect. The parties hereto agree that a new lease need not be executed upon the exercise of any of these options, but that this Lease will remain in full force and effect, changed only as to the matters specified in this Article, except that there shall be no option of further renewal following the expiration of the final renewal term.

ARTICLE TWELFTH (Maintenance of insurance):

(a) Without limiting any other obligations hereunder, lessee shall at all times (except as otherwise provided below) maintain at its expense the following insurance covering the improvements or activities at the leased premises in insurance companies duly licensed to do business in California:
     (i) During the period of any construction or reconstruction of the Improvements, "All-Risk" Builder's Risk Insurance on Completed Value (non-reporting) Form;
     (ii) At all other times, fire and extended coverage plus vandalism and malicious mischief insurance;
     (iii) Sprinkler leakage insurance covering accidental discharge from sprinkler or other fire prevention systems now or hereafter installed, in amounts determined by lessee to be appropriate or for such higher amounts as may at any time be reasonably required by lessor;
     (iv) Boiler and pressure vessels insurance covering explosion of any steam boilers, pressure vessels or similar apparatus requiring inspection under applicable state or municipal laws or regulations in any of the Improvements, in amounts determined by lessee to be reasonable or in such higher amounts as may at any time be reasonably required by lessor;
     (v) If the leased premises are located in an area identified by the Secretary of Housing and Urban Development as a flood hazard area, flood insurance in an amount equal to the maximum coverage available under the National Flood Insurance Act of 1968, as amended;
     (vi) Rental value insurance covering loss of rental income from perils required to be insured against in paragraphs (ii) through (iv) above in amounts deemed appropriate by lessee or as reasonably required by lessor;


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     (vii)  Public liability insurance covering all activities in or about the leased premises or Improvements or adjoining streets, sidewalks and passageways in amounts not less than $2,000,000 per person, $5,000,000 per occurrence for personal injury and $2,000,000 per occurrence for property damage, such insurance to include contractual liability coverage for liabilities assumed by lessee under this lease, including specifically those set forth in this Article Twelfth;
     (viii) Workers' Compensation Insurance in full compliance with requirements of the State of California and covering all construction of other work on or about the leased premises and the Improvements;
     (ix) Such other or increased insurance as lessor may reasonably require from time to time; and
     (x) All of the above insurance shall be written subject to terms and conditions reasonably satisfactory to lessor.
(b) Policies required in clauses (I) through (vi) of subparagraph (a) above shall include lessor and lessee as insured as their interests may appear, shall name lessor's mortgagees as loss payees under a standard mortgagee endorsement and shall be in amounts sufficient to prevent lessor or lessee from becoming a co-insurer within the terms of the policies. Each policy shall provide that losses shall be adjusted and paid to hereinafter provided. Each policy shall further provide that, as to the interest of lessor and lessor's mortgagees, coverage shall not be invalidated or adversely affected by any act or omission of lessor or lessee or their respective employees or agents or any occupant of the leased premises which might otherwise result in forfeiture.
(c) Policies required in clauses (I) through (iv) of subparagraph (a) above shall provide for coverage in an amount equal to not less than 100% of the replacement cost of the Improvements, including cost of demolition and debris removal, and removal of foundation, without allowance for depreciation.
(d) Policies required in clause (vii) of subparagraph (a) above shall include lessor, lessor's mortgagees and lessee as issureds, shall be primary and without any right of contribution as to any other insurance carried by or for lessor and shall be endorsed to state that all terms and conditions except for limits of liability shall operate in the same manner as if there were a separate policy covering each insured.
(e) Policies required in (i) through (ix) above shall provide that they may not be cancelled or materially changed so as adversely to affect the protection of lessor until thirty (30) days after lessor and lessor's mortgages shall have received written notice of intent so to cancel or materially change the policy. Except for public liability insurance policies lessee shall cause each policy to provide that the insurer(s) waive any right of subrogation against lessor and its agents or employees.
(f) At the request of lessor and at the expense of lessee, the current replacement cost of the Improvements shall be established by an independent appraiser selected by lessee and reasonably acceptable to lessor, provided, however, that such appraisal shall not be requested by lessor more often than once every three years.
(g) Lessee shall either provide the certificate(s) pursuant to Article Seventeenth hereof or shall deliver to lessor and lessor's mortgages an original or certified copy of each insurance policy required hereunder upon the execution of this lease and of each renewal of each such policy at least thirty (30) days prior to the renewal date (provided that if lessee shall deliver such certificate, lessor may thereafter request a



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     certified copy of such policy required upon commencement hereof and, as to renewals, in the event that the terms of a blanket policy are changed as they relate to the leased premises). Lessee shall pay the premium on each policy when due and shall furnish lessor, upon request, with satisfactory evidence of such payment.
(h) Anything contained in this Article Twelfth to the contrary notwithstanding, and provided that lessor's First Mortgagee shall so permit, any and all insurance which lessee is obligated to carry pursuant to this Article Twelfth may be carried pursuant to a prudent self-insurance program so long as lessee maintains a tangible new worth, determined in accordance with generally accepted accounting principles, of at least $100,000,000 (as confirmed by the financial statements delivered by lessee pursuant to Article Thirty-First hereof), provided that no event of default hereunder shall be required to make an offer to purchase pursuant to Article Nineteenth and such offer shall be rejected by lessor, or if lessee shall elect to terminate the Lease during a renewal option term by reason of fire or other casualty, lessee shall pay to lessor an amount equivalent to the insurance proceeds which would exist or be payable with respect to such casualty if the insurance specified in this Article Twelfth were being carried. Neither the maintenance of insurance or self-insurance for the risks specified in subparagraphs (a) (vii) and (viii) above nor the delivery of the proceeds thereof to lessor shall diminish the obligations of lessee with respect to such risks pursuant to Article Sixth above.

ARTICLE THIRTEENTH  (Adjustment of losses):

Losses covered by the insurance provided for in paragraph (a) (I) through (v) of Article Twelfth shall be adjusted with the carriers thereof by and at the cost of lessee, provided, however, that if the loss shall be in excess of $250,000, no final adjustment shall be made without the written approval of lessor and the First Mortgagee of the amount of the adjustment unless lessee shall have restored the Improvements pursuant to Article Twentieth hereof, in which event such approval shall no longer be required. Losses up to $250,000 shall be payable to lessee. Losses in excess of $250,000 shall be payable to lessee. Losses in excess of $250,000 shall be payable to a Depository, as defined in Article Twenty-Seventh hereof.

ARTICLE FOURTEENTH (Collection of insurance moneys):

Lessor and lessee each agrees that it will cooperate with the other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance moneys that may be due in the event of, any loss or damage, and that it will execute and deliver to such other party such instruments as may be required to facilitate the recovery of any insurance moneys, but the costs and expenses of all such actions and proceedings shall be paid by lessee.

ARTICLE FIFTEENTH (Notice of casualties):



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Lessee agrees to give prompt notice to lessor and lessor's mortgagees with respect to all fires or other casualties occurring upon the leased premises, where the apparent damage to the Improvements resulting therefrom shall equal or exceed $100,000.

ARTICLE SIXTEENTH (No separate insurance):

Lessee shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under Article Twelfth, unless lessor is included thereon as named insured; with loss payable to lessor's mortgagees as in this Lease provided. Lessee shall immediately notify and lessor's mortgagees when any such separate insurance is obtained and shall deliver to lessor and lessor's mortgagees a certificate of insurance, on form satisfactory to lessor and lessor's mortgagees, or the original or a certified copy of all such policies and renewals thereof.

ARTICLE SEVENTEENTH (Insurance certifications):

Lessee shall furnish to lessor and lessor's mortgagees upon execution of this Lease and thereafter upon request of lessor or lessor's mortgagees, but not more frequently than once a year, a letter of certification signed by its broker, agent or insurer specifying those policies of insurance pertaining to the Improvements or activities at the leased premises and stating that such insurance complies in all respects with the requirements of this lease.

ARTICLE EIGHTEENTH (Easements, condemnation) :

A. Lessor hereby empowers lessee, from time to time during the original term of this Lease and during any renewal terms: (a) to grant easements affection the leased premises to provide utility service to the leased premises running along boundary lines and to the Improvements; (b) to dedicate or convey, as required, portions of the leased premises for road, highway and other public purposes; and (c) to execute petitions to have the leased premises or a portion or portions thereof annexed to any municipality or included within utility, highway or other improvement or service district. If any monetary consideration is received by lessee as a result of the granting of any such easement or the dedication or conveyance of any portion of the leased premises as hereinabove provided, such consideration shall be retained by lessee if the same shall be One Hundred Thousand Dollars ($100,000) or less, but, if it is an amount in excess of One Hundred Thousand Dollars ($100,000) , it shall be allocated between lessor and lessee in the same proportion that (a) the fair market value of lessor's interest in this Lease, valued as if the granting of such easement or dedication or conveyance giving rise to the receipt of such consideration had not occurred ("Lessor's Interest Before Grant of Interest") bears to (b) the fair market value of lessee's interest in this Lease, valued as if the granting of such easement or dedication or conveyance giving rise to the receipt of such consideration had not occurred ("Lessee's Interest Before Grant of Interest"), provided that if one of Lessor's Interest Before Grant of Interest and Lessee's Interest Before Grant of Interest is a positive number and the other is a negative number, all of the award or payment shall be



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     distributed or retained by the party whose Interest Before Grant of
     Interest is a positive number.

           The powers hereinabove granted the lessee shall be exercised by lessee without the joinder of lessor, but lessor agrees to cooperate fully with lessee if for any reason it is necessary or desirable under the laws of California for lessor to join in the execution of any instrument or to cooperate with lessee in any other way in order for said powers to be effectively exercised. As a condition precedent to the exercise by lessee of any of the powers granted to lessee in this Article, lessee shall inform lessor and lessor's mortgagees in writing of the action to be taken, shall certify to lessor and lessor's mortgagees, in a certificate executed by the president or a vice president of lessee, that I lessee's opinion such action will not adversely affect either the market value of the leased premises or the use of the leased premises for their intended purpose, and shall deliver all instruments required by lessor and lessor's mortgagees. In the event that any person or corporation, municipal, public or private, having powers of eminent domain over the leased premises, shall propose to condemn and acquire title to all or any portion of the leased premises, lessor and lessee shall confer with regard to the desirability of a transfer in lieu of condemnation, and, if lessor and lessee shall determine to make any such conveyance shall be treated in the same manner as a condemnation award or payment for purposes of this Article Eighteenth. Nothing occurring pursuant to the foregoing two paragraphs shall affect lessee's obligations under this Lease.

B. In the event that any person or corporation, municipal, public, private or otherwise, shall at any time during the original term hereof condemn and acquire title to all or a substantial portion of the leased premises (including some portion of the Improvements or, if such taking is of land only, such taking renders a substantial portion of the Improvements unuseable), or to any easement therein, in or by condemnation proceedings pursuant to any law, general, special or otherwise, which condemnation shall make the leased premises no longer economic, lessee may elect, within sixty (60) days after such condemnation or acquisition of title by such person or corporation, to give written notice to lessor and lessor's mortgagees of its intention to terminate this Lease as provided for in Article Twentieth hereof. As a part of said notice lessee shall furnish a certification, executed by the president or a vice president of lessee, to the effect that the Board of Directors of lessee has determined that such condemnation has made the leased premises no longer economic, (lessee's "Condemnation Certificate") and shall offer to purchase the leased premises upon the terms set out in Article Twentieth hereof. If such offer to purchase shall be accepted or be deemed to have been accepted as provided in Article Twentieth, lessor shall transfer and convey, or cause to be transferred and conveyed, such Improvements and Land to lessee in the manner provided in Article Twentieth, and upon consummation of such purchase by lessee, any award or payment made in said condemnation proceedings shall be paid to and/or retained by lessee. If lessee's offer to purchase shall have been rejected and this lease terminated as provided for in said Article Twentieth, any award or payment made in such condemnation proceedings in respect of the leased premises shall be distributed to lessor.

           Should such condemnation not relate to all or a substantial portion of the leased premises or should lessee not give such notice of termination of this Lease, this Lease



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     shall be deemed to continue as to the remaining portion of the leased premises. In such event, or in the event of any condemnation of any portion of the leased premises, or any easement therein, which shall not entitle lessee to give notice of its intention to terminate this Lease as hereinabove provided, the entire award or payment made in respect of damage to the leased premises, shall be transferred and assigned to a Depositary, except that if such award or payment is One Hundred Thousand Dollars ($100,000.00) or less, Lessor shall cause such Depositary to transfer and assign the same to lessee. Lessee shall make all repairs or alterations (if any) to the leased premises made necessary by such condemnation, so that the market value, utility and character of the leased premises as so repaired and altered shall at least be substantially equal to the market value utility and character thereof immediately prior to such condemnation irrespective of the availability or sufficiency of any award or payment with respect thereto. Lessee's obligations with respect to such repairs or alterations are subject to the following further understandings and agreements (the "Restoration Procedure"):
           (a) All awards and payments paid to a Depositary on account of such condemnation, shall be applied in the following manner:
                 (i) Lessor and lessee shall be reimbursed for all necessary appraisal fees and other expenses incurred by them in connection with the condemnation proceeding.
                 (ii) There shall be paid to lessee from said awards and payments such part thereof as shall equal the cost to lessee of doing such temporary work as in lessee's reasonable opinion may be necessary in order to protect the leased premises pending settlement of the loss attributable to the condemnation or the restoration of such leased premises.
                 (iii) There shall be paid to lessee from said awards and
                       payments such part thereof as shall equal the cost to lessee of restoring the leased premises as required above. If said awards or payments shall not equal the cost to lessee of such restoration, lessee shall nevertheless complete the same without expense to lessor and all work undertaken by lessee in connection with such restoration shall be free of liens. All such work shall be done in accordance with the provisions and conditions of Article Fourth.
                 (iv) Payment to lessee pursuant to clauses (ii) or (iii) of this paragraph (a) shall be made to lessee from time to time as the work progresses, but not more frequently that once in any calendar month, in amounts equal to the cost of labor and material incorporated into the used in such work plus builders', architects' and engineers' fees and other charges in connection with such work, upon delivery to the Depositary and to lessor, of a certificate of a responsible officer of lessee certifying that the amounts so to be paid to lessee are payable to lessee in accordance with the provisions of this Article Eighteenth, that such amounts are then due and payable by lessee or have theretofore been paid by lessee and that the amount remaining with Depositary is sufficient to pay for the completion of the restoration.
           (b) In the event that any of the awards or payments paid to a Depositary, as hereinabove provided, shall remain after the completion of such restoration, so that there is a remaining balance of such award or payment after application of

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           the award or payment in accordance with the prior provisions of this
           Article Eighteenth, (such remaining balance being hereinafter referred to as the net surplus award), the Depositary shall pay such net surplus award, if the same shall be One Hundred Thousand Dollars ($100,000) or less, to lessee. If the net surplus award shall be in excess of One Hundred Thousand Dollars ($100,000), it shall be paid over to lessor or as lessor may direct. Should the entire leased premises be condemned at any time during the original term hereof and this Lease be terminated either by operation of law or through the exercise of lessee's option to terminate as hereinabove provided, then, and in such event, lessee shall be deemed to have offered to purchase the leased premises on the sixtieth (60th) day following such condemnation or termination, upon the terms set forth in Article Twentieth hereof. If such offer to purchase shall be accepted or be deemed to have been accepted as provided in Article Twentieth, lessor shall transfer and assign, or cause to be transferred and assigned, all of its right, title and interest in and to the award for such condemnation simultaneously with lessee's payment of the purchase price as provided in Article Twentieth. If Lessee's offer to purchase shall have been rejected and this Lease terminated as provided in said Article Twentieth, any award or payment made in such condemnation proceeding in respect of the leased premises shall be distributed to lessor.

C. Should a condemnation occur during a renewal term, lessee shall either (a) terminate the renewal term then in effect, or (b) remain in possession and repair and alter the leased premises to the extent made necessary by such condemnation, so that the value and utility of the leased premises as so repaired and altered shall at least be substantially equal to the value and utility thereof immediately prior to such condemnation. If lessee elects to terminate the renewal term, lessee shall give to lessor, within sixty (60) days of such condemnation, written notice cancelling and terminating such renewal term as of a date which is thirty (30) days after the date of such notice, provided that lessee simultaneously delivers with such notice lessee's Condemnation Certificate. If such Condemnation Certificate is so delivered, upon expiration of said thirty (30) days after the date of such notice, provided that lessee simultaneously delivers with such notice lessee's Condemnation Certificate. If such Condemnation Certificate is so delivered, upon expiration of said thirty (30) days', the renewal term shall cease and terminate provided that lessee shall pay all installments of rent and all other sums then due and payable under this Lease to and including such date of termination, and the award or payment made in respect of such condemnation shall be distributed to lessor. Should lessee, however, elect to remain in possession, the renewal term shall continue as to the remaining portion of the leased premises. In such event, the entire award or payment made in respect of damage to the leased premises, shall be transferred and assigned to the Depositary, except that if such award or payment is One Hundred Thousand Dollars ($100,000.00) or less, lessor shall cause such Depositary to transfer and assign the same to lessee. Lessee shall make all repairs or alterations (if any) the leased remises made necessary by such condemnation so that the value and utility thereof immediately prior to such condemnation irrespective of the availability or sufficiency of any award or payment with respect thereto. Lessee's obligations with respect to



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     such alterations or additions during a renewal Term are subject to the
     Restoration Procedure, as hereinabove defined in this Article Eighteenth, except that should a net surplus award remain after such repairs or alterations are completed, the Depositary shall pay such surplus to lessor.

ARTICLE NINETEENTH (Damage by casualty) :

A. If the Improvements shall be damaged or destroyed by fire or any other any other peril whatsoever lessee shall, except as hereinafter provided, restore the leased premises and the Improvements or shall cause the same to be restored to such extent that, upon the completion of such restoration work, the market value, utility and character of the leased premises and the Improvements as so restored shall at least be substantially equal to the market value, utility and character thereof immediately prior to such damage or destruction, irrespective of the availability or sufficiency of any fire or other insurance proceeds payable with respect thereto. Lessee's obligations hereunder are subject to the following further understandings and agreements:
     (a) All insurance moneys, if any, paid to a Depositary as provided in Article Thirteenth hereof on account of such damage or destruction, shall be applied in the following manner:
           (i) There shall be paid to lessee form said insurance moneys such part thereof as shall equal the cost to lessee of doing such temporary work as in lessee's reasonable opinion may be necessary in order to protect the leased premises pending adjustment of the insurance loss or the restoration of such leased premises.
           (ii) There shall be paid to lessee from said insurance moneys such part thereof as shall equal the cost to lessee of restoring the leased premises as required above. If said insurance moneys shall not equal the cost to lessee of such restoration, lessee shall nevertheless complete the same without expense to lessor and all the work undertaken by lessee in connection with such restoration shall be free of liens. All such work shall be done in accordance with the provisions and conditions of Article Fourth.
           (iii) Payment to lessee pursuant to clauses (I) or (ii) or this paragraph (a) from insurance moneys shall be made to lessee form time to time as the work progresses, but not more frequently than once in any calendar month, in amounts equal to the cost of labor and material incorporated into and used in such work plus builders', architects' and engineers' fees and other charges in connection with such work, upon delivery to the Depositary and to lessor, of a certificate of a responsible officer of lessee certifying that the amounts so to be paid to lessee are payable to lessee in accordance with the provisions of this Article Nineteenth that such amounts are then due and payable by lessee or have theretofore been paid by lessee and that the amount remaining with the Depositary or lessor's mortgagees, as the case may be, is sufficient to pay for the completion of the restoration.
                 (b) In the event that any of the insurance moneys paid by the insurance companies to a Depositary with respect to the leased premises, as hereinabove provided, shall remain after the completion of such restoration, the excess shall be paid over to lessor or as lessor may direct.
B. If such fire or other casualty destroys all or substantially all of the leased premises during the original term of this Lease and lessee does not desire to restore the



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     Improvements and provided that such fire or other casualty has rendered the leased premises no longer economic to restore for lessee's continued use and occupancy, lessee may elect, within sixty (60) days after such fire or other casualty, to give written notice to lessor and lessor's mortgages of its intention to terminate this Lease as provided in Article Twentieth hereof. As a part of said notice lessee shall furnish a certification executed by the president or a vice president of lessee has determined that the fire or other casualty has rendered the leased premises no longer economic and that lessee has determined that the Improvements will not be rebuilt, replaced or repaired, ("Lessee's Casualty Certificate"), and shall offer to purchase the Improvements and the Land as provided in Article Twentieth hereof. If such offer to purchase shall be accepted or be deemed to have been accepted, lessor shall transfer and convey or cause to be conveyed such Improvements and Land to lessee in the manner provided in Article Twentieth, and upon consummation of such purchase by lessee all insurance moneys paid or payable as a result of such fire or casualty shall be paid to and/or retained by lessee. If lessee's offer to purchase shall have been rejected and this Lease terminated as provided for in said
     Article Twentieth, all such insurance moneys shall be paid directly to lessor.

C. Should the fire or other casualty occur during a renewal option term and lessee elect not to rebuild or repair said Improvements, lessee may, within sixty (60) days after such loss or damage give to lessor written notice cancelling and terminating the renewal term then in effect as of a date which is thirty (30) days, the renewal term shall terminate provided that lessee shall pay all installments of rent and all other sums then due and payable under this Lease to and including such date of termination, and all insurance moneys shall be paid directly to lessor.

D. Subject to the provisions of the two preceding paragraphs, in the event of any such damage or destruction by fire or other casualty, the provisions of this Lease shall be unaffected and lessee shall remain and continue liable for the payment of all installments of rent, additional rent, real estate taxes, assessments and all other taxes, charges and other impositions required hereunder to be paid by lessee, as though no damage or destruction by fire or other casualty had occurred, until the Lease terminates as provided above or otherwise in accordance with the terms of this Lease.

E. Except as otherwise specifically provided in this Lease, this Lease shall not terminate or be affected in any way and lessee shall not be released from any of its obligations under this Lease by reason of damage to or destruction of all or any portion of the Improvements. Lessee hereby waives the provisions of Sections 1932 and 1933 of the California Civil Code and of any other statute or rule of law now or hereafter in effect contrary to the obligations of Lessee under the Lease or which may relieve lessee therefrom.


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

              ARTICLE TWENTIETH  (Lessee's right of termination):

     In the event lessee shall have the right to terminate this Lease, pursuant to Article Eighteenth or Article Nineteenth, it shall give written notice to lessor and First Mortgage of its intention to terminate this Lease as provided therein, and shall offer to purchase the Improvements and the Land for an amount (the "Rejectable Purchase Price") which shall be equal to the present value of the remaining cash rentals for the basic lease term, discounted at 10.55979% per annum, such amount to include all accrued and unpaid fixed rentals, but in no event shall the Rejectable Purchase Price be less than the balance then due and payable upon pre-payment of the First Mortgage, including interest accrued thereon and unpaid.

     Unless such offer to purchase shall have been rejected by notice given not later than one hundred eighty (180) days after the making of such offer, such offer to purchase after the making of such offer, such offer to purchase shall be conclusively deemed to have been accepted. If such offer is accepted, or is deemed to have been accepted, lessor shall within two hundred ten (210) days after the date of lessee's notice open or cause to be opened an escrow with a title insurance company located in Orange County, California and shall deposit or shall cause to be deposited in said escrow a good and sufficient deed or other instrument of transfer and such other instruments and authorizations, if any, as may be necessary to convey to and vest in lessee the title to the Improvements and the Land in their then state of physical condition, free and clear of the lien of any mortgage or deed of trust created by any lessor (which shall be released or reconveyed by lessor in the escrow settlement), and free and clear of any other liens, charges, encumbrances or exceptions, except those set forth in schedule A-1; provided, however, and lessee agrees, that lessee will take title to the Improvements and the Land subject to any liens, charges, encumbrances and exceptions created, suffered or approved by lessee, and subject also to any other liens, charges, encumbrances and exceptions not caused or created by lessor, and to all zoning rules and restrictions, regulations and ordinances that are applicable to the leased premises on the date of conveyance thereof to lessee and subject to any violations of building codes, fire laws and other laws and regulations that are in existence as of said date. Lessor shall notify lessee, or cause lessee to be notified, of the opening of the escrow and of its deposit therein of the deed and other instruments and authorizations, if any, necessary to convey to lessee title to the leased premises as herein above provided, and lessee shall, on a date not later than two hundred ten (210) days from the date of lessee's notice to lessor, deliver to the escrow holder the purchase price, with its instructions for the completion of the escrow in accordance with the terms thereof. If lessee purchases the Improvements and the


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Land as herein provided lessee shall pay all rent and additional rent due and payable under this lease on or prior to the date of its purchase and all closing costs, including the escrow fee, recording fees, premium for an owner's policy of title insurance, the cost of federal documentary stamps and any applicable state and local stamp taxes, grantor's taxes and other like costs and charges, and legal fees and disbursements of counsel to lessor and lessor's mortgages.

     Should written notice of the rejection of lessee's offer to purchase be given to lessee within one hundred eighty (180) days after the date of lessee's notice to lessor, then this lease shall terminate upon the last to occur of (a) such rejection, and (b) the payment by lessee of all sums due hereunder through such date of termination. In the event of such termination, all parties hereto shall be discharged from their liability by reason of this Lease and the provisions with respect to the purchase of the leased premises herein contained, and this Lease shall be of no further force or effect, except as set forth in Article Thirty-Fifth, and except that obligations and liabilities of lessee, actual or contingent, under this Lease which arose on or prior to the date of termination and shall vacate and remove its property from the leased premises by such date of termination, and as of such date proper adjustment shall be made in respect of taxes and unexpired insurance premiums.

             ARTICLE TWENTY-FIRST (Plans for restoration):

     In the event lessee shall be required to restore the leased premises and the Improvements pursuant to Article Eighteenth or Article Nineteenth hereof, lessee shall not commence such restoration until it shall have (1) given to lessor a certification signed by a president or vice-president of lessee that the plans and specifications for any new buildings to be constructed by lessee will not result in an adverse change in the market value, utility or character of the leased premises, and (2) submitted to lessor with such certification a copy of any building permit and any other permit or approval that may be required for such buildings. All such work shall be performed in accordance with the provisions of Article Fourth hereof.



                   ARTICLE TWENTY-SECOND (Lessee's default):

     If (I) lessee shall fail to pay any installment of rent, or any payment required to be made pursuant to Article Second, or any tax, assessment, water rent or sewer rent for five (5) days after written notice from lessor that the same is due and payable, or (ii) lessee shall fail to pay any other additional rent or to comply with any of the other terms, covenants, conditions or obligations of this Lease for ten (10) days after written notice from lessor or the agent or attorney of lessor, or (iii) lessee shall make an assignment for the benefit of creditors or file any petition or institute any proceedings under the Bankruptcy Act, either as such Act now exists or under any


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

amendment thereof which may hereafter be enacted, or under any other Act or Acts, either as a bankrupt or as an insolvent, wherein or whereby lessee seeks to be adjudicated a bankrupt or to be discharged from any or all of its debts or obligations, or to effect a plan or reorganization, or for any other similar relief, or if a receiver, trustee or liquidator for all or a substantial part of the business of lessee should be appointed by any court upon the petition of lessee, or (iv) if any such petition or proceedings of the same or similar kind or character be filed or taken against lessee, or if any receiver, trustee or liquidator for all or a substantial part of the business of lessee should be appointed by any court in any proceedings brought against lessee and such petition or proceedings should not be set aside or dismissed or the appointment of said receiver, trustee or liquidator revoked within seventy-five (75) days, then lessor, at the option of lessor, may cancel and terminate this Lease, as well as all of the right, title and interest of lessee hereunder, by giving to lessee notice of such cancellation and termination, and upon the expiration of the time fixed in such notice, this Lease and the term hereof, as well as all of the right, title and interest of lessee hereunder, shall expire in the same manner and with the same force and effect, except as to lessee's liability, as if the expiration of the time fixed in such notice of cancellation and termination were the end of the original term or then current renewal term.

     In the renewal of such termination, Lessor may recover the following amounts from Lessee: (1) the worth at the time of the award of the unpaid installments of rent and all other amounts payable to lessor hereunder that had been earned at the time of termination of this lease, including the applicable payment as provided in Article Thirty-Five hereof; plus (2) the worth at the time of the award of the amount by which (a) the unpaid installments of rent and all other amounts payable to lessor hereunder that would have been earned after the date of termination of the lease until the time of such award, exceeds (b) the amount of the loss of rent that lessee proves could have been reasonably avoided; plus (3) the worth at the time of the award of the amount by which (a) the unpaid installments of rent and all other amounts payable to lessor hereunder for the balance of the Term (assuming the Term did not terminate prior to its natural expiration) after the time of such award exceeds (b) the amount of the loss of rent that lessee proves could be reasonably avoided; plus (4) any other amount necessary to compensate lessor for all loss or damage proximately caused by lessee's default. "The worth at the time of the award", as used in clauses (1) through (3) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the such award plus one percent, or, if less, the maximum rate, if any, permitted under applicable law.

     If lessor does not terminate this Lease, then pursuant to Section 1951.4 of the



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California Civil Code lessor may enter and repair and alter the leased premises in such manner as to lessor may seem necessary or advisable, and may otherwise enforce all of its rights and remedies under this Lease including without implied limitation, the appointment of a receiver to protect lessor's interest hereunder and the re-letting of all or any part of the premises for the remainder of the Term or any longer or shorter period. Lessor may execute any subleases made pursuant to the foregoing in lessor's name or in lessee's name, and lessor shall be entitled to all rents from the use, operation or occupancy of the leased premises. No act by or on behalf of lessor under this paragraph shall constitute a termination of the Lease unless lessor gives lessee notice of termination. Any entry or re-entry by lessor, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge lessee from liability hereunder. Should any rent so collected by lessor after the deduction of the costs or re-entering, altering and/or repairing, re-letting and operating the leased premises be insufficient fully to pay to lessor a sum equal to all such rent and additional rent reserved herein, the balance or deficiency shall be paid by lessee on the rent days herein specified.
     To the extent permitted by law, lessee hereby expressly waives the service of any notice of intention to re-enter, and any and all rights to recover or regain possession of the leased premises or to reinstate or to redeem this Lease or other right of redemption as permitted or provided by or under any statute, law or decision now or hereafter in force and effect, in case lessee shall be dispossessed by a judgement or by warrant of any court or judge.
     In the event of a breach or a threatened breach by lessee of any of the agreements, terms, covenants or conditions hereof , lessor shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity, as if specific remedies, indemnity or reimbursement were not herein provided.

                 ARTICLE TWENTY-THIRD (Intentionally deleted)

                 ARTICLE TWENTY-FOURTH (Remedies cumulative):

     No remedy herein conferred upon or reserved to lessor is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity by statute.

                       ARTICLE TWENTY-FIFTH (No waiver):

     The failure of lessor to insist upon strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights of remedies that lessor may have and shall not be deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.



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

ARTICLE TWENTY-SIXTH  (Holding over):

If lessee holds over or remains in possession of the leased premises after expiration of this Lease or after any sooner termination thereof, without any new lease of the leased premises being entered into between the parties hereto, or any option hereinafter contained being exercised by written notice, such holding over or contained being exercised by written notice, such holding over or continued possession shall, if rent is paid by lessee and accepted by lessor for or during any period of time lessee and accepted by lessor for or during any period of time lessee holds over or remains in possession, create a tenancy from month to month only at the last monthy rental and upon the terms (other than length of term, or option for renewal, purchase or cancellation) herein specified, which may at any time be terminated by either party by thirty (30) day's written notice given to the other party.

ARTICLE TWENTY-SEVENTH (Definitions):

The term "Depositary" shall mean a bank or trust company, selected by lessor and acceptable to the First Mortgagee, in a city in California, having capital and surplus of not less than $100,000,000 and willing to act hereunder as a depositary of insurance proceeds or condemnation awards, as the case may be; provided that if the holder of all of the First Mortgage indebtedness shall be a single institutional lender, such institution shall be the Depositary.

     The term "First Mortgage" shall mean any first mortgage or deed of trust relating to the leased premises, as amended or supplemented from time to time, including all indebtedness which has been foreclosed.

     The term "First Mortgage" shall mean the holder or participating holders of the First Mortgage.

     The term "Improvements" shall mean all buildings and other improvements now or hereafter located on the leased premises.

     The term "lessor" as used herein shall mean only the holder of the lessor's interest under this lease or the mortgagee in possession for the time being of the leased premises, so that in the event of any sale or sales or assignment of the leased premises lessor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of lessor hereunder, except for obligations, if any, accrued prior to such sale or sales, or assignment or assignments, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser or assignee has assumed and agreed to carry out any and all agreements, covenants and obligations of lessor hereunder accruing from and after the date of such sale or assignment.

ARTICLE TWENTY-EIGHTH (Article headings):

The article headings herein contained are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect the terms and provisions hereof.


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

ARTICLE TWENTY-NINTH (Separability clause):

If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

ARTICLE THIRTIETH (Notices):

Any notice, offer or other communication provided for herein shall be in writing and shall be given by registered or certified United States mail, return receipt requested, postage prepaid, addressed, if to the person(s) to whom the rent is then payable, at the address(es) to which the rent is then mailed (unless another address for the receipt of notice has been given by such person(s)), if to lessee, to it to the attention to its Treasurer at 620 Newport Center Drive, Newport Beach, California 92660, if to lessor to it c/o Winthrop Financial Co., Inc., 225 Franklin Street, Boston, Massachusetts 02110; if to the First Mortgagee to Shawmut Bank of Boston, N.A., Trustee, One Federal Street, Boston, MA 02211, and to such other mortgagees as lessor may, from time to time, give notice of to lessee. All such notices or communications shall be deemed given on the date on which they are deposited with the U.S. postal service. The persons and the places to which notices are to be mailed may be changed from time to time by a party to whom notice is to be given by written notice given to the other parties.

ARTICLE THIRTY-FIRST (Miscellaneous, Financial Statements, Lessor's Mortgagees):

Each and all of the covenants, terms, agreements and obligations of this Lease shall extend to and bind and inure to the benefit of the successors and/or permitted assigns of said parties hereto. Herein the singular number includes the plural and masculine gender includes the feminine and the neuter. The covenants, terms, agreements and obligatioins of this Lease may not be changed orally, but may be changed only by a written lease modification agreement signed by lessor and lessee. This Lease shall be governed by and construed in accordance with the laws of California.

     Lessee shall deliver to lessor audited consolidated financial statements of lessee and its consolidated subsidiaries within ninety (90) days after the end of its fiscal year, including balance sheets and statements of profit and loss prepared in accordance with generally accepted principles of accounting consistently applied, accompanied by an audit report and a certificate of certified public accounts.

ARTICLE THIRTY-SECOND (Investment tax credit):

Lessor agrees to elect under the applicable provisions of the Internal Revenue Code of 1954, as amended, (hereinafter referred to as the "Code") to pass through to the lessee all investment tax credits which may be available from time to time in respect of the leased premises under Section 38 of said Code. Lessor agrees, at lessee's expense, to execute timely all documents prepared by lessee and delivered to lessor in advance and required by said Code, and regulations issued thereunder, to enable lessee to obtain such investment tax credit.

ARTICLE THIRTY-THIRD (Right of first offer):

Lessor shall not during the original term or any renewal term sell assign or convey (other than to lessee as contemplated by this lease) all or any part of the leased premises unless lessor first notifies lessee of lessor's intention so to convey and simultaneously offers to sell the leased premises, or such part thereof (which offer shall include the Land Remainder owner's interest in the Land, at the fair market value thereof as encumbered by lessor's rights with respect thereto), to lessee or its designee at the price and on such other terms as lessor would accept with respect to such a sale to any other person or entity. Within sixty (60) days after the giving of such notice and offer, lessee or its designee may accept such offer by giving written notice to lessor. Any such sale shall be effected in the manner provided in Article Twentieth with conveyance of the leased premises, or such part thereof, and such Land interest to be made within ninety (90) days after the acceptance of such offer, this Lease shall continue in full force and effect and lessor may convey the leased premises, or such part thereof, and such Land interest to any third party on substantially the same conditions as set forth in the offer to lessee, provided that (a) such sale to a third party is consummated within one (1) year after the last date on which lessee could have accepted lessor's offer, (b) in the event of a substantial improvement to a purchaser in any of such terms and conditions, lessor shall again offer to sell the leased premises, or such pat thereof, and such Land interest to lessee as above provided and (c) such third party and any successor owner of the leased premises, or such part thereof, and such Land interest to lessee as above provided and (c) such third party and any successor owner of the leased premises shall be bound by the provisions of this Article.

     The provisions of this Article Thirty-Third shall not apply to: (a) the admission and substitution of limited partners and the withdrawal of general partners in lessor or lessor's principal; (b) the transfer of lessor's interest in the leased premises to an affiliate of lessor (which, for the purposes hereof, shall mean any entity controlling, controlled by or in common control with the general partner(s) of lessor or the partner(s) of such general partner(s); (c) the foreclosure of a mortgage of the leased premises; (d) the recording of a deed in lieu of foreclosure to the holder of such mortgage or its nominee; or (e) the resale of the leased premises by such holder or its nominee within twenty-four (24) months after such foreclosure or deed in lieu thereof.

     If lessee shall purchase the leased premises pursuant to this Article Thirty-Third subject to the First Mortgage, lessee agrees that (I) this Lease and lessee's obligations hereunder shall remain in full force and effect notwithstanding such purchase, and (ii) if, by operation of law, lessee's interest as lessee under this Lease shall merge with lessee's interest as lessor hereunder by reason of such purchase, then lessee shall promptly enter into and execute the First Mortgage, or a new First Mortgage upon the same terms and conditions as the First Mortgage, as owner of the leased premises, and take any and all other actions and execute any and all other instruments as may reasonably be required by First Mortgagee.



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

ARTICLE THIRTY-FOURTH (Option to purchase):

Lessor hereby grants to lessee the option to purchase (the "Purchase Option") the Improvements and the Land as of the end of the original term, or if and to the extent lessee exercises its options to extend the term of this Lease, as of the end of any current renewal term (the "Purchase Option Date") for a price equal to the fair market value of the Improvements and the Land as hereinafter determined (the "Fair Market Value") plus all closing costs, as defined in Article Twentieth, including without limitation any applicable prepayment penalty. Such option shall be exercised by written notice from lessee to lessor, given not less than twelve (12) months prior to the expiration of the original term, or, in the event lessee has previously exercised one or more extension options hereunder, such notice shall be given not less than nine (9) months before the expiration of the then current renewal term, as the case may be, in each case accompanied by a statement of the Fair Market Value as hereinafter determined.

     To enable lessee to make an informed judgment with respect to the foregoing option, and to establish the Fair Market Value as of the end of the original term or any renewal term, as the case may be, lessee may notify lessor in writing not more than six (6) months prior to the time by which notice of exercise of the then applicable option must be given, stating that lessee desires a determination of Fair Market Value, as encumbered by this Lease, of the Improvements and the Land as of the end of the original term or the then current renewal term, as the case may be. Thereafter, lessor and lessee shall consult for the purpose of determining such Fair Market Value as of the end of the term of the Lease and any value agreed upon in writing shall constitute such Fair Market Value for the purposes of this Article. If lessor and lessee fail to agree upon such Fair Market Value by four (4) months prior to the time by which notice of exercise of the option must be given, such Fair Market Value shall be determined by the appraisal procedure hereinafter described. Lessee's request for a determination of such Fair Market Value shall not obligate lessee exercises such option, lessee and lessor shall each pay the fees and disbursements of any appraiser appointed by it and shall share equally the fees and expenses of any third appraiser and any other costs and expenses of any appraisal pursuant to this Article while, if lessee does not exercise such option, lessee shall pay all costs and expenses of any appraisal pursuant to this Article. If lessee exercises the Purchase Option, lessee shall pay all costs and expenses of any appraisal pursuant to this Article. If lessee exercises the Purchase Option, lessor shall transfer and convey or cause the transfer and conveyance of the Improvements and the Land to the lessee in accordance with the provisions of Article Twentieth. Such transfer and conveyance shall occur on the Purchase Option Date, unless lessor by written notice to lessee specifies a different date, which date may be not more than thirty (30) days prior to or sixty (60) days after the Purchase Option Date.

     There shall be no closing adjustments, other than for the net rent payable by lessee hereunder for the month for the month in which the Purchase Option Date occurs and other accrued obligations of lessee under this lease.

     If lessor shall be unable to give title or make conveyance as stipulated, lessor shall convey such title as it then has if lessee elects to accept the same. The termination of this Lease prior to exercise of the Purchase Option, or prior to or after exercise of the Purchase Option if such termination is pursuant to Article Twenty-Second shall terminate all rights and obligations of lessor and lessee under this Article. If the Purchase Option has been exercised, then the termination of this lease for any cause except pursuant to Article Twenty-Second shall not terminate the rights and obligations of lessee and lessor under this Article. The Purchase Option shall not be assignable except as part of this Lease.

     In the event of lessee's exercise of the Purchase Option, this Lease shall not terminate, except pursuant to Article Twenty-Second, until the leased premises shall have been conveyed to lessee and the purchase price therefor and all other sums due under this Lease shall have been paid.

     The term "Fair Market Value" as used in this Article shall be determined using the standards then commonly used by professional appraisers in determining fair market value of similarly improved real property in the State of California, and shall mean the aggregate of the fair market value of the Land and the Improvements as if encumbered by this Lease. If the parties hereto fail to agree as to the Fair Market Value as above provided, such question of Fair Market Value, as encumbered by this Lease, shall be submitted to a board of appraisers, three in number, one named by lessor, one named by lessee, and the third named by the two so selected, each of whom shall be a qualified member of the American Institute of Real Estate Appraisers, or any successor of such Institute, or if such organization or successor shall no longer be in existence, a recognized national association or institute of appraisers. If either party shall fail to appoint its respective appraiser within 30 days of the expiration of the four month period referred to in the second paragraph of this Article Thirty-Fourth then the other party may request the American Institute of Real Estate Appraisers to appoint such appraiser, and such two appraisers named by lessor and lessee, or appointed as aforesaid, shall have 20 days to appoint the third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within 20 days of such request, and both parties shall be bound by any appointment so made. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon lessor and lessee as the Fair Market Value of the leased premises, provided that if the lowest and highest amounts then the middle appraisal shall be the Fair Market Value. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

ARTICLE THIRTY-FIFTH (Payment pursuant to Schedule C):

In the event of termination of this Lease for any reason whatsoever prior to the end of the original term, including without limitation pursuant to Articles Eighteenth, Nineteenth, Twenieth or Twenty-Second, lessee shall immediately pay to lessor upon such termination (a) all rent allocable to the rental month during which the termination occurs, prorated from the beginning of the rental month to the date of termination, and (b) in addition to all other sums due from lessee to lessor hereunder upon termination of this lease, except in the event of termination by reason of lessor's acceptance of lessee's




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

rejectable offer pursuant to Articles Eighteenth, Nineteenth or Twentieth, the applicable amount set forth on Schedule C.

     Notwithstanding anything else to the contrary contained in this Lease, the obligations of lessee under this Article Thirty-Fifth to pay prorated rent allocable to the month during which this Lease terminates, and to pay the Schedule C amount if applicable shall survive termination of this Lease for any reason whatsoever.

ARTICLE THIRTY-SIXTH (Lessor's liability limited):

Neither the lessor nor any individual partner, trustee, stockholder, officer, director, employee or beneficiary of lessor shall have any personal liability for the performance or observance of lessor's obligations hereunder, and lessee shall look solely to lessor's interest in the leased premises in pursuit of its remedies upon an event of default by lessor hereunder.

ARTICLE THIRTY-SEVENTH (Intentionally deleted)

ARTICLE THIRTY-EIGHTH (Perpetuities):

If the Rule Against Perpetuities or any rule of law with respect to the restitution or alienation of property shall limit the time within which such rule may apply must be exercised not later than the expiration of 20 years after the death of the last survivor of the following persons: Peter G. Cogan, Pamela
E. Cogan and Jonathan C. Cogan, minor children of John Kimball, Jr. of Topsfield, Massachusetts; one David Dolan, Anne Dolan, Mary Dolan, Benedict Dolan, Elizabeth Dolan of Winchester, Massachusetts.

     In Witness Wherof, lessor and lessee have caused their respective names to be hereunto subscribed and lessee has caused its corporate seal to be hereunto affixed by its officer thereunto duly authorized.

                        SUNSET PARK WEST LIMITED PARTNERSHIP,

                        By: Linnaeus-Phoenix Associates
                            Limited Partnership,
                            A Massachusetts limited partnership, General Partner

                        By:

                            General Partner


                        AVCO FINANCIAL SERVICES, INC.,
                            A Delaware corporation

                        By:

                            Its Senior Vice President



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

SCHEDULE A

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, CITY OF IRVINE AND IS DESCRIBED AS FOLLOWS:

PARCEL 1 AS SHOWN ON A MAP NO. 81-604 RECORDED IN BOOK 170, PAGES20 AND 21 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER, INCLUDING FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH SHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS, AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN,REPAIR DEEPEN, AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER FIVE HUNDRED FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED IN THE DEED RECORDED APRIL 29, 1970 IN BOOK 9277 PAGE 256, OFFICIAL RECORDS.

ALSO EXCEPT ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS, AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEROF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN REPAIR, DEEPEN, AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT HOWEVER, THE RIGHT TO DRILL, MINE STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER FIVE HUNDRED FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED AS RESERVED IN THE DEED FROM IRVINE INDUSTRIAL

                                 SCHEDULE A-1

COMPLEX, A CALIFORNIA CORPORATION, RECORDED OCTOBER 26, 1973, IN BOOK 10963, PAGE 158 OF OFFICIAL RECORDS.

SCHEDULE A-1

1. GENERAL AND SPECIAL TAXES, a lien, not yet due and payable. For Fiscal Year:
   1983-84
2. THE LIEN OF SUPPLEMENTAL TAXES, IF ANY, ASSESSED PURSUANT TO THE PROVISIONS OF CHAPTER 49B, STATUTES IF 1983 OF THE STATE OF CALIFORNIA.
3. EASEMENT, and incidents thereto,
In Favor of : THE COUNTY OF ORANGE
Recorded, Official Records: MARCH 17, 1964
Book/Reel :  6965
Page/Image:  721
Series/Instument No.: 14543
Purpose   :  AVIGATION
Affects   :  SAID LAND

4. COVENANTS, CONDITIONS AND RESTRICTIONS, omitting restrictions, if any, based on race, color, religion or national origion, as contained in isntrument,
Recorded, Official Records: ,au 21, 1965
Book/ Reel:  7529
Page/Image:  600
Series/Instrument No.:  16662
Containing Mortgagee Protection Clause    :  YES
Containing Express forfeiture or reversion:  NO

5. COVENANTS, CONDITIONS AND RESTRICTIONS, omitting restrictions, if any, based on race, color, religion or nation origin, as contained in instrument,
Recorded, Official Records: July 6, 1971
Book/Reel :  9707
Page/Image:  825
Series/Instrument No.: 3871
Containing Mortgagee Protection Clause    :  YES
Containing Express forfeiture or reversion:  NO

6. LACK OF RIGHTS of access to and from the public street: said rights having been relinquished by the provisions of the dedication statement as shown on the filed map of said subdivision.
Street Name:  MAIN STREET
Affects    :  THE SOUTHWESTERLY LINE OF PARCELS 14 AND 15
              OF PARCEL MAP 130 PAGES 46-49 EXCEPT AT DRIVE
              ENTRY LOCATIONS

7.  EASEMENT SHOWN ON FILED MAP, and incidents thereto,

Purpose:  PUBLIC UTILITY
Affects: THOSE PORTIONS OF SAID LAND 3 FEET IN WIDTH ADJACENT TO CARTWRIGHT ROAD AND DA VINCI. AS SHOWN ON PARCEL MAP IN BOOK 130 PAGES 46-49

8.  EASEMENT SHOWN ON FILED MAP, and incidents thereto,
Purpose:  PUBLIC UTILITY
Affects:  THE SOUTHWESTERLY 15 FEET OF PARCEL 14.   AS SHOWN ON PARCEL MAP IN
BOOK 130 PAGES 46-49

9. RESTRICTIONS, omitting restrictions, if any, based on race, color, religion or national origin, as contained in daad,
Recorded, Official Records: OCTOBER 26, 1973
Book/Reel :  10963
Page/Image:  158
Series/Instrument No.:  26017
Containing Mortgagee Protection Clause    :  YES
Containing Express forfeiture or reversion:  YES

10.  EASEMENT, and incidents thereto,
In Favor of : SOUTHERN CALIFORNIA EDISON COMPANY, A CORPORATION
Recorded, Official Records: NOVEMBER 18, 1974
Book/Reel  : 11289
Page/Image : 662
Series/Instrument No.: 14326
Purpose    : PUBLIC UTILITY
Affects    : AS FOLLOWS:

A STRIP OF LAND FOUR (4) FEET IN WIDTH LYING WITHIN PARCEL 4 AS SHOWN ON A MAP FILED IN BOOK 44, PAGE 47 OF PARCEL MAPS, IN THE OFFICE OF THE RECORDER OF SAID ORANGE COUNTY, THE SOUTHWESTERLY LINE OF SAID STRIP DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHEASTERLY LINE OF MAIN STREEET 100 FEET WIDE WHICH POINT IS LOCATED NORTH 61' 11' 45" WEST 67 FEET MEASURED FROM THE SOUTHEASTERLY LINE OF SAID PARCEL 4; THENCE NORTH 61' 11' 45" WEST A DISTANCE OF 8 FEET.

11.  EASEMENT, and incidents thereto,
In Favor of: THE PACIFIC TELEPHONE AND TELEGRAPH COMPANY Recorded, Official
Records: DECEMBER 14, 1979
Book/Reel  :  13434
Page/Image :  1946
Series/Instrument No.: 20175
Purpose  : PUBLIC UTILITY

Affects: A STRIP OF LAND 3 FEET IN WIDTH ADJACENT TO CARTWRIGHT ROAD AND DAVINCI

12. EASEMENT, and incidents thereto,
In Favor of: THE PACIFIC TELEPHONE AND TELEGRAPH COMPANY
Recorded, Official Records: DECEMBER 14, 1979
Book/Reel:  13434
Page/Image:  1949
Series/Instrument No.:  20176
Purpose:  PUBLIC UTILITY
Affects:  AS FOLLOWS:

THE SOUTHWESTERLY FOURTEEN FEET OF SAID PARCEL 14, SAID FOURTEEN FOOT EASEMENT TO BE LENGTHENED OR SHORTENED SO AS TO TERMINATE INTO THE EASTERLY LINE OF CARTWRIGHT ROAD AS IT NOW EXISTS.

13.  EASEMENT, and incidents thereto,
In Favor of: SOUTHERN CALIFORNIA EDISON COMPANY, A CORPORATION
Recorded, Official Records: MAY 3,  1982
Series/Instrument No.: 82-151150
Purpose:  PUBLIC UTILITES
Affects: A STRIP OF LAND 6 FEET WIDE, LYING WITHIN PARCEL 15, AS SHOWN ON A MAP FILED IN BOOK 130, PAGES 46 TO 49, INCLUSIVE, OF PARCEL MAPS IN THE OFFICE OF THE RECORDER OF SAID ORANGE COUNTY, THE CENTERLINE OF SAID STRIP BEING DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF MAIN STREET, 100 FEET WIDE, AS SHOWN ON SAID PARCEL MAP, DISTANT THEREON NORTH 61' 11' 45" WEST 90 FEET FROM THE SOUTHERLY CORNER OF SAID PARCEL; THENCE NORTH 28' 48' 15" EAST 28 FEET.

SCHEDULE B

AVCO FINANCIAL SERVICES, INC.

Lease Years:     # of Months:  Monthly Payment:

1 through 5        60

6 through 8        36

9 through 13       60

14 through 15      24

16 through 20              60

21 through 25              60
                           --
                           300

SCHEDULE C

COMMENCING AT END OF LEASE MONTH
--------------------------------

1.00
2.00
3.00
4.00
5.00
6.00
7.00
8.00
9.00
10.00
11.00
12.00
13.00
14.00
15.00
16.00
17.00
18.00
19.00
20.00
21.00
22.00
23.00
24.00
25.00
26.00
27.00
28.00
29.00
30.00
31.00
32.00
33.00
34.00
35.00

36.00
37.00
38.00
39.00
40.00
41.00
42.00
43.00
44.00
45.00
46.00
47.00
48.00
49.00
50.00
51.00
52.00
53.00
54.00
55.00
56.00
57.00
58.00
59.00
60.00
61.00
62.00
63.00
64.00
65.00
66.00
67.00
68.00
69.00
70.00
71.00
72.00
73.00
74.00
75.00
76.00
77.00
78.00
79.00
80.00
81.00

82.00
83.00
84.00
85.00
86.00
87.00
88.00
89.00
90.00
91.00
92.00
93.00
94.00
95.00
96.00
97.00
98.00
99.00
100.00
101.00
102.00
103.00
104.00
105.00
106.00
107.00
108.00
109.00
110.00
111.00
112.00
113.00
114.00
115.00
116.00
117.00
118.00
119.00
120.00
121.00
122.00
123.00
124.00
125.00
126.00
127.00

128.00
129.00
130.00
131.00
132.00
133.00
134.00
135.00
136.00
137.00
138.00
139.00
140.00
141.00
142.00
143.00
144.00
145.00
146.00
147.00
148.00
149.00
150.00
151.00
152.00
153.00
154.00
155.00
156.00
157.00
158.00
159.00
160.00
161.00
162.00
163.00
164.00
165.00
166.00
167.00
168.00
169.00
170.00
171.00
172.00
173.00

174.00
175.00
176.00
177.00
178.00
179.00
180.00
181.00
182.00
183.00
184.00
185.00
186.00
187.00
188.00
189.00
190.00
191.00
192.00
193.00
194.00
195.00
196.00
197.00
198.00
199.00
200.00
201.00
202.00
203.00
204.00
205.00
206.00
207.00
208.00
209.00
210.00
211.00
212.00
213.00
214.00
215.00
216.00
217.00
218.00
219.00

220.00
221.00
222.00
223.00
224.00
225.00
226.00
227.00
228.00
229.00
230.00
231.00
232.00
233.00
234.00
235.00
236.00
237.00
238.00
239.00
240.00
241.00
242.00
243.00
244.00
245.00
246.00
247.00
248.00
249.00
250.00
251.00
252.00
253.00
254.00
255.00
256.00
257.00
258.00
259.00
260.00
261.00
262.00
263.00
264.00
265.00

266.00
267.00
268.00
269.00
270.00
271.00
272.00
273.00
274.00
275.00
276.00
277.00
278.00
279.00
280.00
281.00
282.00
283.00
284.00
285.00
286.00
287.00
288.00
289.00
290.00
291.00
292.00
293.00
294.00
295.00
296.00
297.00
298.00
299.00
300.00

SCHEDULE D
----------

AVCO FINANCIAL SERVICES, INC.

RENEWAL OPTIONS:    # of Months:  Monthly Payment:

1                             60

2                             60

3                             60

4                             60

5                             60

6                             60
--------------------------------

                             360

                                  EXHIBIT "L"

                                   NOT USED

                                  EXHIBIT "M"

                                MUST TAKE SPACE

         On or before 10/01/2000, the 1,463 RSF set forth in Exhibit "A" shall be added to the Premises. The Monthly Rent set forth in Exhibit "E" shall be increased by an amount equal to the then current Monthly Rent/RSF for the Premises as set forth in Exhibit E multiplied by the RSF of the Must Take Space. Sublessee's Share shall be increased in accordance with the provisions of Exhibit "I" and Additional Rent, if any, increased accordingly. All other terms and conditions of this Sublease shall remain in full force and effect.